As filed with the Securities and Exchange Commission on April 15, 2022

Registration No. 333-260931

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

To

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Tenon Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3841	45-5574718
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

104 Cooper Court

Los Gatos, CA 95032

(408) 649-5760

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Steven M. Foster

Chief Executive Officer and President

Tenon Medical, Inc.

104 Cooper Court

Los Gatos, CA 95032

(408) 649-5760

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross D. Carmel, Esq.	Ralph V. De Martino, Esq
Jeffrey P. Wofford, Esq.	Cavas Pavri, Esq
Carmel, Milazzo & Feil LLP	Schiff Hardin LLP
55 West 39th Street, 18th Floor	901 K Street, NW #700
New York, New York 10018	Washington, DC 20001
Telephone: (212) 658-0458	Telephone: 202-778-6400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 15, 2022

PRELIMINARY PROSPECTUS

4,000,000 Shares of Common Stock

This is an initial public offering of 4,000,000 shares of Tenon Medical, Inc. common stock, par value, $0.001 per share at an assumed offering price of $5.00 per share, the midpoint of a range between $4.50 and $5.50 per share. Prior to this offering, there has been no public market for our common stock. We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “TNON” which listing is a condition to this offering.

We intend to use the proceeds from this offering for sales and marketing activities, including training clinicians to use our products and clinical studies, and general corporate purposes, including working capital. See “Use of Proceeds.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 14 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and we have elected to comply with certain reduced public company reporting requirements.

		Per Share		Total
Initial public offering price	$	[*]	$	[*]
Underwriting discounts and commissions (1)	$	[*]	$	[*]
Proceeds, before expenses, to us	$	[*]	$	[*]

1

(1)	Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering, payable to The Benchmark Company, LLC, as representative of the underwriters, or the reimbursement of certain expenses of the underwriters. See “Underwriting” beginning on page 102 of this prospectus for additional information regarding underwriting compensation.

In addition to the underwriting discounts listed above and the non-accountable expense allowance described in the footnote, we have agreed to issue upon the closing of this offering to The Benchmark Company, LLC, as representative of the underwriters, warrants that will expire on the fifth anniversary of the commencement date of sales in this initial public offering entitling the representative to purchase 3% of the number of shares of common stock sold in this offering. The registration statement of which this prospectus is a part also covers the underwriters’ warrants and the common shares issuable upon the exercise thereof. For additional information regarding our arrangement with the underwriters, please see “Underwriting” beginning on page 102.

The underwriters expect to deliver the shares against payment on [*], 2022.

The Benchmark Company LLC	Valuable Capital Limited

Prospectus dated [*], 2022

2

Through and including [*], 2022 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we, nor the underwriters, have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, or any free writing prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

●	all references to the “Tenon,” the “Company,” the “registrant,” “we,” “our,” or “us” in this prospectus mean Tenon Medical, Inc.;

3

●	assumes an initial public offering price of our common stock of $5.00 per share, the midpoint of the estimated range of $4.50 to $5.50 per share;

●	all common stock and per share of common stock information in this prospectus gives effect to a 1-for-2 reverse stock split of our common stock, which became effective as of April 6, 2022.

●	“year” or “fiscal year” means the year ending December 31st; and

●	all dollar or $ references, when used in this prospectus, refer to United States dollars.

Market Data

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. To our knowledge, certain third-party industry data that includes projections for future periods does not consider the effects of the worldwide coronavirus pandemic. Accordingly, those third-party projections may be overstated and should not be given undue weight. We have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry, have not been independently verified. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. We are, however, liable for the information in the prospectus related to the market and industry data.

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Unless the context otherwise requires, references in this prospectus to “Tenon,” “Tenon Medical,” “the Company,” “our company,” “we,” “us” and “our” refer to Tenon Medical, Inc.

About our Company

Tenon Medical, Inc. (“Tenon”), a medical device company formed in 2012, has developed a proprietary, U.S. Food and Drug Administration (“FDA”) cleared surgical implant system, which is designed to optimize sacroiliac joint (“SI-Joint”) fixation / fusion surgery and corresponding outcomes. Tenon is preparing a national launch of this system to address the greatly underserved market opportunity that exists in this space.

The Opportunity

We estimate that over 30 million American adults have chronic lower back pain. Published clinical studies have shown that 15% to 30% of all chronic lower back pain is associated with the SI-Joint. For patients whose chronic lower back pain stems from the SI-Joint, our early clinical experience indicates the system to be introduced by Tenon could be beneficial for patients who are properly diagnosed and screened for surgery by trained healthcare providers.

Based on market research and internal estimates, Tenon believes the potential market for surgical intervention of the SI-Joint to be 279,000 procedures annually in the US alone, for a potential annual market of more than $2.2 billion. These estimates are driven by coding data for SI-Joint injections to treat pain and informed assumptions relative to surgical intervention candidacy.

4

In 2019, approximately 475,000 patients in the United States were estimated to have received an aesthetic injection to temporarily alleviate pain emanating from the SI-Joint and/or to diagnose SI-Joint pain. Additionally, several non-surgical technologies have been introduced in the past 10 years to address patients who do not respond to injection therapy, including systemic oral medications and opioids.

To date, the penetration of a surgical solution for this market has been relatively low (5-7%). We believe this is due to complex surgical approaches and suboptimal implant design of existing options. The penetration of this market with an optimized surgical solution is Tenon’s focus.

We believe the SI-Joint is the last major joint to be successfully addressed by the orthopedic implant industry. Studies have shown that disability resulting from disease of the SI-Joint is comparable to the disability associated with several other serious orthopedic conditions, such as knee and hip arthritis and degenerative disc disease, each of which has surgical solutions where an implant is used, and a multi-billion-dollar market exists.

The SI-Joint

The SI-Joint is a strong weight bearing synovial joint situated between the lumbar spine and the pelvis and is aligned along the longitudinal load bearing axis of the human spine when in an upright posture. It functions as a force transfer conduit where it transfers axial loads bi-directionally from the spine to the pelvis and lower extremities and allows forces to be transmitted from the extremities to the spine. It also provides load sharing between the hip and spine to contribute towards attenuation of impact shock and stress from activities of daily living.

The SI-Joint is a relatively immobile joint that connects the sacrum (the spinal segment that is attached to the base of the lumbar spine at the L5 vertebra) and the ilium of the pelvis. Each SI-Joint is approximately 2mm wide and irregularly shaped.

Motion of the SI-Joint features vertical shear and rotation. Although the rotational forces about the SI-Joint are relatively low, repetitive motions created by daily activities such as walking, jogging, twisting at the hips, and jumping can increase the stresses on the SI-Joint. If the SI-Joint is compromised through injury or degeneration, the load bearing and motion restraints from the surrounding anatomical structures of the SI-Joint will be compromised resulting in abnormal stress transfers across the joint to these structures, thereby further augmenting the degenerative cascade of the SI-Joint. Eventual pain and cessation of an individual’s normal activities due to a painful and unstable SI-Joint have led to an increase in the recent development of SI-Joint stabilization devices.

Non-Surgical Treatment of Sacroiliac Joint Disease

Several non-surgical treatments exist for suspected sacroiliac joint pain. These conservative steps often provide desired relief for the patient. Non-surgical treatments include:

•	Drug Therapy: including opiates and non-steroidal anti-inflammatory medications.

•	Physical Therapy: which can involve exercises as well as massage.

•	Intra-Articular Injections of Steroid Medications: which are typically performed by physicians who specialize in pain treatment or anesthesia.

•	Radiofrequency Ablation: or the cauterizing of the lateral branches of the sacral nerve roots.

•	When conservative steps fail to deliver sustained pain relief and return to quality of life, specific diagnostic protocols are utilized to explore if a surgical option should be considered

5

Diagnosis

Historically, diagnosing pain from the SI-Joint was not routinely a focus of orthopedic or neurosurgery training during medical school or residency programs. Due to its invasiveness, post-operative pain, and muscle disruption along with a difficult procedure overall, the open SI-Joint fusion procedure was rarely taught in these settings.

The emergence of various SI Joint surgical technologies has generated a renewed discussion of SI-Joint issues. Of particular focus is the diagnostic protocol utilized to properly select patients for SI Joint surgery. Patients with low back pain typically start with primary care physicians who often refer to pain specialists. Here, the patient will go through traditional physical therapy combined with oral medications (anti-inflammatory, narcotic, etc.). If the patient fails to respond to these steps the pain specialist may move to therapeutic injections of the SI Joint. These injections may serve to lessen inflammation to the point that the patient is satisfied. However, the impact from these injections is often transient. In this case the patient is often referred to a trained physician to determine if the patient may be a candidate for surgical intervention. A series of provocative tests in clinic, combined with a specific injection protocol to isolate the SI-Joint as the pain generator is then utilized to confirm the need for surgical intervention. Published literature has shown this technique to be a very effective step to determine the best treatment to alleviate pain.

Limitations of Existing Treatment Options

Surgical fixation and fusion of the SI-Joint with an open surgical technique was first reported in 1908, with further reports in the 1920s. The open procedure uses plates and screws, requires a 6 to 12-inch incision and is extremely invasive. Due to the invasiveness and associated morbidity, the use of this procedure is limited to cases involving significant trauma, tumor, etc.

Less invasive surgical options along with implant design began to emerge over the past 15 years. These options feature a variety of approaches and implant designs and have been met with varying degrees of adoption. Lack of a standard and accepted diagnostic approach, complexity of approach, high morbidity of approach, abnormally high complication rates and inability to radiographically confirm fusion have all been cited as reasons for low adoption of these technologies.

6

Commercialization

Tenon is planning a commercial launch of The CATAMARAN™ SIJ Fusion System (“The CATAMARAN System”) to address what we believe is a large market opportunity. The CATAMARAN System includes instruments and implants designed to prepare and fixate the SI-Joint for fusion. The CATAMARAN System is distinct from other competitive offerings in the following ways:

•	Posterior / Inferior Sacroiliac Fusion Approach

•	Reduced Approach Morbidity

•	Direct And Visualized Approach to the SI Joint

•	Single Implant “One and Done” Technique

•	Insertion Trajectory Away from the Neural Foramen

•	Autologous Bone Grafting in the Ilium, Sacrum and Bridge

•	Radiographic Confirmation of Bridging Bone Fusion of the SI Joint

The fixation device and its key features are shown below:

Key Features

“Pontoon” in the ilium

“Pontoon” in the sacrum

“Pontoons and Bridge” filled with autologous bone from drilling process

Leading edge osteotome creates defect and facilitates ease of insertion

The CATAMARAN System is a singular implant designed with several proprietary components which allow for it to be explicitly formatted to address the SI Joint with a single approach and implant. We refer to this as the “One and Done” feature of the implant. This contrasts with several competitive implant systems that require multiple approach pathways and implants to achieve fixation. In addition, the posterior/inferior approach is designed to be direct to the joint and through limited anatomical structures which may minimize the morbidity of the approach. The implant features a patented dual pontoon open cell design which enables the clinician to pack the pontoons with the patient’s own autologous bone designed to promote bone fusion across the joint. The CATAMARAN System is designed specially to resist vertical shear and rotation of the joint in which it was implanted, helping stabilize the joint in preparation for eventual fusion.

The instruments we have developed are proprietary to The CATAMARAN System and specifically designed to facilitate a Posterior Inferior approach that is unique to the system.

Tenon also has developed a proprietary 2D placement protocol as well as a protocol for 3D navigation utilizing the latest techniques in spine surgery. These Tenon advancements are intended to further enhance the safety of the procedure and encourage more physicians to adopt the procedure.

Coinciding with our commercial launch, Tenon will initiate various post marketing clinical studies in accordance with FDA cleared indications for use. Since we have already received FDA 510(k) clearance to market The CATAMARAN System, our clinical study activities will be focused on capturing post-market safety and efficacy data. Preliminary plans for clinical study evaluations may include a longitudinal cohort study design with approximately 200 patients. Clinical study endpoints may include but are not limited to length of surgical procedure, blood loss, post-op pain, length of stay, duration of non-weight-bearing post-op, radiographic confirmation of fusion and surgical complication rates. Statistical analysis plans may be designed to demonstrate non-inferiority to historical control, as reported in published literature, which may be used for submission to peer reviewed articles / posters / presentations and the like.

For a description of the challenges, we face and the risks and limitations that could harm our prospects, see “Summary Risk Factors” and “Risk Factors.”

Recent Developments

Warrants. On December 31, 2020, the Company issued to Exchange Listing, LLC 5-year warrants to purchase 25,000 shares of our common stock at an exercise price $5.20 per share. Exchange Listing, LLC has registration rights with respect to the shares underlying the warrants.

2021 Financings

•	On January 27, 2021 we issued a Promissory Note in the principal amount of $130,560 to Wilson Sonsini Goodrich & Rosati, Professional Corporation (the “WSGR Note”). The WSGR Note bears interest at 3% per annum and is due on the earlier of (x) July 27, 2021, (y) the closing of a debt or equity financing of at least $1,000,000 and (z) the closing of a change in control transaction. The interest rate on the WSGR Note increases to 5% per annum if all principal and interest is not paid when due. The WSGR Note was paid in full in May 2021.

7

•	On April 30, 2021 we issued the following convertible promissory notes: (i) $170,000 Convertible Promissory Note issued to Phoenix DeVentures Inc., which accrues interest at 8% per annum from April 30, 2021 and is due on December 31, 2021 (the “Phoenix Note 1”); (ii) $117,530 Amended and Restated 2015 Convertible Promissory Note issued to Phoenix DeVentures Inc. (the “Phoenix Note 2), which accrues interest at 8% per annum from January 1, 2016 and is due on April 30, 2022; (iii) $40,000 Convertible Promissory Note issued to Phoenix DeVentures Inc., which accrues interest at 8% per annum from April 30, 2021 and is due on December 31, 2021 (the “Phoenix Note 3”); and (iv) $70,000 Amended and Restated 2019 Convertible Promissory Note issued to Khalid Mentak (the “Mentak Note” and together with the Phoenix 1 Note, the Phoenix 2 Note and the Phoenix 3 Note, the “April 30 Notes”), which accrues interest at 8% per annum from October 12, 2019 and is due on April 30, 2022. Principal and interest is due in full at maturity on the April 30 Notes and are not prepayable. In January 2022 the maturity date on Phoenix Notes 1 and 3 were extended to December 31, 2022.

•	On May 3, 2021 we issued the following convertible promissory notes to Paul Orofino: (i) $200,000 Amended and Restated 2019 Convertible Promissory Note (the “Orofino Note 1”), which accrues interest at 8% per annum from November 20, 2020 and is due on May 3, 2022; (ii) $50,000 Amended and Restated Promissory Note (the “Orofino Note 2 and together with the Orofino Note 1, the “May 3 Notes”), which accrues interest at 8% per annum from October 21, 2019 and is due on May 3, 2022. Principal and interest is due in full at maturity on the May 3 Notes. The May 3 Notes are prepayable.

•	On May 7, 2021 we issued the $68,359 Amended and Restated 2019 Convertible Promissory Note to Lince Consulting, LLC (the “Lince Note”), which accrues interest at 8% per annum from June 12, 2019 and is due on May 7, 2022. Principal and interest is due in full at maturity on the Lince Note. The Lince Note is prepayable.

•	During the period from May 17, 2021 to July 26, 2021, the Company issued an aggregate $12,177,328 of Convertible Promissory Notes to 125 investors (the “Private Offering Notes” and together with the April 30 Notes, the May 3 Notes and the Lince Note, the “Notes”), which accrues interest at 8% per annum from the date of issuance and are due one year from the date of issuance. Principal and interest is due in full at maturity on the Private Offering Notes. The Private Offering Notes are not prepayable without the consent of a majority of the holders.

Immediately prior to the closing of this initial public offering, the Notes will automatically convert into shares of our common stock as follows (assumes interest accrues until April 28, 2022 and any fractional shares have been rounded down to the nearest whole number):

(i)	the April 30 Notes (other than the Phoenix Note 2) and the May 3 Note will in the aggregate convert into 169,484 shares of our common stock, calculated by dividing the aggregate outstanding principal and accrued and unpaid interest on all such Notes by $3.50[1];

(ii)	the Lince Note and the Phoenix Note 2 will in the aggregate convert into 65,207 shares of our common stock, calculated by dividing the aggregate outstanding principal and accrued and unpaid interest on such Note by $4.00[2];

(iii)	the Private Offering Notes will convert into 3,714,284 shares of our common stock calculated by dividing the outstanding principal and accrued and unpaid interest on the Private Offering Notes by $3.50[3].

Recent issuances of Options and Restricted Stock under 2012 Equity Incentive Plan (the “Plan”)

•	In May 2021 we made eleven grants of non-statutory options to purchase in aggregate 393,798 shares of our common stock under the Plan at an exercise price of $5.20 per share. The options are subject to three-year monthly vesting at a rate of 1/36th per month and expire in May 2031.

•	In July 2021 we made three grants of non-statutory options to purchase in aggregate 182,022 shares of our common stock and two grants of incentive stock options to purchase in aggregate 40,083 shares of our common stock under the Plan at an exercise price of $7.06 per share. The options vest monthly over a three-year period at the rate of 1/36th per month (except for 12,500 which vests at a rate of 1/24th per month). The options expire in July 2031.

•

In August 2021 we granted non-statutory options to 2 individuals to purchase in aggregate 13,500 shares of our common stock and we granted incentive stock options to 2 individuals to purchase in aggregate 7,500 shares of our common stock under the Plan at an exercise price of $7.06 per share. Three of these options vest 33% on the first anniversary with the balance of the shares vesting monthly over the next two years and one option is subject to two-year monthly vesting and all options expire on August 10, 2031. We also granted 61,750 of restricted shares of common stock to 3 individuals under the Plan, which vested immediately.

•	In October 2021 we granted non-statutory options to 3 individuals to purchase in aggregate 12,000 shares of our common stock and we granted incentive stock options to 3 individuals to purchase in aggregate 10,000 shares of our common stock under the Plan at an exercise price of $7.50 per share. Three of these options vest 33% on the first anniversary with the balance of the shares vesting monthly over the next two years and the remaining options are subject to two-year monthly vesting and all options expire on October 8, 2031.

[1]	70% of the assumed offering price of $5.00 per share.

[2]	80% of the assumed offering price of $5.00 per share.

[3]	the lesser of (x) the quotient obtained by dividing (A) $22,500,000 by (B) our fully diluted capitalization and (y) 70% of the per share assumed initial public offering price of $5.00 per share.

8

National Distribution Agreement. On May 20, 2021, the Company entered into an Amended and Restated Exclusive Sales Representative Agreement (the “SpineSource Sales Agreement”) by and between the Company and SpineSource, Inc. (“SpineSource”) which became effective when the Company paid SpineSource $500,000 for prior services and issued SpineSource 53,757 shares of our common stock (the “SpineSource Shares”). Pursuant to the SpineSource Sales Agreement, the Company appointed SpineSource as its exclusive sales representative for marketing, sales, and support for The CATAMARAN System in the United States and Puerto Rico in exchange for 60% of net sales invoiced by us from product sales that are completed in the United States and Puerto Rico. The SpineSource Sales Agreement has a five-year term and automatically renews for five-year periods unless written notice is provided by either party at least 180 days prior to the expiration of the term. Any extension beyond ten (10) years requires a written agreement. The SpineSource Sales Agreement may also be terminated by the Company if certain minimum sales targets are not achieved by SpineSource as set forth in the SpineSource Sales Agreement. Either party may terminate the SpineSource Sales Agreement for a material breach by the other party, the liquidation, insolvency or bankruptcy of the other party or if the other party ceases to actively engage in the business to which the SpineSource Sales Agreement relates. In connection with the issuance of the SpineSource Shares, the Company entered into the Common Stock Purchase Agreement with SpineSource dated May 19, 2021 (the “SpineSource Stock Purchase Agreement”), which provides SpineSource with anti-dilution protection that maintains its ownership percentage of the Company, prior to the completion of this initial public offering, at no less than 3% on a fully diluted basis. As of April 15, 2022, SpineSource has been issued 98,204 shares of our common stock, including 44,447 shares of common stock issued pursuant to the anti-dilution protection contained in the SpineSource Stock Purchase Agreement.

Exchange Agreement. On October 28, 2021, the Company entered into an Agreement (the “Exchange Agreement”) with Zuhlke Ventures AG (“ZV”), the minority shareholder of Tenon Technology AG (“TTAG”), the Company’s Swiss subsidiary. Pursuant to the Exchange Agreement, ZV agreed to exchange 574,033 shares of Series A Preferred Stock issued by TTAG, representing all of its ownership interest in TTAG for Tenon Series A Convertible Preferred Stock (“Tenon Series A Preferred Stock”), representing 24% ownership interest in the Company on a fully diluted basis, taking into account (i) all outstanding shares of common stock of the Company; (ii) shares issuable upon conversion or exchange of all of the Company’s securities directly or indirectly convertible into or exchangeable for our common stock and the exercise of all outstanding options or warrants; and (iii) the shares of our common stock that are reserved, but neither issued nor the subject of outstanding awards, under any Company equity incentive or similar plan. Pursuant to the terms of the Exchange Agreement, the Company has issued ZV 2,550,763 shares of Tenon Series A Preferred Stock. ZV’s shares of Tenon Series A Preferred Stock are subject to anti-dilution protection that maintains ZV’s 24% ownership interest in the Company, excluding any shares issued by the Company in an initial public offering or a qualified offering of at least $5,000,000 at a per share price of at least $3.3737. The anti-dilution protection terminates upon the earlier of (i) the closing of this initial public offering; (ii) the conversion of the Private Offering Notes; (iii) the repayment of the Private Offering Notes in the case of a change in control of the Company; or (iv) the liquidation of the Company. Also, pursuant to the terms of the Exchange Agreement, the Company repaid the convertible note between TTAG and ZV in full in the amount of approximately $114,000, including accrued interest.

Approval of 2022 Equity Incentive Plan. In January and February of 2022 our board of directors and our shareholders approved our 2022 Equity Incentive Plan (the “2022 Plan”). The 2022 Plan governs equity awards to our employees, directors, officers, consultants and other eligible participants. Initially, the maximum number of shares of our common stock that may be subject to awards under the 2022 Plan is equal to (i) 1,600,000 plus (ii) the lesser of (a) 750,000 shares of our common stock and (b) the number of shares of our common stock subject to awards granted under the 2012 Plan that after the 2012 Plan is terminated are cancelled, expired or otherwise terminated without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest. The maximum number of shares that are subject to awards under the 2022 Plan is subject to an annual increase equal to the lesser of (i) 1,100,000 shares of our common stock; (ii) a number of shares of our common stock equal to 4% of the prior year’s maximum number or (iii) such number of shares of our common stock as determined by the 2022 Plan administrator. The 2022 Plan will not be effective until the day prior to the effective date of registration statement related to this initial public offering. For a more detailed description of the 2022 Plan see “Description of Securities—2022 Equity Incentive Plan.”

Reverse Stock Split. On April 6, 2022, we effected a 1-for-2 reverse stock split of our issued and outstanding common stock (the “Reverse Stock Split”) by filing on such date an amendment of the Company’s Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware. No fractional shares were issued as a result of a Reverse Stock Split. Any fractional shares that would have resulted from a Reverse Stock Split were rounded up to the nearest whole share. Immediately after the Reverse Stock Split there were 989,954 shares of our common stock outstanding at December 31, 2021. The authorized common stock of the Company was not impacted by the Reverse Stock Split. The Company has retrospectively adjusted the 2021 and 2020 financial statements for profit per share and share amounts as a result of the Reverse Stock Split.

Information Regarding our Capitalization

As of April 15, 2022, we have (i) 989,954 shares of common stock issued and outstanding of which 54.7% are owned by Richard Ginn, our founder, Chief Technology Officer and a director of the Company; (ii) 2,550,763 shares of Tenon Series A Preferred Stock issued and outstanding, each share of which is convertible at any time at the option of the holder for one share of our common stock and automatically converts into 0.5 shares of our common stock immediately prior to the closing of this initial public offering if the initial offering price is at least $4.00 per share and the gross proceeds to the Company from the offering are at least $15,000,000 or at the written request of at least a majority of the holders of shares of Series B Preferred Stock, as applicable, then outstanding (the “Conversion Trigger”); and (iii) 491,222 shares of Series B Preferred Stock (“Tenon Series B Preferred Stock” and together with the Tenon Series A Preferred Stock, the “Preferred Stock”) issued and outstanding, each share of which is convertible at any time at the option of the holder for 0.5 shares of our common stock and automatically converts into one share of our common stock upon the occurrence of the Conversion Trigger. Currently, prior to the conversion of the Preferred Stock, holders thereof have a right to one vote per share voting with our common stock on all matters submitted to the shareholders for a vote. Additional information regarding our issued and outstanding securities may be found under “Market for Common Equity and Related Stockholder Matters” and “Description of Securities.”

Unless otherwise specifically stated, information throughout this prospectus does not assume the exercise of outstanding options or warrants to purchase shares of our common stock.

Corporate Information

Our principal executive offices are located at 104 Cooper Court, Los Gatos, CA 95032. Our website address is www.tenonmed.com. The information included on our website is not part of this prospectus.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

9

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

Summary Risk Factors

Our business is subject to numerous risks and uncertainties, any one of which could materially adversely affect our results of operations, financial condition or business. These risks include, but are not limited to, those listed below. This list is not complete, and should be read together with the section titled “Risk Factors” below:

·	We have incurred losses in the past and may be unable to achieve or sustain profitability in the future;

·	Epidemic diseases, or the perception of their effects have had and could have (or, in the case of the COVID-19 pandemic, will continue to have during its duration) a material adverse effect on our business, financial condition, results of operations, or cash flows;

·	If hospitals, clinicians, and other healthcare providers are unable to obtain and maintain coverage and reimbursement from third-party payors for procedures performed using our products, adoption of our products may be delayed, and it is unlikely that they will gain further acceptance;

·	We may not be able to convince physicians that The CATAMARAN System is an attractive alternative to our competitors’ products and that our procedure is an attractive alternative to existing surgical and non-surgical treatments of the SI-Joint;

10

·	Clinicians and payors may not find our clinical evidence to be compelling, which could limit our sales, and ongoing and future research may prove our products to be less safe and effective than initially anticipated;

·	Pricing pressure from our competitors, changes in third-party coverage and reimbursement, healthcare provider consolidation, payor consolidation and the proliferation of “physician-owned distributorships” may impact our ability to sell our product at prices necessary to support our current business strategies;

·	Practice trends or other factors, including the COVID-19 pandemic, may cause procedures to shift from the hospital environment to ambulatory surgical centers, or ASCs, where pressure on the prices of our products is generally more acute;

·	We operate in a very competitive business environment and if we are unable to compete successfully against our existing or potential competitors, our sales and operating results may be negatively affected and we may not grow;

·	We currently manufacture (through third parties) and sell products used in a single procedure, which could negatively affect our operations and financial condition;

·	If we are unable to maintain the relationship with our national distributor, SpineSource, and they do not expand their network of independent sales representatives, we may not be able to generate anticipated sales;

·	We may become dependent on a limited number of contract manufacturers, some of them single-source and some of them in single locations, for our product, and the loss of any of these contract manufacturers, or their inability to provide us with an adequate supply of products in a timely and cost-effective manner, could materially adversely affect our business;

·	We and our contract manufacturers are subject to extensive governmental regulation both in the United States and abroad, and failure to comply with applicable requirements could cause our business to suffer;

·	We and our national distributor along with their independent sales representatives must comply with U.S. federal and state fraud and abuse laws, including those relating to physician kickbacks and false claims for reimbursement;

·	If we are unable to protect the confidentiality of our trade secrets, our business and competitive position could be harmed;

·	We may incur product liability losses, and insurance coverage may be inadequate or unavailable to cover these losses;

11

·	We are increasingly dependent on information technology, and our systems and infrastructure face certain risks, including cybersecurity and data leakage risks;

·	The medical device industry is characterized by patent litigation and we could become subject to litigation that could be costly, result in the diversion of management’s time and efforts, require us to pay damages, and/or prevent us from developing or marketing our existing or future products;

·	Our business could suffer if we lose the services of key members of our senior management, key advisors or personnel;

·	Various factors outside our direct control may adversely affect manufacturing and distribution of our product;

·	We may seek to grow our business through acquisitions of or investments in new or complementary businesses, products or technologies, and the failure to manage acquisitions or investments, or the failure to integrate them with our existing business, could have a material adverse effect on us;

·	Our ability to protect our intellectual property and proprietary technology is uncertain;

·	The size and future growth in the market for the SI-Joint fixation market have not been established based on market reports and our estimates are based on our own review and analysis of public information and may be smaller than we estimate, possibly materially. In addition, our estimates of cost savings to the economy and healthcare system as a result of The CATAMARAN System procedure are based on our internal estimates and market research and could also be smaller than we estimate, possibly materially. If our estimates and projections overestimate the size of this market or cost savings, our sales growth may be adversely affected;

·	We have a limited operating history and may face difficulties encountered by early-stage companies in new and rapidly evolving markets;

·	Our failure to adequately protect personal information in compliance with evolving legal requirements could harm our business; and
·	Geopolitical conditions, including trade disputes and direct or indirect acts of war or terrorism, could have an adverse effect on our operations and financial results.

12

SUMMARY OF THE OFFERING

Common stock offered by us	4,000,000 shares.

Common stock outstanding prior to the offering(1)	989,954 shares of common stock.

Common stock to be outstanding after the offering(2)(3)	12,053,372

Use of Proceeds	We currently intend to use the net proceeds to us from this offering to hire additional employees, commence the commercial launch of our product including training clinicians on The CATAMARAN System procedure, initiating clinical marketing studies that are focused on capturing post-market safety data, gathering system feedback and initiating product refinements, other sales and marketing activities and for working capital and general corporate purposes. See the section of this prospectus titled “Use of Proceeds” beginning on page 50.

Proposed Listing	We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “TNON” which listing is a condition to this offering.

Underwriters’ warrants	Upon the closing of this offering, we have agreed to issue to The Benchmark Company LLC as representative of the underwriters, warrants that will expire on the fifth anniversary of the commencement date of sales in this offering, entitling the representative to purchase 3% of the number of shares of common stock sold in this offering. The registration statement of which this prospectus is a part also covers the underwriters’ warrants and the common shares issuable upon the exercise thereof. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Lock-up agreements	We and our executive officers, directors and certain of our stockholders have agreed with the underwriters not to sell, transfer or dispose of any shares or similar securities for 180 days following the effective date of the registration statement for this offering. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 14 of this prospectus before deciding whether or not to invest in shares of our common stock.

(1)	As of April 15, 2022.

(2)	Includes (i) 435,773 shares issued to SpineSource pursuant to a common stock purchase agreement which entitles them to maintain at least a 3% ownership interest in the Company on a fully diluted basis until the closing of this initial public offering; (ii) 85,650 shares of our common stock issued to Exchange Listing, LLC at the closing of this initial public offering in exchange for consulting services and (iii) 3,948,975 shares of our common stock that are to be issued prior to the closing of this offering as a result of the conversion of our convertible promissory notes; (iv) 2,445,610 shares of our common stock that will be issued prior to the closing of this offering as a result of the conversion of Tenon Series A Preferred Stock and (v) 245,614 shares of our common stock that may be issued prior to the closing of this offering as a result of the conversion of Tenon Series B Preferred Stock.

(3)	Does not include (i) 727,391 shares of our common stock issuable pursuant to options granted pursuant to our equity incentive plan; (ii) 25,000 shares of our common stock underlying a warrant issued to Exchange Listing, LLC and (iii) 120,000 shares of our common stock issuable upon the exercise of the underwriters’ warrants.

On April 6, 2022, we effected a 1-for-2 reverse stock split of our issued and outstanding shares of common stock. Except as otherwise indicated, all of the common stock information in this prospectus gives effect to the reverse stock split.

13

RISK FACTORS

Our business is subject to many risks and uncertainties, which may affect our future financial performance. If any of the events or circumstances described below occur, our business and financial performance could be adversely affected, our actual results could differ materially from our expectations, and the price of our stock could decline. The risks and uncertainties discussed below are not the only ones we face. There may be additional risks and uncertainties not currently known to us or that we currently do not believe are material that may adversely affect our business and financial performance. You should carefully consider the risks described below, together with all other information included in this prospectus including our financial statements and related notes, before making an investment decision. The statements contained in this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and investors in our securities may lose all or part of their investment.

Risks Related to Our Business and Operations

We have incurred losses in the past and may be unable to achieve or sustain profitability in the future.

To date, we have financed our operations primarily through the issuance of equity, convertible notes issued by our Swiss subsidiary and most recently by convertible notes issued by Tenon. We have devoted substantially all of our resources to research and development, clinical and regulatory matters for our products. There can be no assurances that we will be able to generate sufficient revenue from our existing products or from any future product candidates to transition to profitability and generate consistent positive cash flows. Following this offering, we expect that our operating expenses will continue to increase as we continue to build our commercial infrastructure, develop, enhance, and commercialize our existing and new products and incur additional operating and reporting costs associated with being a public company. As a result, we expect to continue to incur operating losses for the foreseeable future and may never achieve profitability. Furthermore, even if we do achieve profitability, we may not be able to sustain or increase profitability on an ongoing basis. If we do not achieve profitability, it will be more difficult for us to finance our business and accomplish our strategic objectives.

Our recurring losses from operations and negative cash flows raise substantial doubt about our ability to continue as a going concern. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements for the fiscal years ended, December 31, 2021 and 2020, describing the existence of substantial doubt about our ability to continue as a going concern. We believe that the successful completion of this offering or the conversion of all of the Private Offering Notes into common stock prior to this offering will eliminate this doubt and enable us to continue as a going concern; however, if we are unable to raise sufficient capital in this offering or the holders of the Private Offering Notes do not convert the Private Offering Notes in sufficient amounts into our common stock, we may need to obtain alternative financing or significantly modify our operational plans for us to continue as a going concern. Our expected future capital requirements may depend on many factors including expanding our clinician base, increasing the rate at which we train clinicians, the number of additional clinical papers initiated, and the timing and extent of spending on the development of our technology to increase our product offerings. We may need additional funding to fund our operations but additional funds may not be available to us on acceptable terms on a timely basis, if at all. We may seek funds through borrowings or through additional rounds of financing, including private or public equity or debt offerings. If we raise additional funds by issuing equity securities, our stockholders may experience dilution. Any future debt financing into which we enter may impose upon us additional covenants that restrict our operations, including limitations on our ability to incur liens or additional debt, pay dividends, repurchase our common stock, make certain investments, and engage in certain merger, consolidation or asset sale transactions. Any future debt financing or additional equity that we raise may contain terms that are not favorable to us or our stockholders. Furthermore, we cannot be certain that additional funding will be available on acceptable terms, if at all. If we are unable to raise additional capital or generate sufficient cash from operations to adequately fund our operations, we will need to curtail planned activities to reduce costs, which will likely harm our ability to execute on our business plan and continue operations.

14

Epidemic diseases, or the perception of their effects have had and could have (or, in the case of the COVID-19 pandemic, will continue to have during its duration) a material adverse effect on our business, financial condition, results of operations, or cash flows.

Outbreaks of infectious diseases, such as COVID-19, could divert medical resources and priorities towards the treatment of that disease. An outbreak of an infectious disease, or continued escalation of the outbreak of COVID-19 could also negatively affect hospital admission rates and the decision by patients to undergo elective surgery, which could decrease demand for procedures using The CATAMARAN System and cause other disruptions to our business. Business disruptions could include disruptions or restrictions on our ability to travel or to distribute our products, government orders suspending the performance of elective surgical procedures such as The CATAMARAN System, inability of our customers to meet their financial commitments due to strain on the healthcare system, as well as temporary closures of our facilities or the facilities of our suppliers and their contract manufacturers, and a reduction in the business hours of hospitals and ambulatory surgery centers. Any disruption of our contract manufacturers or our customers would likely impact our sales and operating results. In addition, a significant outbreak of an infectious disease in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could affect demand for our products. Any of these events could negatively impact the number of procedures using The CATAMARAN System that are performed and have a material adverse effect on our business, financial condition, results of operations, or cash flows.

COVID-19 may have an adverse impact on the timing and success of the commercialization of The CATAMARAN System and our future operations as a result of preventive and precautionary measures that we may find necessary to take. There are numerous uncertainties associated with this COVID-19 outbreak, including the number of individuals who will become infected, the level of resistance to taking vaccines by significant portions of the population in the United States, the extent of the protective and preventative measures that have been put in place by both governmental entities and other businesses and those that may be put in place in the future, the effect that general availability of vaccines, testing for COVID-19 and antibodies will enable relaxation of protective measures for a subset of the population, and numerous other uncertainties. We intend to continue to execute on our product development and strategic plans during the COVID-19 outbreak. However, the aforementioned uncertainties may result in delays or modifications to our product development and strategic plans.

In addition, the COVID-19 pandemic has adversely affected, and may continue to adversely affect, the economies and financial markets of many countries, which may result in a period of regional, national, and global economic slowdown or regional, national, or global recessions that could curtail or delay spending by hospitals and affect demand for our products as well as increased risk of customer defaults or delays in payments. These market disruptions could impair our ability to raise capital, should our business experience a prolonged period of reduced revenue requiring additional capital to sustain the business. COVID-19 and the current financial, economic, and capital markets environment, and future developments in these and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations, and cash flows. Due to the uncertain scope and duration of the pandemic and uncertain timing of global recovery and economic normalization, we are unable to estimate the long-term impacts on our operations and financial results.

The existence and further duration of the COVID-19 pandemic may also further exacerbate certain of the risks described below.

Practice trends or other factors, including the COVID-19 pandemic, may cause procedures to shift from the hospital environment to ambulatory surgical centers (“ASCs”), where pressure on the prices of our products is generally more acute.

To protect health care professionals involved in surgical care and their patients, we anticipate that more outpatient eligible procedures will be performed in ASCs during the COVID-19 pandemic, and as its acuity declines and the healthcare system returns to a more normalized state. Since patients do not stay overnight in ASCs and COVID-19 patients would not otherwise be treated in ASCs, it is likely that the ASC will be viewed as a safer site of service for patients and health care providers, where the risk of transmission of the novel coronavirus can be more effectively controlled. Because ASC facility fee reimbursement is typically less than facility fee reimbursement for hospitals, we typically experience more pressure on the pricing of our products by ASCs than by hospitals, and the average price for which we sell our products to ASCs is less than the average prices we charge to hospitals. An accelerated shift of procedures using our products to ASCs as a result of the COVID-19 pandemic could adversely impact the average selling prices of our products and our revenues could suffer as a result.

15

If hospitals, clinicians, and other healthcare providers are unable to obtain coverage and reimbursement from third-party payors for procedures performed using our products, adoption of our products may be delayed, and it is unlikely that they will gain further acceptance.

Growing sales of our product depends on the availability of adequate coverage and reimbursement from third-party payors, including government programs such as Medicare and Medicaid, private insurance plans, and managed care programs. Hospitals, clinicians, and other healthcare providers that purchase or use medical devices generally rely on third-party payors to pay for all or part of the costs and fees associated with the procedures performed with these devices.

Adequate coverage and reimbursement for procedures performed with our products is central to the acceptance of our current and future products. We may be unable to sell our products on a profitable basis if third-party payors deny coverage, continue to deny coverage or reduce their current levels of payment, or if our costs for the product increase faster than increases in reimbursement levels.

Many private payors refer to coverage decisions and payment amounts determined by the Centers for Medicare and Medicaid Services, or CMS, which administers the Medicare program, as guidelines for setting their coverage and reimbursement policies. By June 30, 2016, all Medicare Administrative Contractors were regularly reimbursing for minimally invasive and/or open SI-Joint fusion. Private payors that do not follow the Medicare guidelines may adopt different coverage and reimbursement policies for procedures performed with our products. Private commercial payors have been slower to adopt positive coverage policies for minimally invasive and/or open SI-Joint fusion, and many private payors still have policies that treat the procedure as experimental or investigational and do not regularly reimburse for the procedure. Future action by CMS or third-party payors may further reduce the availability of payments to physicians, outpatient surgery centers, and/or hospitals for procedures using our products.

The healthcare industry in the United States has experienced a trend toward cost containment as government and private insurers seek to control healthcare costs. Payors are imposing lower payment rates and negotiating reduced contract rates with service providers and being increasingly selective about the technologies and procedures they choose to cover. There can be no guarantee that we will be able to provide the scientific and clinical data necessary to overcome these policies. Payors may adopt policies in the future restricting access to medical technologies like ours and/or the procedures performed using such technologies. Therefore, we cannot be certain that the procedures performed with each of our products will be reimbursed. There can be no guarantee that, should we introduce additional products in the future, payors will cover those products or the procedures in which they are used.

If the reimbursement provided by third-party payors to hospitals, clinicians, and other healthcare providers for procedures performed using our products is insufficient, adoption and use of our products and the prices paid for our implants may decline.

When a Tenon procedure utilizing The CATAMARAN System is performed, both the clinician and the healthcare facility, a hospital (inpatient or outpatient clinic), submit claims for reimbursement to the patient’s insurer. Generally, the facility obtains a lump sum payment, or facility fee, for SI-Joint fusions. Our products are purchased by the facility, along with other supplies used in the procedure. The facility must also pay for its own fixed costs of operation, including certain operating room personnel involved in the procedure, and other medical services care. If these costs exceed the facility reimbursement, the facility’s managers may discourage or restrict clinicians from performing the procedure in the facility or using certain technologies, such as The CATAMARAN System, to perform the procedure.

16

The Medicare 2021 national average hospital inpatient payment ranges from approximately $25,000 to approximately $59,000 depending on the procedural approach and the presence of Complication and Comorbidity (CC)/Major Complication and Comorbidity (MCC).

The Medicare 2021 national average hospital outpatient clinic payment is $15,888. We believe that insurer payments to facilities are generally adequate for these facilities to offer The CATAMARAN System. However, there can be no guarantee that these facility payments will not decline in the future. The number of procedures performed, and the prices paid for our implants may in the future decline if payments to facilities for SI-Joint fusions decline.

Clinicians are reimbursed separately for their professional time and effort to perform a surgical procedure. Depending on the surgical approach, the incision size, type and extent of imaging guidance, indication for procedure, and the insurer, The CATAMARAN System procedure may be reported by the clinician using any one of the applicable following CPT® codes 27279, 27280, 27299. The Medicare 2021 national average payment for CPT® 27279 is $888 and $1,399 for 27280. CPT® 27299 has no national valuation. Clinicians, however, can present a crosswalk to another procedure believed to be fairly equivalent and/or comparison to a code for which there is an existing valuation.

For some governmental programs, such as Medicaid, coverage and reimbursement differ from state to state, and some state Medicaid programs may not pay an adequate amount for the procedures performed with our products, if any payment is made at all. Similar to Medicaid, many private payors’ coverage and payment may differ from one payer to another as well.

We believe that some clinicians view the current Medicare reimbursement amount as insufficient for the procedure, given the work effort involved with the procedure, including the time to diagnose the patient and obtain prior authorization from the patient’s health insurer when necessary. Many private payors require extensive documentation of a multi-step diagnosis before authorizing SI-Joint fusion for a patient. We believe that some private payors apply their own coverage policies and criteria inconsistently, and clinicians may experience difficulties in securing approval and coverage for sacroiliac fusion procedures. Additionally, many private payors limit coverage for open SI-Joint fusion to trauma, tumors or extensive spine fusion procedures involving multiple levels. The perception by physicians that the reimbursement for SI-Joint fusion is insufficient to compensate them for the work required, including diagnosis, documentation, obtaining payor approval for the procedure, and burden on their office staff, may negatively affect the number of procedures performed and may therefore impede the growth of our revenues or cause them to decline.

We may not be able to convince physicians that The CATAMARAN System is an attractive alternative to our competitors’ products and that our procedure is an attractive alternative to existing surgical and non-surgical treatments of the SI-Joint.

Clinicians play the primary role in determining the course of treatment in consultation with their patients and, ultimately, the product that will be used to treat a patient. In order for us to sell The CATAMARAN System successfully, we must convince clinicians through education and training that treatment with The CATAMARAN System is beneficial, safe, and cost-effective for patients as compared to our competitors’ products. If we are not successful in convincing clinicians of the merits of The CATAMARAN System, they may not use our product, and we will be unable to increase our sales and achieve or grow profitability.

Historically, most spine clinicians did not include SI-Joint pain in their diagnostic work-up because they did not have an adequate surgical procedure to perform for patients diagnosed with the condition. As a result, some patients with lower back pain resulting from SI-Joint dysfunction are misdiagnosed. We believe that educating clinicians and other healthcare professionals about the clinical merits and patient benefits of The CATAMARAN System is an important element of our growth. If we fail to effectively educate clinicians and other medical professionals, they may not include a SI-Joint evaluation as part of their diagnosis and, as a result, those patients may continue to receive unnecessary or only non-surgical treatment.

Clinicians may also hesitate to change their medical treatment practices for other reasons, including the following:

17

•	lack of experience with minimally invasive procedures;

•	perceived liability risks generally associated with the use of new products and procedures;

•	costs associated with the purchase of new products; and

•	time commitment that may be required for training.

Furthermore, we believe clinicians may not widely adopt The CATAMARAN System unless they determine, based on experience, clinical data, and published peer-reviewed publications, that surgical intervention provides benefits or is an attractive alternative to non-surgical treatments of SI-Joint dysfunction. In addition, we believe support of our products relies heavily on long-term data showing the benefits of using our product. If we are unable to provide that data, clinicians may not use our product. In such circumstances, we may not achieve expected sales and may be unable to achieve profitability.

Clinicians and payors may not find our clinical evidence to be compelling, which could limit our sales, and on-going and future research may prove our product to be less safe and effective than initially anticipated.

All of the component parts of The CATAMARAN System have either received premarket clearance under Section 510(k) of the U.S. Federal Food, Drug, and Cosmetic Act, or FDCA, or are exempt from premarket review. The 510(k) clearance process of the U.S. Food and Drug Administration, or FDA, requires us to document that our product is “substantially equivalent” to another 510(k) -cleared product. The 510(k) process is shorter and typically requires the submission of less supporting documentation than other FDA approval processes, such as a premarket approval, or PMA, and does not usually require pre-clinical or clinical studies. Additionally, to date, we have not been required to complete clinical studies in connection with the sale of our product. For these reasons, clinicians may be slow to adopt our product, third-party payors may be slow to provide coverage, and we may be subject to greater regulatory and product liability risks. Further, future patient studies or clinical experience may indicate that treatment with our product does not improve patient outcomes. Such results would slow the adoption of our product by clinicians, significantly reduce our ability to achieve expected sales, and could prevent us from achieving profitability. Moreover, if future results and experience indicate that our product causes unexpected or serious complications or other unforeseen negative effects, we could be subject to mandatory product recalls, suspension, or withdrawal of FDA clearance.

Pricing pressure from our competitors, changes in third-party coverage and reimbursement, healthcare provider consolidation, payor consolidation and the proliferation of “physician-owned distributorships” may impact our ability to sell our product at prices necessary to support our current business strategies.

If competitive forces drive down the prices we are able to charge for our product, our profit margins will shrink, which will adversely affect our ability to invest in and grow our business. The SI-Joint fusion market has attracted numerous new companies and technologies. As a result of this increased competition, we believe there will be continued and increased pricing pressure, resulting in lower gross margins, with respect to our product.

Even to the extent our product and procedures using our product are currently covered and reimbursed by third-party private and public payors, adverse changes in coverage and reimbursement policies that affect our product, discounts, and number of implants used may also drive our prices down and harm our ability to market and sell our product.

We are unable to predict what changes will be made to the reimbursement methodologies used by third-party payors. We cannot be certain that under current and future payment systems, in which healthcare providers may be reimbursed a set amount based on the type of procedure performed, such as those utilized by Medicare and in many privately managed care systems, the cost of our product will be justified and incorporated into the overall cost of the procedure. In addition, to the extent there is a shift from inpatient setting to outpatient settings, we may experience pricing pressure and a reduction in the number of The CATAMARAN System procedures performed.

18

Consolidation in the healthcare industry, including both third-party payors and healthcare providers, could lead to demands for price concessions or to the exclusion of some suppliers from certain of our markets, which could have an adverse effect on our business, results of operations, or financial condition. Because healthcare costs have risen significantly over the past several years, numerous initiatives and reforms initiated by legislators, regulators, and third-party payors to curb these costs have resulted in a consolidation trend in the healthcare industry to aggregate purchasing power. As the healthcare industry consolidates, competition to provide products and services to industry participants has become and will continue to become more intense. This in turn has resulted and will likely continue to result in greater pricing pressures and the exclusion of certain suppliers from important market segments as group purchasing organizations, independent delivery networks, and large single accounts continue to use their market power to consolidate purchasing decisions for hospitals. We expect that market demand, government regulation, third-party coverage, and reimbursement policies and societal pressures will continue to change the worldwide healthcare industry, resulting in further business consolidations and alliances among our customers, which may reduce competition, exert further downward pressure on the price of our product, and adversely impact our business, results of operations, or financial condition. As we continue to expand into international markets, we will face similar risks relating to adverse changes in coverage and reimbursement procedures and policies in those markets.

We operate in a very competitive business environment and if we are unable to compete successfully against our existing or potential competitors, our sales and operating results may be negatively affected and we may not grow.

Upon commercialization of our product, we will likely be subject to intense competition. Many of our potential competitors are major medical device companies that have substantially greater financial, technical, and marketing resources than we do, and they may succeed in developing products that would render our product obsolete or non-competitive. In addition, many of these competitors have significantly longer operating histories and more established reputations than we do. Our field is intensely competitive, subject to rapid change and highly sensitive to the introduction of new products or other market activities of industry participants. Our ability to compete successfully will depend on our ability to develop proprietary products that reach the market in a timely manner, receive adequate coverage and reimbursement from third-party payors, and are safer, less invasive, and more effective than alternatives available for similar purposes as demonstrated in peer-reviewed clinical publications. Because of the size of the potential market, we anticipate that other companies will dedicate significant resources to developing competing products.

In the United States, we believe that our primary competitors currently will be SI-bone, Inc., Globus Medical, Inc., Medtronic plc, XTant Medical Holdings, Inc., and RTI Surgical, Inc. At any time, these or other industry participants may develop alternative treatments, products or procedures for the treatment of the SI-Joint that compete directly or indirectly with our product. If alternative treatments are, or are perceived to be, superior to our product, sales of our product and our results of operations could be negatively affected. Some of our larger competitors are either publicly traded or divisions or subsidiaries of publicly traded companies. These competitors may enjoy several competitive advantages over us, including:

•	greater financial, human, and other resources for product research and development, sales and marketing, and legal matters;

•	significantly greater name recognition;

•	established relationships with clinicians, hospitals, and other healthcare providers;

•	large and established sales and marketing and distribution networks;

•	greater experience in obtaining and maintaining domestic and international regulatory clearances or approvals, or CE Certificates of Conformity for products and product enhancements;

•	more expansive portfolios of intellectual property rights; and

•	greater ability to cross-sell their products or to incentivize hospitals or clinicians to use their products.
19

New participants have increasingly entered the medical device industry. Many of these new competitors specialize in a specific product or focus on a particular market segment, making it more difficult for us to increase our overall market position. The frequent introduction by competitors of products that are or claim to be superior to our product or that are alternatives to our existing or planned products may make it difficult to differentiate the benefits of our product over competing products. In addition, the entry of multiple new products and competitors may lead some of our competitors to employ pricing strategies that could adversely affect the pricing of our product and pricing in the market generally.

As a result, without the timely introduction of new products and enhancements, our product may become obsolete over time. If we are unable to develop innovative new products, maintain competitive pricing, and offer products that clinicians and other physicians perceive to be as reliable as those of our competitors, our sales or margins could decrease, thereby harming our business.

We currently manufacture (through third parties) and sell products used in a single procedure, which could negatively affect our operations and financial condition.

Presently we do not sell any product other than The CATAMARAN System and related tools and instruments. Therefore, we are solely dependent on widespread market adoption of The CATAMARAN System and we will continue to be dependent on the success of this single product for the foreseeable future. There can be no assurance that The CATAMARAN System will gain a substantial degree of market acceptance among clinicians, patients or healthcare providers. Our failure to successfully increase sales of The CATAMARAN System or any other event impeding our ability to sell The CATAMARAN System, would result in a material adverse effect on our results of operations, financial condition and continuing operations.

If we are unable to maintain the relationship with our national distributor, SpineSource, and they do not expand their network of independent sales representatives, we may not be able to generate anticipated sales.

As of April 15, 2022, SpineSource our U.S. national distributor has a network of approximately 750 independent sales representatives that specialize in spine products. Our operating results are directly dependent upon the sales and marketing efforts of both our marketing and social media team and our national distributor with their network of independent sales representatives.

As we launch The CATAMARAN System, we will need to work with our national distributor to train and educate their network of independent sales representatives. Our future success will depend largely on our national distributor’s ability to hire, train, retain and motivate independent sales representatives with significant technical knowledge in various areas, such as spine health and treatment.

Our intention is for our national distributor and their independent sales representatives to develop long-lasting relationships with the clinicians they serve. If the independent sales representatives fail to adequately promote, market and sell our product or decide to leave or cease to do business with our national distributor, our sales could significantly decrease.

We face significant challenges and risks in managing our national distributor with their geographically dispersed distribution network of independent sales representatives. If the national distributor were to cease distribution of our product, our sales could be adversely affected. In such a situation, we may need to seek alternative distribution options or develop our own network of direct sales representatives, which may not prevent our sales from being adversely affected. If an independent sales representative were to depart and be retained by one of our competitors, we may be unable to prevent them from helping competitors solicit business from our existing customers, which could further adversely affect our sales. Because of the intense competition for their services, our national distributor may be unable to recruit or retain additional qualified independent sales representatives to sell our product. Furthermore, our national distributor may not be able to enter into agreements with them on favorable or commercially reasonable terms, if at all. Failure to hire or retain qualified independent sales representatives would prevent us from expanding our business and generating sales.

20

If our national distributor does not incentivize the independent sales representatives enough to fully promote The CATAMARAN System or we are not be able to influence that decision on acceptable terms our sales growth could be delayed or slowed. If this occurs it could reduce the scope of any sales or marketing activities, or cause us to increase our expenditures on commercialization activities. If we elect to increase our expenditures to fund commercialization activities on our own, we may need to obtain additional capital, which may not be available to us on acceptable terms or at all.

We have a limited operating history and may face difficulties encountered by early-stage companies in new and rapidly evolving markets.

Even though we were formed in 2012 we are just beginning to build the infrastructure necessary to commercially launch The CATAMARAN System. Accordingly, we have a limited operating history upon which to base an evaluation of our business and prospects. In assessing our prospects, you must consider the risks and difficulties frequently encountered by early-stage companies in new and rapidly evolving markets, particularly companies engaged in the development and sales of medical devices. These risks include our inability to:

•	obtain coverage by third-party, private, and government payors;

•	establish and increase awareness of our brand and strengthen customer loyalty;

•	attract and retain qualified personnel;

•	find and develop relationships with contract manufacturers that can manufacture the necessary volume of product;

•	manage our national distributor to achieve our sales growth objectives;

•	commercialize new products and enhance our existing product;

•	manage rapidly changing and expanding operations;

•	implement and successfully execute our business and marketing strategy;

•	respond effectively to competitive pressures and developments.

We can also be negatively affected by general economic conditions. Because of our limited operating history, we may not have insight into trends that could emerge and negatively affect our business. As a result of these or other risks, our business strategy might not be successful.

Our sales volumes and our operating results may fluctuate over the course of the year.

Since our national launch is still pending, we have limited history with respect to how rapidly adoption of The CATAMARAN System will occur. Sales growth could be slower than we have projected. Our sales and results of operations will be affected by numerous factors, including, among other things:

•	payor coverage and reimbursement;

•	maintaining our training schedule with clinicians;

21

•	the number of procedures performed in the quarter and our ability to drive increased sales of our product;

•	the performance of our national distributor and their network of independent sales representatives;

•	pricing pressure applicable to our product, including adverse third-party coverage and reimbursement outcomes;

•	timing of new product offerings, acquisitions, licenses or other significant events by us or our competitors;

•	our ability to find and develop relationships with contract manufacturers and their ability to timely provide us with an adequate supply of products;

•	the evolving product offerings of our competitors;

•	the demand for, and pricing of, our product and the products of our competitors;

•	factors that may affect the sale of our product, including seasonality and budgets of our customers;

•	ability of clinicians to do our procedure given possible COVID restrictions;

•	interruption in the manufacturing or distribution of our product;

•	the effect of competing technological, industry and market developments;

•	our ability to expand the geographic reach of our sales and marketing efforts;

•	the costs of maintaining adequate insurance coverage, including product liability insurance;

•	the availability and cost of components and materials needed by our contract manufacturers;

•	the number of selling days in the quarter; and

•	impairment and other special charges.

Some of the products we may seek to develop and introduce in the future will require FDA clearance or approval before commercialization in the United States. As a result, it will be difficult for us to forecast demand for these products with any degree of certainty. In addition, we will be increasing our operating expenses as we expand our commercial capabilities. Accordingly, we may experience significant, unanticipated quarterly losses. If our quarterly or annual operating results fall below the expectations of investors or securities analysts, the price of our common stock could decline substantially. Furthermore, any quarterly or annual fluctuations in our operating results may, in turn, cause the price of our common stock to fluctuate substantially. Quarterly comparisons of our financial results may not always be meaningful and should not be relied upon as an indication of our future performance.

If we do not successfully implement our business strategy, our business and results of operations will be adversely affected.

Our business strategy was based on assumptions about the market that might prove wrong. We believe that various demographics and industry-specific trends will help drive growth in the market and our business, but these demographics and trends have been and will continue to be uncertain. Actual demand for our product could differ materially from projected demand if our assumptions regarding these factors prove to be incorrect or do not materialize, or if alternative treatments to those offered by our product gains widespread acceptance. Also, our strategy of focusing exclusively on the SI-Joint market may limit our ability to grow. In addition, in order to increase our sales, we will need to work with our national distributor to expand their independent sales representative network in existing and new regions as well, and in the future, commercialize new products. Moreover, we may decide to alter or discontinue aspects of our business strategy and may adopt different strategies due to business or competitive factors not currently foreseen, such as new medical technologies that would make our product obsolete. Any failure to implement our business strategy may adversely affect our business, results of operations, and financial condition.

22

Our business could suffer if we lose the services of key members of our senior management, key advisors or personnel.

We are dependent upon the continued services of key members of our senior management and a number of key advisors and personnel. The loss of members of our senior management team, key advisors or personnel, or our inability to attract or retain other qualified personnel or advisors, could have a material adverse effect on our business, results of operations, and financial condition. We do not maintain “key person” insurance for any of our executives or employees. In addition, several of the members of our executive management team are not subject to non-competition agreements that restrict their ability to compete with us. Accordingly, the adverse effect resulting from the loss of certain executives could be compounded by our inability to prevent them from competing with us.

Although it will be subject to lock-up agreements and other restrictions on trading, a portion of the equity of our management team will not contain other contractual transfer restrictions at the time of this offering and may become tradable after the expiration of the 180-day lock-up agreement with the underwriters. This liquidity may represent material wealth to such individuals and impact retention and focus of existing key members of management.

Various factors outside our direct control may adversely affect manufacturing and distribution of our product.

The manufacture and distribution of our product is challenging. Changes that our contract manufacturers may make outside the purview of our direct control can have an impact on our processes, quality of our product, and the successful delivery of products to our customers. Mistakes and mishandling are not uncommon and can affect supply and delivery. Some of these risks include:

•	failure to manufacture in compliance with the required regulatory standards;

•	transportation risk;

•	the cost and availability of components and supplies required by our contract manufacturers to manufacture our products;

•	delays in analytical results or failure of analytical techniques that we will depend on for quality control and release of products;

•	natural disasters, labor disputes, financial distress, raw material availability, issues with facilities and equipment, or other forms of disruption to business operations affecting our manufacturers or their suppliers; and

•	latent defects that may become apparent after products have been released and that may result in a recall of such products.

If any of these risks were to materialize, our ability to provide our product to customers on a timely basis would be adversely impacted.

We may become dependent on a limited number of contract manufacturers, some of them single-source and some of them in single locations, for our product, and the loss of any of these contract manufacturers, or their inability to provide us with an adequate supply of products in a timely and cost-effective manner, could materially adversely affect our business.

We rely on contract manufacturers to supply our product. For us to be successful, our contract manufacturers must be able to provide us with product in substantial quantities, in compliance with regulatory requirements, in accordance with agreed upon specifications, at acceptable prices, and on a timely basis. We have a limited history with our current contract manufacturers and do not have long-term supply contracts with them. We are in the process of identifying and evaluating new contract manufacturers for our product. The inability to find the required contract manufacturers or the time required to switch contract manufacturers could adversely affect sales.

In addition, our anticipated growth could strain the ability of our contract manufacturers to deliver an increasingly large supply of product. Contract manufacturers often experience difficulties in scaling up production, including financial issues, or problems with production yields and quality control and assurance.

23

We use a small number of contract manufacturers for our instruments. Our dependence on such a limited number of contract manufacturers exposes us to risks, including, among other things:

•	contract manufacturers may fail to comply with regulatory requirements or make errors in manufacturing that could negatively affect the safety or effectiveness of our product or cause delays in shipments of our product;

•	some of our contract manufacturers have long lead times of 12 to 16 weeks and we may not be able to respond to unanticipated changes in customer orders, and if orders do not match forecasts, we or our contract manufacturers may have excess or inadequate inventory of materials and components;

•	our contract manufacturers may be subject to price fluctuations due to a lack of long-term supply arrangements for key components;

•	our contract manufacturers may lose access to critical services and components, resulting in an interruption in the manufacture, assembly and shipment of our product;

•	we may experience delays in delivery by our contract manufacturers due to changes in demand from us or their other customers;

•	fluctuations in demand for products that our contract manufacturers manufacture for others may affect their ability or willingness to deliver our product to us in a timely manner;

•	our contract manufacturers may wish to discontinue supplying products or services to us for risk management reasons;

•	we may not be able to find new or alternative contract manufacturers in a timely manner if our current contract manufacturers stop producing products; and

•	our contract manufacturers may encounter financial hardships unrelated to our demand, which could inhibit their ability to fulfil our orders and meet our requirements.

If any one or more of these risks materialize, it could significantly increase our costs and impact our ability to meet demand for our product. If we are unable to satisfy commercial demand for our product in a timely manner, our ability to generate revenue would be impaired, market acceptance of our product could be adversely affected, and customers may instead purchase or use our competitors’ products. Additionally, we could be forced to seek alternative sources of supply.

Because of the nature of our internal quality control requirements, regulatory requirements, and the custom and proprietary nature of our product, we may not be able to quickly engage additional or replacement contract manufacturers for our product and accessories. We may also be required to assess any potential new contract manufacturer’s compliance with all applicable regulations and guidelines, which could further impede our ability to obtain our product in a timely manner. As a result, we could incur increased product costs, experience delays in deliveries of our product, suffer damage to our reputation, and experience an adverse effect on our business and financial results. Failure of any of our contract manufacturers to meet our product demand level would limit our ability to meet our sales commitments to our customers and could have a material adverse effect on our business.

We may also have difficulty obtaining similar product from other contract manufacturers that are acceptable to the FDA and the failure of our contract manufacturers to comply with strictly enforced regulatory requirements could expose us to delays in obtaining clearances or approvals, regulatory action including warning letters, product recalls, termination of distribution, product seizures, civil, administrative, or criminal penalties. We could incur delays while we locate and engage qualified alternative contract manufacturers, and we may be unable to engage alternative contract manufacturers on favorable terms or at all. Any such disruption or increased expenses could harm our commercialization efforts and adversely affect our ability to generate sales.

24

In addition, we expect that most of our contract manufacturers will operate at a facility in a single location and substantially all their inventory of component supplies and finished goods will be held at these locations. We, and our contract manufacturers, will take precautions to safeguard facilities, including acquiring insurance, adopting health and safety protocols, and utilizing off-site storage of computer data. However, vandalism, terrorism, or a natural or other disaster, such as an earthquake, fire, or flood, could damage or destroy equipment or component supplies or finished product, cause substantial delays in our operations, result in the loss of key information, and cause us to incur additional expenses. Our insurance may not cover our losses in any particular case. In addition, regardless of the level of insurance coverage, damage to our or our contract manufacturers’ facilities could harm our business, financial condition, and operating results.

As our sales grow, our contract manufacturers may encounter problems or delays in the manufacturing of our product or fail to meet certain regulatory requirements which could result in an adverse effect on our business and financial results.

To become profitable, our contract manufactures must manufacture our product in adequate quantities in compliance with regulatory requirements and at an acceptable cost. Increasing their capacity to manufacture and inspect our product may require them to improve internal efficiencies or require us to re-design or change the specifications of our product. Our contract manufacturers may encounter several difficulties in increasing this capacity, including:

•	managing production yields;

•	maintaining quality control and assurance;

•	providing component and service availability;

•	maintaining adequate control policies and procedures;

•	hiring and retaining qualified personnel; and

•	complying with state, federal, and foreign regulations.

If we are unable to satisfy commercial demand for The CATAMARAN System due to our contract manufacturer’s inability to manufacture and inspect our product, our ability to generate revenue would be impaired, market acceptance of our product could be adversely affected and customers may instead purchase or use our competitors’ products.

The size and future growth in the market for the SI-Joint fixation market have not been established based on market reports and our estimates are based on our own review and analysis of public information and may be smaller than we estimate, possibly materially. In addition, our estimates of cost savings to the economy and healthcare system as a result of The CATAMARAN System procedure are based on our internal estimates and market research and could also be smaller than we estimate, possibly materially. If our estimates and projections overestimate the size of this market or cost savings, our sales growth may be adversely affected.

We are not aware of an independent third-party study that reliably reports the potential market size for the SI-Joint fixation market. Therefore, our estimates of the size and future growth in the market for The CATAMARAN System product, including cost savings to the economy overall, including patients and employers, and to the healthcare system and the number of people currently suffering from lower back pain who may benefit from and be amenable to our procedure, is based on a number of internal and third-party studies, surveys, reports, and estimates. While we believe these factors have historically provided and may continue to provide us with effective tools in estimating the total market for our product and procedures and health cost savings, these estimates may not be correct and the conditions supporting our estimates may change at any time, thereby reducing the predictive accuracy of these underlying factors. For example, we have consulted with our clinical advisors, our national distributor and utilized public information as the basis for our market projections. Additionally, the surveys we have conducted are based on a small number of respondents and are not statistically significant and may have other limitations. The actual incidence of lower back pain, and the actual demand for our product or competitive products, could differ materially from our projections if our assumptions and estimates are incorrect. As a result, our estimates of the size and future growth in the market for our product may prove to be incorrect. In addition, actual health cost savings to the healthcare system as a result of The CATAMARAN System procedure may materially differ from those presented in this prospectus. If the actual number of people with lower back pain who would benefit from The CATAMARAN System and the size and future growth in the market and related costs savings to the healthcare system is smaller than we have estimated, it may impair our projected sales growth and have an adverse impact on our business.

25

In the future our product may become obsolete, which would negatively affect operations and financial condition.

The medical device industry is characterized by rapid and significant change. There can be no assurance that other companies will not succeed in developing or marketing devices, and products that are more effective than The CATAMARAN System or that would render The CATAMARAN System obsolete or non-competitive. Additionally, new surgical procedures, medications and other therapies could be developed that replace or reduce the importance of our product. Accordingly, our success will depend in part on our ability to respond quickly to medical and changes through the development and introduction of new products. Product development involves a high degree of risk and there can be no assurance that our new product development efforts will result in any commercially successful products.

If we experience significant disruptions in our information technology systems, our business, results of operations, and financial condition could be adversely affected.

The efficient operation of our business depends on our information technology systems. We will rely on our information technology systems to effectively manage:

•	sales and marketing, accounting, and financial functions;

•	inventory management;

•	engineering and product development tasks; and

•	our research and development data.

Our information technology systems are vulnerable to damage or interruption from:

•	earthquakes, fires, floods, and other natural disasters;

•	terrorist attacks and attacks by computer viruses or hackers;

•	power losses; and

•	computer systems, or Internet, telecommunications, or data network failures.

The failure of our information technology systems to perform as we anticipate or our failure to effectively implement new systems could disrupt our entire operation and could result in decreased sales, increased overhead costs, excess inventory and product shortages, and legal liability issues, all of which could have a material adverse effect on our reputation, business, results of operations, and financial condition.

We may seek to grow our business through acquisitions of or investments in new or complementary businesses, products or technologies, and the failure to manage acquisitions or investments, or the failure to integrate them with our existing business, could have a material adverse effect on us.

26

From time to time, we expect to consider opportunities to acquire or make investments in other technologies, products, and businesses that may enhance our capabilities, complement our current product, or expand the breadth of our markets or customer base. Potential and completed acquisitions and strategic investments involve numerous risks, including:

•	problems assimilating the purchased technologies, products, or business operations;

•	issues maintaining uniform standards, procedures, controls, and policies;

•	unanticipated costs and liabilities associated with acquisitions;

•	diversion of management’s attention from our core business;

•	adverse effects on existing business relationships with suppliers and customers;

•	risks associated with entering new markets in which we have limited or no experience;

•	potential loss of key employees of acquired businesses; and

•	increased legal and accounting compliance costs.

We have no current commitments with respect to any acquisition or investment. We do not know if we will be able to identify acquisitions, we deem suitable, whether we will be able to successfully complete any such acquisitions on favorable terms or at all, or whether we will be able to successfully integrate any acquired business, product, or technology into our business or retain any key personnel, suppliers, or distributors. Our ability to successfully grow through acquisitions depends upon our ability to identify, negotiate, complete, and integrate suitable target businesses and to obtain any necessary financing. These efforts could be expensive and time consuming and may disrupt our ongoing business and prevent management from focusing on our operations. If we are unable to successfully integrate any acquired businesses, products, or technologies effectively, our business, results of operations, and financial condition will be materially adversely affected.

We may enter into collaborations, in-licensing arrangements, joint ventures, strategic alliances, or partnerships with third-parties that may not result in the development of commercially viable products or the generation of significant future revenue.

In the ordinary course of our business, we may enter into collaborations, in-licensing arrangements, joint ventures, strategic alliances, partnerships, or other arrangements to develop products and to pursue new markets. We have not entered into any collaboration arrangements to date. Proposing, negotiating, and implementing collaborations, in-licensing arrangements, joint ventures, strategic alliances, or partnerships may be a lengthy and complex process. Other companies, including those with substantially greater financial, marketing, sales, technology, or other business resources, may compete with us for these opportunities or arrangements. We may not identify, secure, or complete any such transactions or arrangements in a timely manner, on a cost-effective basis, on acceptable terms or at all. We have limited institutional knowledge and experience with respect to these business development activities, and we may also not realize the anticipated benefits of any such transaction or arrangement. These collaborations may not result in the development of products that achieve commercial success or result in significant revenue and could be terminated prior to developing any products.

Additionally, we may not be able to exercise sole decision-making authority regarding the transaction or arrangement, which could create the potential risk of creating impasses on decisions, and our future collaborators may have economic or business interests or goals that are, or that may become, inconsistent with our business interests or goals. It is possible that conflicts may arise with our collaborators, such as conflicts concerning the achievement of performance milestones, or the interpretation of significant terms under any agreement, such as those related to financial obligations or the ownership or control of intellectual property developed during the collaboration. If any conflicts arise with any future collaborators, they may act in their self- interest, which may be adverse to our best interest, and they may breach their obligations to us. In addition, we may have limited control over the amount and timing of resources that any future collaborators devote to our or their future products.

27

Disputes between us and our collaborators may result in litigation or arbitration which would increase our expenses and divert the attention of our management. Further, these transactions and arrangements will be contractual in nature and will generally be terminable under the terms of the applicable agreements and, in such event, we may not continue to have rights to the products relating to such transaction or arrangement or may need to purchase such rights at a premium. If we enter into in-bound intellectual property license agreements, we may not be able to fully protect the licensed intellectual property rights or maintain those licenses. Future licensors could retain the right to prosecute and defend the intellectual property rights licensed to us, in which case we would depend on the ability of our licensors to obtain, maintain and enforce intellectual property protection for the licensed intellectual property. These licensors may determine not to pursue litigation against other companies or may pursue such litigation less aggressively than we would. Further, entering into such license agreements could impose various diligence, commercialization, royalty, or other obligations on us. Future licensors may allege that we have breached our license agreement with them, and accordingly seek to terminate our license, which could adversely affect our competitive business position and harm our business prospects.

We are increasingly dependent on information technology, and our systems and infrastructure face certain risks, including cybersecurity and data leakage risks.

Significant disruptions to our information technology systems or breaches of information security could adversely affect our business. In the ordinary course of business, we will collect, store and transmit large amounts of confidential information, and it is critical that we do so in a secure manner to maintain the confidentiality and integrity of such information. We have also outsourced significant elements of our information technology infrastructure; as a result, we manage independent vendor relationships with third parties who are responsible for maintaining significant elements of our information technology systems and infrastructure and who may or could have access to our confidential information. The size and complexity of our information technology systems, and those of our third-party vendors, make such systems potentially vulnerable to service interruptions and security breaches from inadvertent or intentional actions by our employees, partners or vendors. These systems are also vulnerable to attacks by malicious third parties and may be susceptible to intentional or accidental physical damage to the infrastructure maintained by us or by third parties. Maintaining the secrecy of confidential, proprietary and/or trade secret information is important to our competitive business position. While we have taken steps to protect such information and have invested in systems and infrastructures to do so, there can be no guarantee that our efforts will prevent service interruptions or security breaches in our systems or the unauthorized or inadvertent wrongful use or disclosure of confidential information that could adversely affect our business operations or result in the loss, dissemination or misuse of critical or sensitive information. A breach our security measures or the accidental loss, inadvertent disclosure, unapproved dissemination, misappropriation or misuse of trade secrets, proprietary information or other confidential information, whether as a result of theft, hacking, fraud, trickery or other forms of deception, or for any other cause, could enable others to produce competing products, use our proprietary technology or information, and/or adversely affect our business position. Further, any such interruption, security breach, loss or disclosure of confidential information could result in financial, legal, business and reputational harm to us and could have a material adverse effect on our business, financial position, results of operations and/or cash flow.

Geopolitical conditions, including trade disputes and direct or indirect acts of war or terrorism, could have an adverse effect on our operations and financial results.

Recently, Russia initiated significant military action against Ukraine. In response, the U.S. and certain other countries imposed significant sanctions and export controls against Russia, Belarus and certain individuals and entities connected to Russian or Belarusian political, business, and financial organizations, and the U.S. and certain other countries could impose further sanctions, trade restrictions, and other retaliatory actions should the conflict continue or worsen. It is not possible to predict the broader consequences of the conflict, including related geopolitical tensions, and the measures and retaliatory actions taken by the U.S. and other countries in respect thereof as well as any counter measures or retaliatory actions by Russia or Belarus in response, including, for example, potential cyberattacks or the disruption of energy exports, is likely to cause regional instability, geopolitical shifts, and could materially adversely affect regional economies and the global economy. The situation remains uncertain, and while it is difficult to predict the impact of any of the foregoing, the conflict and actions taken in response to the conflict could increase our costs, disrupt our supply chain, reduce our sales and earnings, impair our ability to raise additional capital when needed on acceptable terms, if at all, or otherwise adversely affect our business, financial condition, and results of operations.

Risks Related to Our Legal and Regulatory Environment

We and our contract manufacturers are subject to extensive governmental regulation both in the United States and abroad, and failure to comply with applicable requirements could cause our business to suffer.

The medical device industry is regulated extensively by governmental authorities, principally the FDA and corresponding state and foreign regulatory agencies. The FDA and other U.S. and foreign governmental agencies regulate, among other things, with respect to medical devices:

•	design, development, and manufacturing;

•	testing, labeling, content, and language of instructions for use and storage;

•	clinical trials;

28

•	product safety;

•	marketing, sales, and distribution;

•	premarket clearance and approval;

•	conformity assessment procedures;

•	record keeping procedures;

•	advertising and promotion;

•	compliance with good manufacturing practices requirements;

•	recalls and field safety corrective actions;

•	post-market surveillance, including reporting of deaths or serious injuries and malfunctions that, if they were to recur, could lead to death or serious injury;

•	post-market approval studies; and

•	product import and export.

The regulations to which we are subject are complex and have tended to become more stringent over time. Regulatory changes could result in restrictions on our ability to carry on or expand our operations, difficulties achieving new product clearances, higher than anticipated costs or lower than anticipated sales.

Before we can market or sell a new regulated product or make a significant modification to an existing product in the United States, with very limited exception, we must obtain either clearance under Section 510(k) of the FDCA for Class II devices or approval of a premarket approval application from the FDA for a Class III device. In the 510(k) clearance process, the FDA must determine that a proposed device is “substantially equivalent” to a device legally on the market, known as a “predicate” device, with respect to intended use, technology, and safety and effectiveness, in order to clear the proposed device for marketing. Clinical data is sometimes required to support substantial equivalence. The PMA pathway requires an applicant to demonstrate the safety and effectiveness of the device based, in part, on extensive data, including, but not limited to, technical, preclinical, clinical trial, manufacturing, and labeling data. The PMA process is typically required for devices that are deemed to pose the greatest risk, such as life-sustaining, life-supporting, or implantable devices. Products that are approved through a PMA application generally need FDA approval before they can be modified. Similarly, some modifications made to products cleared through a 510(k) may require a new 510(k). Both the 510(k) and PMA processes can be expensive and lengthy and require the payment of significant fees, unless exempt. The FDA’s 510(k) clearance process usually takes from three to 12 months, but may last longer. The process of obtaining a PMA is much more costly and uncertain than the 510(k) clearance process and generally takes from one to three years, or even longer, from the time the application is submitted to the FDA until an approval is obtained. The process of obtaining domestic and international regulatory clearances or approvals to market a medical device can be costly and time consuming, and we may not be able to obtain these clearances or approvals on a timely basis, if at all.

In the United States, all of the components to The CATAMARAN System have either received premarket clearance under Section 510(k) of the FDCA or are exempt from premarket review. If the FDA requires us to go through a lengthier, more rigorous examination for future products or modifications to existing products than we had expected, our product introductions or modifications could be delayed or canceled, which could cause our sales to decline. In addition, the FDA may determine that future products will require the more costly, lengthy, and uncertain PMA process. Although we do not currently market any devices under PMA, the FDA may demand that we obtain a PMA prior to marketing certain of our future products. In addition, if the FDA disagrees with our determination that a product, we currently market is subject to an exemption from premarket review, the FDA may require us to submit a 510(k) or PMA in order to continue marketing the product. Further, even with respect to those future products where a PMA is not required, we cannot assure you that we will be able to obtain the 510(k) clearances with respect to those products.

29

The FDA can delay, limit or deny clearance or approval of a device for many reasons, including:

•	we may not be able to demonstrate to the FDA’s satisfaction that our product is safe and effective for their intended users;

•	the data from our pre-clinical studies and clinical trials may be insufficient to support clearance or approval, where required; and

•	the manufacturing process or facilities we use may not meet applicable requirements.

In addition, the FDA may change its clearance and approval policies, adopt additional regulations or revise existing regulations, or take other actions which may prevent or delay clearance or approval of our product under development or impact our ability to modify our currently approved or cleared product on a timely basis.

Any delay in, or failure to receive or maintain, clearance or approval for our product under development could prevent us from generating revenue from these products or achieving profitability.

In addition, even after we have obtained the proper regulatory clearance or approval to market a product, the FDA has the power to require us to conduct post-market surveillance on our product. These studies can be very expensive and time consuming to conduct. Failure to comply with those studies in a timely manner could result in the revocation of the 510(k) clearance for a product that is subject to such surveillance and the recall or withdrawal of the product, which could prevent us from generating sales from that product in the United States.

Additionally, as part of the conformity assessment process, medical device manufacturers must carry out a clinical evaluation of their medical devices to verify that they comply with the relevant Essential Requirements covering safety and performance. A clinical evaluation includes an assessment of whether a medical device’s performance is in accordance with its intended use and that the known and foreseeable risks linked to the use of the device under normal conditions are minimized and acceptable when weighed against the benefits of its intended purpose. The clinical evaluation conducted by the manufacturer must also address any clinical claims, the adequacy of the device labeling and information (particularly claims, contraindications, precautions/ warnings) and the suitability of related Instructions for Use. This assessment must be based on clinical data, which can be obtained from (i) clinical studies conducted on the devices being assessed; (ii) scientific literature from similar devices whose equivalence with the assessed device can be demonstrated; or (iii) both clinical studies and scientific literature.

The FDA and other regulatory authorities have broad enforcement powers. Regulatory enforcement or inquiries, or other increased scrutiny on us, could dissuade some clinicians from using our product and adversely affect our reputation and the perceived safety and effectiveness of our product.

Failure to comply with applicable regulations could jeopardize our ability to sell our product and result in enforcement actions such as:

•	warning letters;

•	fines;

•	injunctions;

•	civil penalties;

•	termination of distribution;

•	recalls or seizures of products;

30

•	delays in the introduction of products into the market;

•	total or partial suspension of production;

•	facility closures;

•	refusal of the FDA other regulators to grant future clearances or approvals; or

•	in the most serious cases, criminal penalties.

Adverse action by an applicable regulatory agency the FDA could result in inability to produce our product in a cost-effective and timely manner, or at all, decreased sales, higher prices, lower margins, additional unplanned costs or actions, damage to our reputation, and could have material adverse effect on our reputation, business, results of operations, and financial condition.

We and our national distributor along with their independent sales representatives must comply with U.S. federal and state fraud and abuse laws, including those relating to physician kickbacks and false claims for reimbursement.

Healthcare providers, distributors, physicians, and third-party payors play a primary role in the distribution, recommendation, ordering, and purchasing of any implant or other medical device for which we have or obtain marketing clearance or approval. Through our arrangements with customers and third-party payors, we are exposed to the risk that our employees, independent contractors, principal investigators, consultants, vendors, or independent sales representatives may engage in fraudulent or other illegal activity. Misconduct by these parties could include, among other infractions or violations, intentional, reckless and/or negligent conduct or unauthorized activity that violates FDA regulations, manufacturing standards, federal and state healthcare fraud and abuse laws and regulations, laws that require the true, complete, and accurate reporting of financial information or data, other commercial or regulatory laws or requirements, and equivalent foreign rules. We plan to implement a compliance program, code of conduct, and associated policies and procedures, but it is not always possible to identify and deter misconduct by our employees and other third parties, and the precautions we plan to take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations, and government authorities may conclude that our business practices do not comply with applicable fraud and abuse or other healthcare laws and regulations or guidance despite our good faith efforts to comply.

There are numerous U.S. federal and state laws pertaining to healthcare fraud and abuse, including anti-kickback and false claims laws. Our relationships and our distributors’ relationships with clinicians, other healthcare professionals, and hospitals are subject to scrutiny under these laws.

Healthcare fraud and abuse laws and related regulations are complex, and even minor irregularities can potentially give rise to claims that a statute or prohibition has been violated. The laws that may affect our ability to operate include:

•	the federal Anti-Kickback Statute, which prohibits, among other things, knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, order or recommendation of, items or services for which payment may be made, in whole or in part, under federal healthcare programs, such as the Medicare and Medicaid programs;

•	the federal False Claims Act, which prohibits, among other things, individuals or entities from knowingly presenting, or causing to be presented, false or fraudulent claims for payment of government funds; knowingly making, using, or causing to be made or used, a false record or statement to get a false claim paid or to avoid, decrease, or conceal an obligation to pay money to the federal government. A claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act. There are also criminal penalties for making or presenting a false or fictitious or fraudulent claim to the federal government;

31

•	the federal Health Insurance Portability and Accountability Act of 1996, which imposes criminal and civil liability for, among other actions, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program including private third-party payors, or knowingly and willfully falsifying, concealing, or covering up a material fact or making a materially false, fictitious, or fraudulent statement or representation, or making or using any false writing or document knowing the same to contain any materially false, fictitious, or fraudulent statement or entry in connection with the delivery of or payment for healthcare benefits, items, or services;

•	the federal Physician Payment Sunshine Act, which requires manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid, or the Children’s Health Insurance Program to report annually to the Centers for Medicare & Medicaid Services information related to payments or other “transfers of value” made to physicians and teaching hospitals, and requires applicable manufacturers to report annually to CMS ownership and investment interests held by physicians and their immediate family members and payments or other “transfers of value” to such physician owners; and

•	analogous state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws, which may apply to items or services reimbursed by any third-party payor, including commercial insurers; state laws that require device companies to comply with the industry’s voluntary compliance guidelines and the applicable compliance guidance promulgated by the federal government or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state beneficiary inducement laws, and state laws that require device manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

If we or our employees are found to have violated any of the above laws we may be subjected to administrative, civil and criminal penalties, including imprisonment, exclusion from participation in federal healthcare programs, such as Medicare and Medicaid, and significant fines, monetary penalties and damages, and damage to our reputation. Additional information about these laws is provided in “Business—Regulation.”

We have entered into consulting agreements with clinicians who are also customers. We anticipate entering into additional agreements with clinicians who use our product as we move into full commercialization. The primary mission of these clinician advisors is research and development and clinician education. Medical device technology development requires thoughtful clinician input from experienced healthcare professionals. Medical device clinician education requires experienced faculty for didactic and anatomic lab activities in a peer-to-peer setting. We believe these engagements will allow us to successfully meet the expectations of the physician community. In addition, a small number of clinicians (which are or may become customers) own less than 1.0% of our stock, invested in convertible notes, or were granted stock options which they either purchased in an arm’s length transaction on terms identical to those offered to others or received from us as fair market value consideration for consulting services performed. While all of these transactions were structured with the intention of complying with all applicable laws, including the federal Anti-Kickback Statute, state anti-kickback laws and other applicable laws, to the extent applicable, it is possible that regulatory agencies may view these transactions as prohibited arrangements that must be restructured, or discontinued, or for which we could be subject to significant penalties. We would be materially and adversely affected if regulatory agencies interpret our financial relationships with clinicians who order our product to be in violation of applicable laws and we were unable to comply with such laws, which could subject us to, among other things, monetary penalties for non-compliance, the cost of which could be substantial.

In certain cases, federal and state authorities pursue actions for false claims on the basis that manufacturers and distributors are promoting unapproved, or “off-label” uses of their products. Pursuant to FDA regulations, we can only market our product for cleared or approved uses. Although clinicians are permitted to use medical devices for indications other than those cleared or approved by the FDA, we are prohibited from promoting products for “off-label” uses. We market our product and provide promotional materials and training programs to clinicians regarding the use of our product. If it is determined that our marketing, promotional materials or training programs constitute promotion of unapproved uses, we could be subject to significant fines in addition to regulatory enforcement actions, including the issuance of a warning letter, injunction, seizure, criminal penalty, and damage to our reputation. Federal and state authorities also pursue actions for false claims based upon improper billing and coding advice or recommendations, as well as decisions related to the medical necessity of procedures, including the site-of-service where procedures are performed. Actions under the federal False Claims Act may also be brought by whistleblowers under its qui tam provisions.

32

To enforce compliance with the federal laws, the U.S. Department of Justice has increased its scrutiny of interactions between healthcare companies and healthcare providers, which has led to a number of investigations, prosecutions, convictions and settlements in the healthcare industry. Dealing with investigations can be time and resource consuming and can divert management’s attention from the business. Additionally, if a healthcare company settles an investigation with the Department of Justice or other law enforcement agencies, it may need to agree to additional onerous compliance and reporting requirements as part of a consent decree or corporate integrity agreement. Any such investigation or settlement could increase our costs or otherwise have an adverse effect on our business. Even if we are not determined to have violated these laws, government investigations into these issues typically require the expenditure of significant resources and generate negative publicity, which could harm our financial condition and divert resources and the attention of our management from operating our business.

The scope and enforcement of these laws is uncertain and subject to rapid change. The shifting compliance environment and the need to build and maintain robust and expandable systems to comply with different compliance and/or reporting requirements in multiple jurisdictions increase the possibility that we may run afoul of one or more of the requirements or that federal or state regulatory authorities might challenge our current or future activities under these laws. Additionally, we cannot predict the impact of any changes in these laws, whether or not retroactive.

Our failure to adequately protect personal information in compliance with evolving legal requirements could harm our business.

In the ordinary course of our business, we plan to collect and store sensitive data, including legally protected personally identifiable information. We may collect this kind of information during the course of future clinical trials and for possible post-marketing safety vigilance, helping enable clinicians and their patients to pursue claims for reimbursement for procedures using The CATAMARAN System and servicing potential warranty claims.

There are a number of state, federal, and international laws protecting the privacy and security of health information and personal data. These data protection and privacy-related laws and regulations are evolving and may result in ever-increasing regulatory and public scrutiny of companies’ data practices and escalating levels of enforcement and sanctions. As part of the American Recovery and Reinvestment Act 2009, or ARRA, Congress amended the privacy and security provisions of the Health Insurance Portability and Accountability Act, or HIPAA. HIPAA imposes certain requirements regarding the privacy, security, use, and disclosure of an individual’s protected health information, or PHI, by certain health care providers, health care clearinghouses, and health insurance plans, collectively referred to as “covered entities,” and their “business associates,” or subcontractors who provide services to covered entities that involve the creation, use, maintenance, or disclosure of PHI. ARRA included significant increases in the penalties for improper use or disclosure of an individual’s PHI under HIPAA and extended enforcement authority to state attorneys general. The amendments also created notification requirements applicable to covered entities and business associates in certain cases when PHI in their control has been inappropriately accessed or disclosed. In the case of a breach of unsecured PHI, covered entities may be required to provide notification to individuals affected by the breach, federal regulators, and, in some cases, local and national media. In addition to HIPAA, most states have laws requiring notification of affected individuals and state regulators in the event of a breach of “personal information,” which is a broader class of information than the PHI protected by HIPAA. Certain states also have data privacy requirements applicable to individually identifiable health information. Privacy laws in different states may contain different requirements, and such laws may not be pre-empted by HIPAA, which could complicate our efforts to comply.

In addition, even when HIPAA does not apply, according to the FTC, failing to take appropriate steps to keep consumers’ personal information secure constitutes unfair acts or practices in or affecting commerce in violation of Section 5(a) of the FTCA, 15 U.S.C § 45(a). The FTC expects a company’s data security measures to be reasonable and appropriate in light of the sensitivity and volume of consumer information it holds, the size and complexity of its business, and the cost of available tools to improve security and reduce vulnerabilities. Medical data is considered sensitive data that merits stronger safeguards. The FTC’s guidance for appropriately securing consumers’ personal information is similar to what is required by the HIPAA Security Rule.

33

Our failure to comply with applicable laws and regulations, or to protect such data, could result in enforcement actions against us, including fines, imprisonment of company officials and public censure, claims for damages by end-customers, and other affected individuals, and the imposition of integrity obligations and agency oversight, damage to our reputation, and loss of goodwill, any of which could harm on our operations, financial performance, and business. Evolving and changing definitions of personal data and personal information, within the United States, and elsewhere, may limit or inhibit our ability to operate or expand our business, including limiting strategic partnerships that may involve the sharing of data. Moreover, if the relevant laws and regulations change, or are interpreted and applied in a manner that is inconsistent with our data practices or the operation of our product, or if we expand into new regions and are required to comply with new requirements, we may need to expend resources in order to change our business operations, data practices, or the manner in which our product operates. Even the perception of privacy concerns, whether or not valid, may harm our reputation and inhibit adoption of our product.

Even if our product is approved by regulatory authorities if our contract manufacturers fail to comply with ongoing FDA, or if we experience unanticipated problems with our products, these products could be subject to restrictions or withdrawal from the market.

Any product for which we obtain regulatory clearance or approval, and the manufacturing processes, reporting requirements, post-approval clinical data, and promotional activities for such product, will be subject to continued regulatory review, oversight and periodic inspections by the FDA and other domestic bodies. In particular, we and our contract manufacturers are required to comply with FDA’s Quality System Regulations (“QSR”) for the manufacture of our product and other regulations which cover the methods and documentation of the design, testing, production, control, quality assurance, labeling, packaging, storage, and shipping of any product for which we obtain regulatory clearance or approval.

The failure by us or one of our contract manufacturers to comply with applicable statutes and regulations, or the failure to timely and adequately respond to any adverse inspectional observations or product safety issues, could result in, among other things, any of the following enforcement actions:

•	untitled letters, warning letters, fines, injunctions, consent, and civil penalties;

•	unanticipated expenditures to address or defend such actions;

•	customer notifications for repair, replacement, refunds;

•	recall, detention, or seizure of our product;

•	operating restrictions or partial suspension or total shutdown of production;

•	refusing or delaying our requests for 510(k) clearance or premarket approval and conformity assessments of new products or modified products;

•	limitations on the intended uses for which the product may be marketed;

•	operating restrictions;

•	withdrawing 510(k) clearances or PMA approvals that have already been granted; or

•	criminal prosecution.

34

In addition, we may be required to conduct costly post-market testing and surveillance to monitor the safety or effectiveness of our product, and we must comply with medical device reporting requirements, including the reporting of adverse events and malfunctions related to our product. Later discovery of previously unknown problems with our product, including unanticipated adverse events or adverse events of unanticipated severity or frequency, manufacturing problems, or failure to comply with regulatory requirements such as QSR, may result in changes to labeling, restrictions on such products or manufacturing processes, withdrawal of the products from the market, voluntary or mandatory recalls, a requirement to repair, replace, or refund the cost of any medical device we manufacture or distribute, fines, suspension, variation, or withdrawal of regulatory approvals product seizures, injunctions, or the imposition of civil, administrative, or criminal penalties which would adversely affect our business, operating results, and prospects.

If the FDA determines that our promotional materials, labeling, training or other marketing or educational activities constitute promotion of an unapproved use, it could request that we cease or modify our training or promotional materials or subject us to regulatory enforcement actions. It is also possible that other federal, state or foreign enforcement authorities might take action if they consider our training or other promotional materials to constitute promotion of an unapproved use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false or fraudulent claims for payment of government funds.

If any of these actions were to occur it would harm our reputation and cause our product sales and profitability to suffer and may prevent us from generating revenue. Furthermore, our key component suppliers may not currently be or may not continue to be in compliance with all applicable regulatory requirements, which could result in our failure to produce our product on a timely basis and in the required quantities, if at all.

The FDA has not yet inspected our facility but we expect an inspection in the future.

Our employees, independent contractors, consultants, contract manufacturers, and national distributor along with their independent sales representatives may engage in misconduct or other improper activities, relating to regulatory standards and requirements.

We are exposed to the risk that our employees, independent contractors, consultants, contract manufacturers, and national distributor along with their independent sales representatives may engage in fraudulent conduct or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to us that violates FDA regulations, including those laws requiring the reporting of true, complete and accurate information to the FDA, manufacturing standards, federal and state healthcare laws and regulations, and laws that require the true, complete and accurate reporting of financial information or data. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs, and other business arrangements. Misconduct by these parties could also involve the improper use of individually identifiable information, including, without limitation, information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. We plan to implement a compliance program, code of conduct and associated policies and procedures, but it is not always possible to identify and deter misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant civil, criminal, and administrative penalties, including, without limitation, damages, fines, disgorgement of profits, imprisonment, exclusion from participation in government healthcare programs, such as Medicare and Medicaid, and the curtailment or restructuring of our operations.

We may be subject to enforcement action, including fines, penalties or injunctions, if we are determined to be engaging in the off-label promotion of our product.

Our promotional materials and training methods must comply with FDA and other applicable laws and regulations, including the prohibition of the promotion of off-label use. Physicians may use our product off-label, as the FDA does not restrict or regulate a physician’s choice of treatment within the practice of medicine. In the United States, the full indication for The CATAMARAN System is: “The Tenon Catamaran Sacroiliac Joint Fixation System (CAT SIJ Fixation System) is intended for sacroiliac joint fusion for conditions including sacroiliac joint disruptions and degenerative sacroiliitis.” Contraindications are patients with the following conditions: skeletally immature spines; deformities; severe osteoporosis; morbid obesity, tumor resection and active infection at treatment site.

35

We believe that the specific surgical procedures for which our product are marketed fall within the scope of the surgical applications that have been cleared by the FDA. However, if the FDA determines that our promotional materials or training constitutes promotion of an off-label use, it could request that we modify our training or promotional materials, require us to stop promoting our product for those specific procedures until we obtain FDA clearance or approval for them, or subject us to regulatory or enforcement actions, including the issuance of an untitled letter, a warning letter, injunction, seizure, civil fines, and criminal penalties. It is also possible that other federal, state or foreign enforcement authorities might take action if they consider our promotional or training materials to constitute promotion of an unapproved use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false or fraudulent claims for payment of government fund. In that event, our reputation could be damaged and adoption of the product would be impaired. Although our policy is to refrain from statements that could be considered off-label promotion of our product, the FDA or another regulatory agency could disagree and conclude that we have engaged in off-label promotion. In addition, the off-label use of our product may increase the risk of injury to patients, and, in turn, the risk of product liability claims. Product liability claims are expensive to defend and could divert our management’s attention, result in substantial damage awards against us and harm our reputation.

We are required to report certain malfunctions, deaths, and serious injuries associated with our product, which can result in voluntary corrective actions or agency enforcement actions.

Further, under the FDA’s medical device reporting regulations, we are required to report to the FDA any information that our product may have caused or contributed to a death or serious injury or in which our product malfunctioned and, if the malfunction were to recur, would likely cause or contribute to death or serious injury. If we fail to report these events to the FDA within the required timeframes, or at all, FDA could take enforcement action against us. Any such adverse event involving our product or repeated product malfunctions may result in a voluntary or involuntary corrective actions, such as recalls or customer notifications, or agency action, such as inspection or enforcement action. Any corrective action, whether voluntary or involuntary, as well as defending ourselves in a lawsuit could divert managerial and financial resources, impair our ability to manufacture our product in a cost-effective and timely manner, and have an adverse effect on our reputation, results of operations, and financial condition.

Any adverse event involving our product in the United States could result in future voluntary corrective actions, such as recalls, including corrections, or customer notifications, or agency action, such as inspection or enforcement actions. If malfunctions do occur, we may be unable to correct the malfunctions adequately or prevent further malfunctions, in which case we may need to cease manufacture and distribution of the affected products, initiate voluntary recalls, and redesign the products. Regulatory authorities may also take actions against us, such as ordering recalls, imposing fines, or seizing the affected products. Any corrective action, whether voluntary or involuntary, will require the dedication of our time and capital, distract management from operating our business, and may harm our reputation and financial results.

A recall of our product, either voluntarily or at the direction of the FDA or the discovery of serious safety issues or malfunctions with our product, can result in voluntary corrective actions or agency enforcement actions, which could have a significant adverse impact on us.

The FDA has the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture or in the event that a product poses an unacceptable risk to health. Manufacturers may, under their own initiative, recall a product if any material deficiency in a device is found.

In the case of the FDA, the authority to require a recall must be based on an FDA finding that there is an unreasonable risk of substantial public harm. In addition, foreign governmental bodies have the authority to require the recall of our product in the event of material deficiencies or defects in design or manufacture. A government-mandated or voluntary recall by us or one of the independent sales representatives could occur as a result of an unacceptable risk to health, component failures, manufacturing errors, design or labeling defects, or other deficiencies and issues. Recalls of any of our product would divert managerial and financial resources and have an adverse effect on our reputation, results of operations, and financial condition, which could impair our ability to produce our product in a cost-effective and timely manner in order to meet our customers’ demands. We may also be required to bear other costs or take other actions that may have a negative impact on our future sales and our ability to generate profits.

36

The FDA requires that certain classifications of recalls be reported to FDA within 10 working days after the recall is initiated. Companies are required to maintain certain records of recalls, even if they are not reportable to the FDA. We may initiate voluntary recalls involving our product in the future that we determine do not require notification of the FDA. If the FDA disagrees with our determinations, they could require us to report those actions as recalls. A future recall announcement could harm our reputation with customers and negatively affect our sales. In addition, the FDA could take enforcement action for failing to report the recalls when they were conducted.

Modifications to our product may require new 510(k) clearances or premarket approvals may require us to cease marketing or recall the product until clearances

Any modification to a 510(k)-cleared device that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, design, or manufacture, requires a new 510(k) clearance or, possibly, a PMA. The FDA requires every manufacturer make and document this determination in the first instance. A manufacturer may determine that a modification could not significantly affect safety or effectiveness and does not represent a major change in its intended use, so that no new 510(k) clearance is necessary. FDA may review any manufacturer’s decision and may not agree with our decisions regarding whether new clearances or approvals are necessary. The FDA may also on its own initiative determine that a new clearance or approval is required.

We have modified our product and have determined based on our review of the applicable FDA guidance that a new 510(k) clearances or PMAs is not required. If the FDA disagrees with our determination and requires us to submit new 510(k) clearances or PMAs for modifications to our previously cleared products for which we have concluded that new clearances or approvals are unnecessary, we may be required to cease marketing or to recall the modified product until we obtain clearance or approval, and we may be subject to significant enforcement action, regulatory fines, or penalties.

If a manufacturer determines that a modification to an FDA-cleared device could significantly affect its safety or effectiveness or would constitute a major change in its intended use, then the manufacturer must file for a new 510(k) clearance or possibly a premarket approval application. Where we determine that modifications to our product require a new 510(k) clearance or premarket approval application, we may not be able to obtain those additional clearances or approvals for the modifications or additional indications in a timely manner, or at all. FDA’s ongoing review of the 510(k) programs may make it more difficult for us to make modifications to our previously cleared products, either by imposing more strict requirements on when a new 510(k) for a modification to a previously cleared product must be submitted or applying more onerous review criteria to such submissions.

Clinical trials necessary to support a 510(k) or reimbursement may require the enrollment of large numbers of patients, and suitable patients may be difficult to identify and recruit. Delays or failures in our clinical trials could affect third party reimbursement as many of the payors want to see peer reviewed articles to maintain coverage and lack of changes in reimbursement could materially slow down our commercial efforts and affect our revenue projections.

The results of our future clinical trials may not support our product candidate claims or may result in the discovery of adverse side effects.

If our anticipated clinical trials are initiated and completed as planned, we cannot be certain that their results will support our product marketing claims or third party reimbursors will agree with our conclusions regarding them. The clinical trial process may fail to demonstrate efficacy and cost effectiveness of our product and may hinder the adoption of our product or ability to obtain payor coverage. It is also possible that patients enrolled in clinical trials will experience adverse side effects that are not currently part of the product candidate’s profile.

37

We may incur product liability losses, and insurance coverage may be inadequate or unavailable to cover these losses.

Our business exposes us to potential product liability claims that are inherent in the testing, design, manufacture, and sale of medical devices for SI-Joint surgery procedures. SI-Joint surgery involves significant risk of serious complications, including bleeding, nerve injury, paralysis, and even death. In addition, if longer-term patient results and experience indicates that our product or any component of such product cause tissue damage, motor impairment, or other adverse effects, we could be subject to significant liability. Clinicians may misuse or ineffectively use our product, which may result in unsatisfactory patient outcomes or patient injury. We could become the subject of product liability lawsuits alleging that component failures, manufacturing flaws, design defects, or inadequate disclosure of product-related risks or product-related information resulted in an unsafe condition or injury to patients. Product liability lawsuits and claims, safety alerts, or product recalls, regardless of their ultimate outcome, could have a material adverse effect on our business and reputation, our ability to attract and retain customers and our results of operations or financial condition.

Although we maintain third-party product liability insurance coverage, it is possible that claims against us may exceed the coverage limits of our insurance policies or cause us to record a self-insured loss. Even if any product liability loss is covered by an insurance policy, these policies typically have substantial retentions or deductibles that we are responsible for. Product liability claims in excess of applicable insurance coverage could have a material adverse effect on our business, results of operations, and financial condition.

In addition, any product liability claim brought against us, with or without merit, could result in an increase of our product liability insurance rates. Insurance coverage varies in cost and can be difficult to obtain, and we cannot guarantee that we will be able to obtain insurance coverage in the future on terms acceptable to us or at all.

We are subject to environmental laws and regulations that can impose significant costs and expose us to potential financial liabilities.

Our business and facility and those of our contract manufacturer are subject to foreign, federal, state, and local laws and regulations relating to the protection of human health and the environment, including those governing the use, manufacture, storage, handling, and disposal of, and exposure to, such materials and wastes. In addition, under some environmental laws and regulations, we could be held responsible for costs relating to any contamination at our past or present facilities and at third-party waste disposal sites even if such contamination was not caused by us. A failure to comply with current or future environmental laws and regulations could result in severe fines or penalties. Any such expenses or liability could have a significant negative impact on our business, results of operations, and financial condition.

U.S. tax legislation may materially affect our financial condition, results of operations and cash flows.

The Tax Cuts and Jobs Act (the “Tax Act”) has significantly changed the U.S. federal income taxation of U.S. businesses, including by reducing the U.S. corporate income tax rate, limiting interest deductions, permitting immediate expensing of certain capital expenditures, modifying or repealing many business deductions and credits.

The Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) modifies certain provisions of the Tax Act, including increasing the amount of interest expense that may be deducted.

The Tax Act as modified by the CARES Act is unclear in many respects and could be subject to potential amendments and technical corrections, as well as interpretations and implementing regulations by the Treasury and IRS, any of which could lessen or increase certain adverse impacts of the legislation. In addition, it is unclear how these U.S. federal income tax changes will affect state and local taxation, which often uses federal taxable income as a starting point for computing state and local tax liabilities. Our analysis and interpretation of this legislation is preliminary and ongoing and there may be material adverse effects resulting from the legislation that we have not yet identified. While some of the changes made by the tax legislation may adversely affect us, other changes may be beneficial. We continue to work with our tax advisors and auditors to determine the full impact that the recent tax legislation as a whole will have on us. We urge our investors to consult with their legal and tax advisors with respect to such legislation and its potential effect on an investment in our common stock.

38

Risks Related to Our Intellectual Property

Our ability to protect our intellectual property and proprietary technology is uncertain.

We rely primarily on patent, copyright, trademark and trade secret laws, as well as confidentiality and non- disclosure agreements and other methods, to protect our proprietary technologies and know-how. As of April 15, 2022, we owned six issued patents, eight pending patent applications and one trademark.

We have applied for patent protection relating to certain existing and proposed products and processes. While we generally apply for patents in those countries where we intend to make, have made, use, or sell patented products, we may not accurately predict all the countries where patent protection will ultimately be desirable. If we fail to timely file a patent application in any such country, we may be precluded from doing so later. Furthermore, we cannot assure you that any of our patent applications will be approved. The rights granted to us under our patents, including prospective rights sought in our pending patent applications, may not be meaningful or provide us with any commercial advantage. In addition, those rights could be opposed, contested, or circumvented by our competitors or be declared invalid or unenforceable in judicial or administrative proceedings. The failure of our patents to adequately protect our technology might make it easier for our competitors to offer the same or similar products or technologies. Competitors may be able to design around our patents or develop products that provide outcomes which are comparable to ours without infringing on our intellectual property rights. Due to differences between foreign and U.S. patent laws, our patented intellectual property rights may not receive the same degree of protection in foreign countries as they would in the United States. Even if patents are granted outside the United States, effective enforcement in those countries may not be available. Since most of our issued patents are for the United States only, we lack a corresponding scope of patent protection in other countries. In countries where we do not have significant patent protection, we may not be able to stop a competitor from marketing products in such countries that are the same as or similar to our product.

We plan to rely on our trademarks, trade names and brand names to distinguish our product from the products of our competitors and have registered or applied to register many of these trademarks. We cannot assure you that our trademark applications will be approved. Third parties may also oppose our trademark applications, or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our product, which could result in loss of brand recognition, and could require us to devote resources to advertising and marketing new brands. Further, we cannot assure you that competitors will not infringe upon our trademarks, or that we will have adequate resources to enforce our trademarks.

We also rely on trade secrets, know-how, and technology, which are not protected by patents, to maintain our competitive position. We try to protect this information by entering into confidentiality and intellectual property assignment agreements with parties that develop intellectual property for us and/or have access to it, such as our officers, employees, consultants, contract manufacturers and advisors. However, in the event of unauthorized use or disclosure or other breaches of such agreements, we may not be provided with meaningful protection for our trade secrets or other proprietary information. In addition, our trade secrets may otherwise become known or be independently discovered by competitors. To the extent that our commercial partners, collaborators, employees, and consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions. If any of our trade secrets, know-how or other technologies not protected by a patent were to be disclosed to or independently developed by a competitor, our business, financial condition, and results of operations could be materially adversely affected.

In the future, we may enter into licensing agreements to maintain our competitive position. If we enter into in-bound intellectual property license agreements, we may not be able to fully protect the licensed intellectual property rights or maintain those licenses. Future licensors could retain the right to prosecute and defend the intellectual property rights licensed to us, in which case we would depend on the ability of our licensors to obtain, maintain and enforce intellectual property protection for the licensed intellectual property. These licensors may determine not to pursue litigation against other companies or may pursue such litigation less aggressively than we would. Further, entering into such license agreements could impose various diligence, commercialization, royalty, or other obligations on us. Future licensors may allege that we have breached our license agreement with them, and accordingly seek damages or to terminate our license, which could adversely affect our competitive business position and harm our business prospects.

39

If a competitor infringes upon one of our patents, trademarks, or other intellectual property rights, enforcing those patents, trademarks, and other rights may be difficult and time consuming. Even if successful, litigation to defend our patents and trademarks against challenges or to enforce our intellectual property rights could be expensive and time consuming and could divert management’s attention from managing our business. Moreover, we may not have sufficient resources to defend our patents or trademarks against challenges or to enforce our intellectual property rights. In addition, if third parties infringe any intellectual property that is not material to the products that we make, have made, use, or sell, it may be impractical for us to enforce this intellectual property against those third parties.

We may be subject to damages resulting from claims that we, our employees, or our national distributor along with their independent sales representative have wrongfully used or disclosed alleged trade secrets of our competitors or are in breach of non-competition or non-solicitation agreements with our competitors.

Many of our employees were previously employed at other medical device companies, including our competitors or potential competitors, in some cases until recently. Some of the independent sales representatives of our national distributor sell, or in the past have sold, products of our competitors. We may be subject to claims that we, our employees, or the independent sales representatives of our national distributor have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of these former employers or competitors. In addition, we have been and may in the future be subject to claims that we caused an employee to breach the terms of his or her non-competition or non-solicitation agreement. Even if we are successful in defending against these claims, litigation could result in substantial costs, divert the attention of management from our core business and harm our reputation. If our defense to those claims fails, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. There can be no assurance that this type of litigation will not continue, and any future litigation or the threat thereof may adversely affect our ability to hire additional direct sales representatives. A loss of key personnel or their work product could hamper or prevent our ability to commercialize product candidates, which could have an adverse effect on our business, results of operations, and financial condition.

The medical device industry is characterized by patent litigation and we could become subject to litigation that could be costly, result in the diversion of management’s time and efforts, require us to pay damages, and/or prevent us from developing or marketing our existing or future products.

Our commercial success will depend in part on not infringing the patents or violating the other proprietary rights of third parties. Significant litigation regarding patent rights exists in our industry. Our competitors in both the United States and abroad, many of which have substantially greater resources and have made substantial investments in competing technologies, may have applied for or obtained or may in the future apply for and obtain, patents that will prevent, limit, or otherwise interfere with our ability to make and sell our product. We have conducted a limited review of patents issued to third parties. The large number of patents, the rapid rate of new patent issuances, the complexities of the technology involved, and the uncertainty of litigation increase the risk of business assets and management’s attention being diverted to patent litigation. Any litigation or claim against us, even those without merit, may cause us to incur substantial costs, and could place a significant strain on our financial resources, divert the attention of management from our core business, and harm our reputation. Further, as the number of participants in the medical device industry grows, the possibility of intellectual property infringement claims against us increases. If we are found to infringe the intellectual property rights of third parties, we could be required to pay substantial damages, including treble, or triple, damages if an infringement is found to be willful, and/or royalties and could be prevented from selling our product unless we obtain a license or are able to redesign our product to avoid infringement. Any such license may not be available on reasonable terms, if at all, and there can be no assurance that we would be able to redesign our product in a way that would not infringe the intellectual property rights of others. If we fail to obtain any required licenses or make any necessary changes to our product or technologies, we may have to withdraw our existing product from the market or may be unable to commercialize one or more of our future products, all of which could have a material adverse effect on our business, results of operations, and financial condition. If passed into law, patent reform legislation currently pending in the U.S. Congress could significantly change the risks associated with bringing or defending a patent infringement lawsuit. For example, fee shifting legislation could require a non-prevailing party to pay the attorney fees of the prevailing party in some circumstances.

40

Patent terms are limited and we may not be able to effectively protect our product and business.

Patents have a limited lifespan. In the U.S., the natural expiration of a patent is generally 20 years after it is filed. Although various extensions may be available, the life of a patent, and the protection it affords, is limited. In addition, upon issuance in the U.S., the patent term may be extended based on certain delays caused by the applicant(s) or the USPTO. Even if we obtain effective patent rights for all our current patent applications, we may not have sufficient patent terms or regulatory exclusivity to protect our product, and our business and results of operations would be adversely affected.

Changes in U.S. patent law could diminish the value of patents in general, thereby impairing our ability to protect our product.

As is the case with other medical devices companies, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the medical devices industry involves both technological and legal complexity. Therefore, obtaining and enforcing patents is costly, time-consuming and inherently uncertain. In addition, the U.S. has recently enacted and is currently implementing wide-ranging patent reform legislation. Recent U.S. Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on future actions by the U.S. Congress, the federal courts and the USPTO, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the U.S. can be less extensive than those in the U.S. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the U.S. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and may also export otherwise infringing products to territories where we have patent protection, but enforcement is not as strong as that in the U.S. These products may compete with our product and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property protection, particularly those relating to biotechnology products, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions, whether or not successful, could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

41

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position could be harmed.

In addition to patent protection, we also rely upon copyright and trade secret protection, as well as non-disclosure agreements and invention assignment agreements with our employees, consultants, contract manufacturers and third parties, to protect our confidential and proprietary information. In addition to contractual measures, we try to protect the confidential nature of our proprietary information using commonly accepted physical and technological security measures. Such measures may not, for example, in the case of misappropriation of a trade secret by an employee or third party with authorized access, provide adequate protection for our proprietary information. Our security measures may not prevent an employee or consultant from misappropriating our trade secrets and providing them to a competitor, and recourse we take against such misconduct may not provide an adequate remedy to protect our interests fully. Unauthorized parties may also attempt to copy or reverse engineer certain aspects of our product that we consider proprietary. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive and time-consuming, and the outcome is unpredictable. Even though we use commonly accepted security measures, trade secret violations are often a matter of state law, and the criteria for protection of trade secrets can vary among different jurisdictions. In addition, trade secrets may be independently developed by others in a manner that could prevent legal recourse by us. If any of our confidential or proprietary information, such as our trade secrets, were to be disclosed or misappropriated, or if any such information was independently developed by a competitor, our business and competitive position could be harmed.

Third parties may assert that our employees or consultants have wrongfully used or disclosed confidential information or misappropriated trade secrets.

We employ individuals who previously worked with other companies, including our competitors or potential competitors. Although we try to ensure that our employees and consultants do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of a former employer or other third party. Litigation may be necessary to defend against these claims. If we fail in defending any such claims or settling those claims, in addition to paying monetary damages or a settlement payment, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Risks Related to this Offering and Ownership of our Common Stock

Our management will have broad discretion over the use of any net proceeds from this offering and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from this offering and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for you.

Investors in this offering may experience future dilution as a result of this and future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. Investors purchasing our shares or other securities in the future could have rights superior to existing common stockholders, and the price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

42

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. If no or too few securities or industry analysts provide coverage or if one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, the price of our stock would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our stock could decrease, which might cause the price of our stock and trading volume to decline.

There is no existing market for our common stock, and we cannot assure you that a market will develop for our common stock or what the market price of our common stock will be.

Prior to this offering, there has been no public market for our common stock. We cannot predict the extent to which investor interest in our Company will lead to the development of an active trading market on the Nasdaq Capital Market or otherwise or how liquid that market might become. If an active trading market does not develop, you may have difficulty selling any shares of our common stock that you purchase, and the value of such shares might be materially impaired.

In addition, we cannot predict the prices at which our common stock will trade. The initial public offering price for our common stock will be determined by negotiations between us and the representatives of the underwriters and may not be indicative of prices that will prevail in the open market following this initial public offering. Consequently, you may not be able to sell shares of our common stock at prices equal to or greater than the price you paid in this initial public offering.

The price of our common stock may be volatile, and you may be unable to resell your shares at or above the initial public offering price.

Prior to this offering, there has been no public market for our common stock, and medical device stocks have historically experienced volatility. The trading price of our common stock following this offering may fluctuate substantially. Following the closing of this initial public offering, the market price of our common stock may be higher or lower than the price you pay in the offering, depending on many factors, some of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose all or part of your investment in our common stock. Factors that could cause fluctuations in the trading price of our common stock include the following:

•	actual or anticipated fluctuations in our financial condition and operating results;

•	actual or anticipated changes in our growth rate relative to our competitors;

•	commercial success and market acceptance of our product;

•	success of our competitors in developing or commercializing products;

•	ability to commercialize or obtain regulatory approvals for our product, or delays in commercializing or obtaining regulatory approvals;

•	strategic transactions undertaken by us;

•	additions or departures of key personnel;

•	product liability claims;

•	prevailing economic conditions;

•	disputes concerning our intellectual property or other proprietary rights;

•	FDA or other U.S. or foreign regulatory actions affecting us or the healthcare industry;

•	healthcare reform measures in the United States;

•	sales of our common stock by our officers, directors or significant stockholders;

•	future sales or issuances of equity or debt securities by us;

•	business disruptions caused by earthquakes, fires or other natural disasters;

•	issuance of new or changed securities analysts’ reports or recommendations regarding us; and

•	Covid-19 restrictions on elective surgeries.

43

In addition, if the market for healthcare stocks or the stock market, in general, experience a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, results of operations, or financial condition. The trading price of our common stock might also decline in reaction to events that affect other companies in our industry even if these events do not directly affect us. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. If our stock price is volatile, we may become the target of securities litigation. Securities litigation could result in substantial costs and divert our management’s attention and resources from our business. This could have a material adverse effect on our business, results of operations, and financial condition.

Because the initial public offering price of our common stock will be substantially higher than the pro forma as adjusted net tangible book value per share of our outstanding common stock following this offering, new investors will experience immediate and substantial dilution.

The initial public offering price of our common stock is substantially higher than the pro forma as adjusted net tangible book value per share of our common stock immediately following this offering based on the total value of our tangible assets less our total liabilities. Therefore, if you purchase shares of our common stock in this offering, you will experience immediate dilution of $4.45 per share, the difference between the assumed limited public offering price of 5.00 per share, which is the midpoint of the range as set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and the pro forma as adjusted net tangible book value per share of our common stock of $0.55, immediately after giving effect to the issuance of shares of our common stock in this offering. See “Dilution.”

Sales of substantial amounts of our common stock in the public markets, including when the “lock-up” or “market standoff” period ends, or the perception that sales might occur, could reduce the price of our common stock and may dilute your voting power and your ownership interest in us.

Sales of a substantial number of shares of our common stock in the public market after this offering, or the perception that these sales could occur, could adversely affect the market price of our common stock, and may make it more difficult for you to sell your common stock at a time and price that you deem appropriate. Subject to certain exceptions, the Company, our directors and officers and certain of our stockholders have agreed not to offer, sell or agree to sell, directly or indirectly, any shares of common stock without the permission of the representative of the underwriters for a period of 180 days from the date of this prospectus. When the lock-up period expires, our security holders will be able to sell shares in the public market subject to any restrictions under the securities laws. In addition, the representative of the underwriters may, in its discretion, release all or some portion of the shares subject to lock-up agreements prior to the expiration of the lock-up period. See “Shares Eligible for Future Sale” for more information. Sales of a substantial number of such shares upon expiration, or the perception that such sales may occur, or early release of the lock-up, could cause our share price to fall, or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.

We also may register the offer and sale of all shares of common stock that we may issue under our equity compensation plans.

We may issue our shares of common stock or securities convertible into our common stock from time to time in connection with a financing, acquisition, investments or otherwise. Any such issuance could result in substantial dilution to our existing stockholders and cause the trading price of our common stock to decline.

44

We may be subject to securities litigation, which is expensive and could divert our management’s attention.

The market price of our securities may be volatile, and in the past companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns.

If there is no viable public market for our common stock, you may be unable to sell your shares at or above the initial public offering price.

Prior to this offering there has been no public market for shares of our common stock. Although we expect our common stock will be approved for listing on NASDAQ, an active trading market for our shares may never develop or be sustained following this offering. You may be unable to sell your shares quickly or at the market price if trading in shares of our common stock is not active. The initial public offering price for our common stock will be determined through negotiations with the underwriters, and the negotiated price may not be indicative of the market price of the common stock after the offering. As a result of these and other factors, you may be unable to resell your shares of our common stock at or above the initial public offering price. Further, an inactive market may also impair our ability to raise capital by selling shares of our common stock and may impair our ability to enter into strategic partnerships or acquire companies or products by using our shares of common stock as consideration.

The public price of our common stock may be volatile, and could, following a sale decline significantly and rapidly.

The initial public offering price for the shares will be determined by negotiations between us and the underwriters and may not be indicative of prices that will prevail in the open market following this offering. The market price of our common stock may decline below the initial offering price, and you may not be able to sell your shares of our common stock at or above the price you paid in the offering, or at all. Following this offering, the public price of our common stock in the secondary market will be determined by private buy and sell transaction orders collected from broker-dealers.

We may not be able to satisfy listing requirements of Nasdaq to maintain a listing of our common stock.

If our common stock is listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our common stock, our common stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. In addition, the delisting of our common stock could significantly impair our ability to raise capital.

This offering has not been reviewed by independent professionals.

We have not retained any independent professionals to review or comment on this prospectus or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our common stock, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our shares of common stock.

45

Our failure to maintain effective internal controls over financial reporting could have an adverse impact on us.

We will be required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

At present, management has identified material weaknesses due to lack of segregation of duties and lack of sufficient supporting documentation for certain transactions. The lack of segregation of duties existed as a result of the Company having no employees until June 2021. Management has taken initial steps to remedy this weakness by hiring a Chief Financial Officer, a senior accountant and external financial consultants, and plans to continue to add additional resources, technology and headcount as warranted by the growth of the Company and our plans to become a public company. The lack of sufficient supporting documentation was primarily related to transactions taking place in our foreign subsidiary and to agreements that were not formalized until after the underlying services had already taken place. Management has taken initial steps to remedy this weakness by hiring a Chief Financial Officer as well as a Chief Executive Officer, and we are in the process of putting proper policies and procedures in place to ensure proper documentation is established and maintained for transactions that the Company enters into. While we believe these efforts will improve our internal controls and address the underlying causes of the material weaknesses, such material weaknesses will not be remediated until our remediation plan has been fully implemented and we have concluded that our controls are operating effectively for a sufficient period of time. We cannot be certain that the steps we are taking will be sufficient to remediate the control deficiencies that led to our material weaknesses in our internal control over financial reporting or prevent future material weaknesses or control deficiencies from occurring. While we are working to remediate the material weaknesses as timely and efficiently as possible, at this time we cannot provide an estimate of costs expected to be incurred in connection with the implementation of this remediation plan, nor can we provide an estimate of the time it will take to complete this remediation plan. Even if management does establish effective remedial measures, we cannot guarantee that those internal controls and disclosure controls that we put in place will prevent all possible errors, mistakes or all fraud.

Our financial controls and procedures may not be sufficient to ensure timely and reliable reporting of financial information, which, as a public company, could materially harm our stock price.

We will require significant financial resources to maintain our public reporting status. We cannot assure you we will be able to maintain adequate resources to ensure that we will not have any future material weakness in our system of internal controls. The effectiveness of our controls and procedures may in the future be limited by a variety of factors including:

·	faulty human judgment and simple errors, omissions or mistakes;

·	fraudulent action of an individual or collusion of two or more people;

·	inappropriate management override of procedures; and

·	the possibility that any enhancements to controls and procedures may still not be adequate to assure timely and accurate financial information.

Our internal control over financial reporting will be a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States of America. Our internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

46

Despite these anticipated controls, because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance of achieving their control objectives. Furthermore, smaller reporting companies like us face additional limitations. Smaller reporting companies employ fewer individuals and can find it difficult to employ resources for complicated transactions and effective risk management. Additionally, smaller reporting companies tend to utilize general accounting software packages that lack a rigorous set of software controls.

If we fail to have effective controls and procedures for financial reporting in place, we could be unable to provide timely and accurate financial information and be subject to investigation by the SEC and civil or criminal sanctions.

We must implement additional and expensive procedures and controls in order to grow our business and organization and to satisfy new reporting requirements, which will increase our costs and require additional management resources.

Upon becoming a fully public reporting company, we will be required to comply with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the related rules and regulations of the SEC, including the requirements that we maintain disclosure controls and procedures and adequate internal control over financial reporting. Compliance with the Sarbanes-Oxley Act and other SEC and national exchange requirements will increase our costs and require additional management resources. We plan to begin the process of upgrading our procedures and controls and will need to begin implementing additional procedures and controls as we grow our business and organization and to satisfy new reporting requirements. If we are unable to complete the required assessment as to the adequacy of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act or if we fail to establish and maintain internal control over financial reporting, our ability to produce timely, accurate and reliable periodic financial statements could be impaired.

If we do not establish and maintain adequate internal control over financial reporting, investors could lose confidence in the accuracy of our periodic reports filed under the Exchange Act. Additionally, our ability to obtain additional financing could be impaired or a lack of investor confidence in the reliability and accuracy of our public reporting could cause our stock price to decline.

We are an “emerging growth company” under the JOBS Act of 2012 and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act”) for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

47

We will remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act, although we will lose that status sooner if our revenues exceed $1.07 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter.

Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends on our common stock in the foreseeable future. We currently intend to retain any future earnings to support the development of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including, but not limited to, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by Delaware state law. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

The elimination of personal liability against our directors and officers under Delaware law and the existence of indemnification rights held by our directors, officers and employees may result in substantial expenses.

Our amended and restated certificate of incorporation, as amended (“Certificate of Incorporation”), and our bylaws (“Bylaws”) eliminate the personal liability of our directors and officers to us and our stockholders for damages for breach of fiduciary duty as a director or officer to the extent permissible under Delaware law. Further, our Certificate of Incorporation allows for us to and our Bylaws provide that we are obligated to indemnify each of our directors or officers to the fullest extent authorized by Delaware law and, subject to certain conditions, advance the expenses incurred by any director or officer in defending any action, suit or proceeding prior to its final disposition. Those indemnification obligations could expose us to substantial expenditures to cover the cost of settlement or damage awards against our directors or officers, which we may be unable to afford. Further, those provisions and resulting costs may discourage us or our stockholders from bringing a lawsuit against any of our current or former directors or officers for breaches of their fiduciary duties, even if such actions might otherwise benefit our stockholders.

Our Certificate of Incorporation will designate the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.

Our Certificate of Incorporation specifies that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our Certificate of Incorporation or Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. However, prior to the effectiveness of the registration statement related to this prospectus, we will amend our Certificate of Incorporation to include a statement that this exclusive forum provision does not apply to claims arising under federal securities laws. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our Certificate of Incorporation as described above.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. As such, stockholders of the Company seeking to bring a claim regarding the internal affairs of the Company may be subject to increased costs associated with litigating in Delaware as opposed to their home state or other forum, precluded from bringing such a claim in a forum they otherwise consider to be more favorable, and discouraged from bringing such claims as a result of the foregoing or other factors related to forum selection. Alternatively, if a court were to find the choice of forum provision contained in our Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

48

We believe these provisions benefit us by providing increased consistency in the application of Delaware law by chancellors particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. However, the provision may have the effect of discouraging lawsuits against our directors, officers, employees and agents as it may limit any stockholder’s ability to bring a claim in a judicial forum that such stockholder finds favorable for disputes with us or our directors, officers, employees or agents. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our Certificate of Incorporation to be inapplicable or unenforceable in such action. If a court were to find the choice of forum provision contained in our Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

You should consult your own independent tax advisor regarding any tax matters arising with respect to the securities offered in connection with this offering.

Participation in this offering could result in various tax-related consequences for investors. All prospective purchasers of the resold securities are advised to consult their own independent tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences relevant to the purchase, ownership and disposition of the resold securities in their particular situations.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

Our ability to effectively operate our business segments;

Our ability to manage our research, development, expansion, growth and operating expenses;

Our ability to evaluate and measure our business, prospects and performance metrics;

Our ability and our national distributor’s ability to compete, directly and indirectly, and succeed in the highly competitive medical devices industry;

49

Our ability to respond and adapt to changes in technology and customer behavior;

Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; and

Other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $17,252,500 from the sale of the common stock offered by us in this offering, based on an assumed public offering price of $5.00 per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The principal purposes of this offering are to increase our capitalization and financial flexibility, increase our visibility in the marketplace and create a public market for our common stock. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. However, we currently intend to use the net proceeds from this offering to hire additional employees, commence the commercial launch of our product including training clinicians on The CATAMARAN System procedure, initiating clinical marketing studies that are focused on capturing post-market safety data, gathering system feedback and initiating product refinements, other sales and marketing activities and for working capital and general corporate purposes. See “Business—Research & Development.”

We will retain broad discretion in the allocation of the net proceeds from this offering and could utilize the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our common stock.

The table below sets forth the manner in which we expect to use the net proceeds we receive from this offering. All amounts included in the table below are estimates.

Description	Amount
Clinician Training	$787,500
Clinical Marketing Studies	$1,790,000
Hiring Staff	$3,321,800
Product development	$2,138,900
Other Sales and Marketing	$5,579,100
Working Capital and General Corporate Purposes	$3,635,200
Total	$17,252,500

The foregoing information is an estimate based on our current business plan. We may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category to another, and we will have broad discretion in doing so. Pending these uses, we intend to invest the net proceeds of this offering in a money market or other interest-bearing account.

DIVIDEND POLICY

We have not declared any cash dividends since inception and we do not anticipate paying any dividends in the foreseeable future. Instead, we anticipate that all of our earnings will be used to provide working capital, to support our operations, and to finance the growth and development of our business, including potentially the acquisition of, or investment in, businesses, technologies or products that complement our existing business. The payment of dividends is within the discretion of the board of directors and will depend on our earnings, capital requirements, financial condition, prospects, applicable Delaware law, which provides that dividends are only payable out of surplus or current net profits, and other factors our board might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

50

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Prior to this offering, our common stock has not been listed on any stock exchange or quoted on any over-the-counter market or quotation system and there has been no public market for our common stock. We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “TNON” which listing is a condition to this offering. For more information see the section “Risk Factors.”

As of April 15, 2022, we have issued and outstanding 989,954 shares of common stock issued and outstanding held by 7 stockholders of record.

We also have outstanding:

•	2,550,763 shares of Tenon Series A Preferred Stock held by 1 stockholder of record, which are voluntarily convertible by the holder at any time or automatically convertible immediately prior to the closing of this initial public offering under certain conditions, in each case, into 1,275,382 shares of our common stock;

●	491,222 shares of Tenon Series B Preferred Stock held by 17 stockholders of record, which are voluntarily convertible by the holder at any time or automatically convertible immediately prior to the closing of this initial public offering under certain conditions, in each case, into 245,614 shares of our common stock;

●	A warrant issued to Exchange Listing, LLC to purchase up to 25,000 shares of our common stock at an exercise price equal to $5.20 per share;

●	Options to purchase 727,394 shares of our common stock, 285,408 shares of which are vested; and

●	$12,893,217 of Notes plus $960,997 of accrued and unpaid interest (calculated through April 21, 2022), which convert into 3,948,975 shares of our common stock at the closing of this initial public offering.

51

Securities Authorized for Issuance under Equity Incentive Plan

On October 1, 2012, the Board of Directors of the Company adopted the 2012 Plan. The 2012 Plan governs equity awards to our employees, directors, officers, consultants and other eligible participants. Under the 2012 Plan there are 799,266 shares of common stock reserved for issuance. There are 10,122 shares available that have not been granted under the 2012 Plan. The 2012 Plan will terminate upon the effectiveness of the 2022 Plan. Any options issued under the 2012 Plan that have not been exercised on the date of the 2012 Plan’s termination will remain outstanding pursuant to the terms thereof.

In January and February of 2022 our board of directors and our shareholders approved our 2022 Equity Incentive Plan (the “2022 Plan,” together with the 2012 Plan, the “Plans”). The 2022 Plan governs equity awards to our employees, directors, officers, consultants and other eligible participants. Initially, the maximum number of shares of our common stock that may be subject to awards under the 2022 Plan are equal to (i) 1,600,000 plus (ii) the lesser of (a) 750,000 shares of our common stock and (b) the number of shares of our common stock subject to awards granted under the 2012 Plan that after the 2012 Plan is terminated are cancelled, expired or otherwise terminated without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest. The maximum number of shares that are subject to awards under the 2022 is subject to an annual increase equal to the lesser of (i) 1,100,000 shares of our common stock; (ii) a number of shares of our common stock equal to 4% of the prior year’s maximum number or (iii) such number of shares of our common stock as determined by the 2022 Plan administrator. The 2022 Plan will not be effective until the day prior to the effective date of registration statement related to this initial public offering. For a more detailed description of the 2022 Plan see “Description of Securities—2022 Equity Incentive Plan.”

The types of awards permitted under the Plans include nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other awards. Each option shall be exercisable at such times and subject to such terms and conditions as the Board may specify.

The Board of Directors has the power to amend, suspend or terminate the Plans without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of our common stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year.

Under the 2012 Plan, the Company has granted a total of (i) 727,394 (of which 47,601 have been canceled) nonqualified stock options to 21 individuals and one entity; (ii) 57,583 incentive stock options to 7 individuals and (iii) 61,750 shares of fully vested restricted stock to three individuals. Upon an initial public offering of the Company, the Company will provide a one-time option grant to Steven M. Foster to maintain his ownership position at 4% of the fully diluted outstanding equity.

CAPITALIZATION

The following table sets forth our consolidated cash and capitalization, as of December 31, 2021. Such information is set forth on the following basis:

•	on an actual basis;

•	on a pro forma basis to reflect (i) our receipt of the net proceeds our sale and issuance of 4,000,000 shares of common stock in this offering at an assumed initial public offering price of $5.00 per share (the midpoint of the price range set forth on the front cover page of this prospectus), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and after the use of net proceeds therefrom; (ii) the conversion of all outstanding balances of our convertible notes into 3,948,975 shares of common stock in connection with the closing of this offering (iii) the issuance of 85,650 shares of common stock to Exchange Listing, LLC at the closing of this initial public; (iv) the issuance of 2,445,610 shares of our common stock as a result of the conversion of Tenon Series A Preferred Stock and (v) the issuance of 245,614 shares of our common stock as a result of the conversion of Tenon Series B Preferred Stock.

You should read the following table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in this prospectus. The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2021:

52

	Actual		Pro Forma (1) (2)
Cash, cash equivalents and investments		$7,321,184		$24,573,684

Convertible notes payable and accrued interest		$13,506,217		$-
Convertible Preferred Stock:
Series A convertible preferred stock, $0.001 par value; 2,805,839 shares authorized at December 31, 2021; and 2,550,763 shares issued and outstanding, actual; 4,500,000 shares authorized, 0 shares issued and outstanding, pro forma		$12,366,990			$-
Series B convertible preferred stock, $0.001 par value; 491,222 shares authorized; 491,222 issued and outstanding, actual; 491,222 shares authorized, 0 shares issued and outstanding, pro forma		$1,271,715			$-
Stockholders’ Deficit:
Preferred Stock, $0.001 par value, 3,297,061 shares authorized, actual; 20,000,000 authorized, pro forma
Common stock, $0.001 par value, 10,487,904 shares authorized at December 31, 2021; 989,954 shares issued and outstanding, actual; 130,000,000 shares authorized, 12,061,192 shares issued and outstanding, pro forma		$990		$12,053

Additional paid-in capital		$113,228		$46,953,460
Accumulated deficit		$(20,575,204)		$(20,575,207)
Accumulated other comprehensive loss		$(91,322)		$(91,322)
Non-controlling interest	$		$
Total stockholders’ deficit		$(20,552,308)		$26,298,984
Total capitalization		$6,592,614		$26,298,984

(1) Includes (i) an additional 337,569 shares issued to SpineSource pursuant to a common stock purchase agreement which entitles them to maintain at least a 3% ownership interest in the Company on a fully diluted basis until the closing of this initial public offering; (ii) 85,650 shares of our common stock issued to Exchange Listing, LLC at the closing of this initial public offering in exchange for consulting services and (iii) 3,948,975 shares of our common stock that are to be issued prior to the closing of this offering as a result of the conversion of our convertible promissory notes; (iv) 2,445,610 shares of our common stock that will be issued prior to the closing of this offering as a result of the conversion of Tenon Series A Preferred Stock and (v) 245,614 shares of our common stock that may be issued prior to the closing of this offering as a result of the conversion of Tenon Series B Preferred Stock.

(2) Does not include (i) 727,391 shares of our common stock issuable pursuant to options granted pursuant to our equity incentive plan; (ii) 25,000 shares of our common stock underlying a warrant issued to Exchange Listing, LLC and (iii) 120,000 shares our common stock issuable upon the exercise of the underwriters’ warrants.

DILUTION

Purchasers of our common stock in this offering will experience an immediate and substantial dilution in the as adjusted net tangible book value of their shares of our common stock. Dilution in as adjusted net tangible book value represents the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock immediately after the offering.

The historical net tangible book value of our common stock as of December 31, 2021, was $(6,913,693) or $(6.98) per share. Historical net tangible book value per share of our common stock represents our total tangible assets (total assets less intangible assets) less total liabilities divided by the number of shares of our common stock outstanding as of that date. After giving effect to the sale of 4,000,000 shares in this offering at an assumed initial public offering price of $5.00 per share for net proceeds of approximately $17,252,500 as if such offering and such share issuances had occurred on December 31, 2021, our pro forma net tangible book value as of December 31, 2021, would have been $6,592,524 or approximately $0.55 per share of our common stock. This represents an immediate increase in pro forma, net tangible book value per share of $7.53 to the existing stockholders and an immediate dilution in pro forma net tangible book value per share of $4.45 to new investors who purchase shares of our common stock in the offering. The following table illustrates this per share dilution to new investors:

Public offering price per share	$5.00
Historical net tangible book value per share as of December 31, 2021	$(6.98)
Increase in as pro forma net tangible book value per share attributable to the offering	$7.53
Pro forma net tangible book value (deficit) per share as of December 31, 2021	$0.55
Dilution in net tangible book value per share to new investors	$4.45

53

After completion of this offering, our existing stockholders and convertible note holders would own approximately 66.8% and our new investors would own approximately 33.2% of the total number of shares of our common stock outstanding after this offering.

To the extent that outstanding options or warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

Capitalization Table

	Shares Purchased		Total Consideration
	Number	Percent	Amount		Percent	Per Share
Existing stockholders	8,053,372	66.8%	$27,123,698	(2)	57.6%	$3.37
New Investors	4,000,000	33.2%	$20,000,000		42.4%	$5.00
	12,053,372	100.0%	$47,123,698		100.0%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with “Selected Consolidated Financial Data” and our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and other parts of this prospectus contain forward-looking statements that involve risks, uncertainties, and assumptions, such as our plans, objectives, expectations, intentions, and beliefs. Our actual results could differ materially from those discussed in these forward-looking statements. Some of the numbers included herein have been rounded for convenience of presentation. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section “Risk Factors” included elsewhere in this prospectus.

Overview

Tenon, a medical device company formed in 2012, has developed a proprietary, U.S. Food and Drug Administration (“FDA”) approved surgical implant system, which we call The CATAMARANTM SIJ Fusion System (The CATAMARAN System) designed to fuse one or both sacroiliac joints (“SI-Joint”) to treat SI-Joint dysfunction that often causes severe lower back pain. Published clinical studies have shown that 15% to 30% of all chronic lower back pain is associated with the SI-Joint. Tenon believes that the implant design and procedure we have developed, along with the 2D and 3D protocols for proper implantation will be received well by the clinician community who have been looking for a next generation device. Our initial clinical results indicate that The CATAMARAN System implant is promoting fusion across the joint as evidenced by CT scans which is the gold standard widely accepted by the clinical community. Tenon is preparing for a national launch of The CATAMARAN System through a national distributor to address the greatly underserved market opportunity that exists.

We have incurred net losses since our inception in 2012. During 2021 and 2020, we had net losses of approximately $7,081,000, and $705,000, respectively. As of December 31, 2021, we had an accumulated deficit of approximately $20.6 million. To date, we have financed our operations primarily through private placements of equity securities, certain debt-related financing arrangements, and sales of our product. We have devoted substantially all of our resources to research and development, regulatory matters and sales and marketing of our product.

Reverse Stock Split

On April 6, 2022, we effected the Reverse Stock Split. Any fractional shares that would have resulted from the Reverse Stock Split were rounded up to the nearest whole share. Our authorized common stock was not impacted by the Reverse Stock Split. Immediately after the Reverse Stock Split there were 989,954 shares of our common stock outstanding. We have retrospectively adjusted the 2021 and 2020 financial statements for profit per share and share amounts as a result of the Reverse Stock Split.

54

Components of Results of Operations

Revenue

We derive substantially all our revenue from sales of The CATAMARAN System to a limited number of clinicians. Revenue from sales of The CATAMARAN System fluctuates based on volume of cases (procedures performed), discounts, and the number of implants used for a particular patient. Similar to other orthopedic companies, our revenue can also fluctuate from quarter to quarter due to a variety of factors, including reimbursement, changes in independent sales representatives and physician activities.

Cost of Goods Sold, Gross Profit, and Gross Margin

We utilize contract manufacturers for production of The CATAMARAN System implants and instrument sets. Cost of goods sold consists primarily of costs of the components of The CATAMARAN System implants and instruments, quality inspection, packaging, scrap and inventory obsolescence, as well as distribution-related expenses such as logistics and shipping costs. We anticipate that our cost of goods sold will increase in absolute dollars as case levels increase.

Our gross margins have been and will continue to be affected by a variety of factors, including the cost to have our product manufactured for us, pricing pressure from increasing competition, and the factors described above impacting our revenue.

Operating Expenses

Our operating expenses consist of sales and marketing, research and development, and general and administrative expenses. Personnel costs are the most significant component of operating expenses and consist of consulting expenses, salaries, sales commissions and other cash and stock-based compensation related expenses. We expect operating expenses to increase in absolute dollars as we continue to invest and grow our business.

Sales and Marketing Expenses

Sales and marketing expenses primarily consist of stock-based compensation expense and commissions to our independent sales representative. Starting in May 2021 commissions to our national distributor have been based on a percentage of sales and we anticipate that these commissions will make up a significant portion of our sales and marketing expenses. We expect our sales and marketing expenses to increase in absolute dollars with the commercial launch of The CATAMARAN System resulting in higher commissions, initiation of The CATAMARAN System clinician and sales representative training and the start of clinical studies to gain wider clinician adoption of The CATAMARAN System. Our sales and marketing expenses may fluctuate from period to period due to timing of sales and marketing activities related to the commercial launch of our product.

Research and Development Expenses

Our research and development expenses primarily consist of engineering, product development, regulatory expenses, and consulting services, outside prototyping services, outside research activities, materials, and other costs associated with development of our product. Research and development expenses also include related personnel and consultants’ compensation and stock-based compensation expense. We expense research and development costs as they are incurred. We expect research and development expense to increase in absolute dollars as we improve The CATAMARAN System, develop new products, add research and development personnel, and undergo clinical activities that may be required for regulatory clearances of future products.

General and Administrative Expenses

General and administrative expenses primarily consist of salaries, consultants’ compensation, stock-based compensation expense, and other costs for finance, accounting, legal, compliance, and administrative matters. We expect our general and administrative expenses to increase in absolute dollars as we add personnel and IT infrastructure to support the growth of our business. We also expect to incur additional general and administrative expenses as a result of operating as a public company, including but not limited to: expenses related to compliance with the rules and regulations of the Securities and Exchange Commission and those of the Nasdaq Capital Market on which our securities will be traded; additional insurance expenses; investor relations activities; and other administrative and professional services. While we expect the general and administrative expenses to increase in absolute dollars, we anticipate that it will decrease as a percentage of revenue over time.

55

Gain (Loss) on Investments

Gain (loss) on investments consists of interest income and realized gains and losses from the sale of our investments in money market and corporate debt securities.

Interest Expense

Interest expense is related to borrowings and includes deemed interest derived from the beneficial conversion prices of notes payable.

Other Income (Expense), Net

Other income and expenses have not been significant to date.

Results of Operations

The following table sets forth our results of operations for the period presented:

	Twelve Months Ended December 31,
Consolidated Statements of Operations Data:	2021	2020
Revenue	$159,800	$43,820
Cost of goods sold	54,772	18,257
Gross profit	105,028	25,563
Operating expenses:
Research and development	1,717,972	220,884
Sales and marketing	2,140,605	29,301
General and administrative	2,707,173	311,667
Total operating expenses	6,565,750	561,852
Loss from operations	(6,460,722)	(536,289)
Interest and other income (expense), net:
Gain on investments	2,029	—
Interest expense	(620,808)	(167,846)
Other expense	(1,233)	(1,230)
Net loss	(7,080,734)	(705,365)
Loss attributable to non-controlling interest	(32,336)	(120,187)
Net loss attributable to Tenon Medical, Inc.	$(7,048,398)	$(585,178)

The following table sets forth our results of operations as a percentage of revenue:

	Twelve Months Ended December 31,
Consolidated Statements of Operations Data:	2021	2020
Revenue	100%	100%
Cost of goods sold	34	42
Gross profit	66	58
Operating expenses:
Research and development	1,075	504
Sales and marketing	1,340	67
General and administrative	1,694	711
Total operating expenses	4,109	1,282
Loss from operations	(4,043)	(1,224)
Interest and other income (expense), net:
Gain on investments	1	—
Interest expense	(388)	(383)
Other expense	(1)	(3)
Net loss	(4,431)	(1,610)
Loss attributable to non-controlling interest	(20)	(274)
Net loss attributable to Tenon Medical, Inc.	(4,411)%	(1,335)%

56

Comparison of the Twelve Months Ended December 31, 2021 and 2020

Revenue, Cost of Goods Sold, Gross Profit, and Gross Margin

	Twelve Months Ended December 31,
	2021	2020	$ Change	% Change
Revenue	$159,800	$43,820	$115,980	265%
Cost of goods sold	54,772	18,257	36,515	200%
Gross profit	$105,028	$25,563	$79,465	311%
Gross margin	66%	58%

Revenue. Revenue increased approximately $116,000, or 265%, for the twelve months ended December 31, 2021 as compared to the twelve months ended December 31, 2020. The increase was primarily due to a 243% increase in the number of surgical procedures in which The CATAMARAN System was used, partially offset by lower revenue per procedure due to a national distribution agreement in effect for sales from July 2020 through April of 2021 that decreased the amount of revenue that the Company was able to recognize per surgical procedure.

Cost of Goods Sold, Gross Profit, and Gross Margin. Total cost of goods sold increased approximately $37,000, or 200%, for the twelve months ended December 31, 2021 as compared to the twelve months ended December 31, 2020. The increase in cost of goods sold is due to a 243% year-over-year increase in the number of surgical procedures. Gross profit increased approximately $79,000, or 311%, to approximately $105,000 due to the increase in the number of surgical procedures. Gross margin percentage increased from 58% to 66%, driven by higher revenue per procedure from May through December of 2021 resulting from an amended and restated national distribution agreement.

Operating Expenses

	Twelve Months Ended December 31,
	2021	2020	$ Change	% Change
Research and development	$1,717,972	$220,884	$1,497,088	678%
Sales and marketing	2,140,605	29,301	2,111,304	7,206%
General and administrative	2,707,173	311,667	2,395,505	769%
Total operating expenses	$6,565,750	$561,852	$6,003,898

Research and Development Expenses. Research and development expenses increased approximately $1,497,000, or 678%, for the twelve months ended December 31, 2021, compared to the twelve months ended December 31, 2020. The increase was primarily due to a $693,000 increase in consulting expenses and $464,000 in payroll expenses, combined with increases in prototype and stock-based compensation expenses of $73,000 and $65,000, respectively. The increase in consulting expenses relates to a quality/regulatory consulting group hired in May 2021 to upgrade our quality system and an engineering consultant hired to update our product drawings. The increase in payroll expenses reflect the fact that we did not have any employees for all of 2020.

Sales and Marketing Expenses. Sales and marketing expenses increased approximately $2,111,000, or 7,206%, for the twelve months ended December 31, 2021, compared to the twelve months ended December 31, 2020. The increase was primarily due to a one-time cash payment of $500,000 plus $380,000 in shares of common stock in connection with the amendment of our sales representative agreement, approximately $848,000 in shares of restricted stock to consultants, additional consulting fees of $103,000, sales commissions of $82,000, and payroll expenses of $61,000.

General and Administrative Expenses. General and administrative expenses increased approximately $2,396,000, or 769%, for the twelve months ended December 31, 2021, compared to the twelve months ended December 31, 2020. The increase was primarily due to an increase of approximately $642,000 in legal and accounting fees, $620,000 in payroll expenses, $409,000 in consulting fees, $282,000 in stock-based compensation expense, and $183,000 in rent expense. The significant increase in general and administrative expenses was a result of the Company’s transition to an operating company with formalization and amendment of consulting and sales representative agreements, an audit of the Company’s 2019 and 2020 consolidated financial statements, and the creation of an infrastructure to support future growth through the hiring of employees and establishment of a facility lease.

57

Interest and Other Income (Expense), Net

	Twelve Months Ended December 31,
	2021	2020	$ Change	% Change
Gain on investments	$2,029	$—	$2,029	N/A
Interest expense	(620,808)	(167,846)	(452,962)	270%
Other expense	(1,233)	(1,230)	(3)	(0%)

Gain on Investments. Gain on investments increased approximately $2,000 for the twelve months ended December 31, 2021 compared to the twelve months ended December 31, 2020, due to interest on our investments in money market and corporate debt securities. We did not have any investments in corporate debt securities during the twelve months ended December 31, 2020.

Interest Expense. Interest expense increased approximately $453,000, or 270%, for the twelve months ended December 31, 2021 compared to the twelve months ended December 31, 2020, primarily due to an $12.2 million increase in the level of borrowings associated with closing a new convertible debt offering during May through July 2021.

Other Income (Expense), Net. Other income and expenses were not significant during the twelve months ended December 31, 2021 and 2020.

Liquidity and Capital Resources

As of December 31, 2021, we had cash, cash equivalents, and investments of $7.3 million. Since inception, we have financed our operations through private placements of preferred stock, debt financing arrangements, and the sale of our products. As of December 31, 2021, we had $13.5 million of outstanding debt and accrued interest, net of debt discounts.

As of December 31, 2021, we had an accumulated deficit of $20.6 million. During 2020 and the twelve months ended December 31, 2021 we incurred net losses of $0.7 million and $7.1 million, respectively, and expect to incur additional losses in the future. We have not achieved positive cash flow from operations to date. We evaluated our current cash position, historical results, forecasted cashflows, and plans regarding liquidity. Considering all of these factors, we believe, absent this offering or some other form of financing, there is substantial doubt about our ability to continue as a going concern for the next 12 months.

Based upon our current operating plan, we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will enable us to fund our operating expenses and capital expenditure requirements through at least the next 12 months from the date of this offering. We continue to face challenges and uncertainties and, as a result, our available capital resources may be consumed more rapidly than currently expected due to (a) the uncertainty of future revenues from The CATAMARAN System; (b) changes we may make to the business that affect ongoing operating expenses; (c) changes we may make in our business strategy; (d) regulatory developments affecting our existing products; I changes we may make in our research and development spending plans; and (f) other items affecting our forecasted level of expenditures and use of cash resources.

If we need to raise additional capital to fund our operations, funding may not be available to us on acceptable terms, or at all. If we are unable to obtain adequate financing when needed, we may have to delay, reduce the scope of or suspend one or more of our sales and marketing efforts, research and development activities, or other operations. We may seek to raise any necessary additional capital through a combination of public or private equity offerings, debt financings, and collaborations or licensing arrangements. If we do raise additional capital through public or private equity offerings, the ownership interest of our existing stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect our stockholders’ rights. If we raise additional capital through debt financing, we may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, or declaring dividends. If we are unable to raise capital, we will need to delay, reduce, or terminate planned activities to reduce costs. Doing so will likely harm our ability to execute our business plans.

58

Borrowings

During 2015, the Company issued a $53,447 convertible promissory note to a consultant that, along with accrued interest at an annual rate of 8.0%, was automatically convertible upon a preferred stock financing of at least $500,000, at a conversion price equal to 90% of the price per share paid by the other cash purchasers in the future financing. In June 2019, the note and its accrued interest to date was replaced by a $68,359 convertible promissory note that, along with accrued interest at an annual rate of 8.0%, was automatically convertible upon a preferred stock financing of at least $1,000,000, at a conversion price equal to 90% of the price per share paid by the other cash purchasers in the future financing. The note had a maturity date of June 12, 2021. In May 2021, the note was again replaced by a $68,359 convertible promissory note with a maturity date of May 7, 2022 that, along with accrued interest at an annual rate of 8.0%, is automatically convertible upon an Initial Public Offering (“IPO”) or a capital stock financing of at least $5,000,000. The conversion price is equal to 80% of the IPO price or $1.9565 per share in the event of a capital stock financing of at least $5,000,000.

During 2016, the Company issued a $117,530 convertible promissory note to a vendor that, along with accrued interest at an annual rate of 8.0%, was automatically convertible upon a preferred stock financing of at least $500,000, at a conversion price equal to 90% of the price per share paid by the other cash purchasers in the future financing. The note had a maturity date of January 1, 2019 and remained unpaid during 2019 and 2020. In April 2021, the note was replaced by a $117,530 convertible promissory note with a maturity date of April 30, 2022 that, along with accrued interest at an annual rate of 8.0%, is automatically convertible upon an IPO or a capital stock financing of at least $5,000,000. The conversion price is equal to 80% of the IPO price or $1.9565 per share in the event of a capital stock financing of at least $5,000,000.

During 2018, the Company issued two convertible promissory notes for an aggregate of $305,084 to the minority shareholder of its subsidiary. In September 2019 and June 2020, the Company issued additional convertible promissory notes to the same minority shareholder for $201,309 and $106,620, respectively. These notes, along with accrued interest at an annual rate of 10.0%, could be applied to future capital increases for the subsidiary. In November 2020, notes payable and accrued interest totaling $784,895 was converted into the subsidiary’s Series A preferred stock shares, which increased the minority shareholder’s ownership percentage from 39.2% to 43.8%. In connection with the conversion of the notes, the Company recorded deemed interest on beneficial conversion in the amount of $88,238.

In October 2019, the Company issued a $70,000 convertible promissory note to the Company’s former Chief Executive Officer that, along with accrued interest at an annual rate of 8.0%, was automatically convertible upon a preferred stock financing of at least $500,000, at a conversion price equal to 80% of the price per share paid by the other cash purchasers in the future financing. The note had a maturity date of October 12, 2022. In April 2021, the note was replaced by a $70,000 convertible promissory note with a maturity date of April 30, 2022 that, along with accrued interest at an annual rate of 8.0%, is automatically convertible upon an IPO or a capital stock financing of at least $5,000,000. The conversion price is equal to 70% of the IPO price or $1.9565 per share in the event of a capital stock financing of at least $5,000,000.

In October 2019, the Company issued a $50,000 convertible promissory note to an investor that, along with accrued interest at an annual rate of 8.0%, was automatically convertible upon a preferred stock financing of at least $500,000, at a conversion price equal to 80% of the price per share paid by the other cash purchasers in the future financing. The note had a maturity date of October 21, 2022. In May 2021, the note was replaced by a $50,000 convertible promissory note with a maturity date of May 3, 2022 that, along with accrued interest at an annual rate of 8.0%, is automatically convertible upon an IPO or a capital stock financing of at least $5,000,000. The conversion price is equal to 70% of the IPO price or $1.9565 per share in the event of a capital stock financing of at least $5,000,000.

In November 2020, the Company issued a $200,000 convertible promissory note to the same investor that, along with accrued interest at an annual rate of 8.0%, was automatically convertible upon a preferred stock financing of at least $2,000,000, at a conversion price equal to 80% of the price per share paid by the other cash purchasers in the future financing. The note had a maturity date of November 16, 2022. In May 2021, the note was replaced by a $200,000 convertible promissory note with a maturity date of May 3, 2022 that, along with accrued interest at an annual rate of 8.0%, is automatically convertible upon an IPO or a capital stock financing of at least $5,000,000. The conversion price is equal to 70% of the IPO price or 70% of the price per share paid by the other cash purchasers in the future financing.

59

In January 2021, the Company issued a promissory note of $130,560 to a law firm. The note bore interest at 3.0% per annum and had a maturity date of the earlier of July 27, 2021, the closing of a debt or equity financing, or the closing of a change in control transaction. The interest rate was to increase to 5.0% if all principal and interest had not been paid by the maturity date. The Company repaid this note and accrued interest in May 2021.

In April 2021, the Company issued two convertible promissory notes of $40,000 and $170,000, respectively, to the same vendor described above that, along with accrued interest at an annual rate of 8.0%, are automatically convertible upon an IPO or a capital stock financing of at least $5,000,000. The conversion price is equal to 70% of the IPO price or 70% of the price per share paid by the other cash purchasers in the future financing.

In June 2021, the Company’s subsidiary issued a convertible promissory note for approximately $107,000 to the minority shareholder of its subsidiary. The note was due upon the earlier of a capital increase or December 31, 2021. This convertible promissory note, along with accrued interest at an annual rate of 8.0%, was convertible into the subsidiary’s Series A Preferred Stock. The Company purchased this note and accrued interest of $114,246 in October 2021 from its subsidiary’s minority shareholder.

During the period from May through July 2021, the Company issued convertible promissory notes to multiple investors for aggregate proceeds of $12.2 million. The notes, along with accrued interest at an annual rate of 8.0%, are automatically convertible upon an IPO, a capital stock financing of at least $5,000,000, or a change of control transaction. The conversion price upon an IPO or a capital stock financing is equal to the lesser of 70% of the price per share paid by the other cash purchasers, or the price per share at a Company valuation of $22,500,000. Upon a change of control, noteholders will receive the greater of a 100% premium on the outstanding principal, plus accrued interest, or the conversion of the principal and accrued interest into common stock at a Company valuation of $22,500,000.

As of December 31, 2021 and December 31, 2020 we were in compliance with all of our debt obligations and covenants.

Contractual Obligations

The following table summarizes our contractual obligations as of December 31, 2021:

	Payments Due By Period
		Less than			More than
	Total	1 year	1-3 years	4-5 years	5 years
Principal obligations on the debt arrangements (1)	$12,893,217	$12,893,217	$—	$—	$—
Interest obligations on the debt arrangements	645,405	645,405	—	—	—
Operating leases	1,332,825	284,076	593,964	454,785	—
Purchase obligations	—	—	—	—	—
Total	$14,871,447	$13,822,698	$593,964	$454,785	$—

(1)	For further discussion, see Note 6 to our consolidated financial statements.

60

In June 2021, we entered into a new five-year lease for our Los Gatos, California facility. The total commitment is $1,461,000.

Cash Flows

The following table sets forth the primary sources and uses of cash for each of the periods presented below:

	Twelve Months Ended December 31,
	2021	2020	$ Change	% Change
Net cash (used in) provided by:
Operating activities	$(4,292,564)	$(167,363)	$(4,125,201)	2,465%
Investing activities	(4,503,847)	—	(4,503,847)	N/A
Financing activities	11,469,443	254,800	11,214,643	4,401%
Effect of foreign currency translation on cash flow	(1,990)	6,230	(8,220)	(132)%
Net increase in cash and cash equivalents	$2,671,042	$93,667	$2,577,375

Cash Used in Operating Activities

Net cash used in operating activities increased $4.1 million, or 2,465%, from the twelve months ended December 31, 2020 to the twelve months ended December 31, 2021. The increase in the net cash used in operating activities was primarily due to an increase of $6.4 million in our net loss during the twelve months ended December 31, 2021 as we began to utilize the cash received from our convertible debt offering during May through July of 2021, partially offset by an increase in non-cash interest and stock-based compensation expenses totaling $0.8 million, common stock issued for services totaling $1.2 million, and amortization of our right-to-use (lease) asset totaling approximately $0.1 million.

Cash Used in Investing Activities

Net cash used in investing activities increased $4.5 million from the twelve months ended December 31, 2020 to the twelve months ended December 31, 2021. Cash used in investing activities for the twelve months ended December 31, 2021 was primarily due to the purchase of $4.4 million of investments using the proceeds from our convertible debt offering during May through July of 2021.

Cash Provided by Financing Activities

Cash provided by financing activities increased $11.2 million, or 4,401%, from the twelve months ended December 31, 2020 to the twelve months ended December 31, 2021. Cash provided by financing activities for the twelve months ended December 31, 2020 consisted primarily of net proceeds of $0.3 million from the issuance of convertible notes payable. Cash provided by financing activities for the twelve months ended December 31, 2021 consisted of $12.1 million proceeds from our convertible debt offering, offset by notes payable repayments of $245,000, debt issuance costs of $71,000, and deferred IPO offering costs of $287,000.

61

Critical Accounting Policies, Significant Judgments, and Use of Estimates

This discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported revenue generated, and expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. We believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates. For more detail on our critical accounting policies, see Note 2 to our consolidated financial statements appearing elsewhere in this prospectus.

Investments

The Company classifies its investments in marketable debt securities as available-for-sale and records them at fair value in its consolidated balance sheets. The net unrealized gains and losses are recorded as a separate component of stockholders’ equity. Realized gains and losses are recorded in the consolidated statements of operations and comprehensive loss. Margin loans for which a right of setoff exists are classified in the consolidated balance sheets as reductions to the investment value. The Company determines any realized gains or losses on the sale of marketable debt securities on a specific identification method, and records such gains and losses as a component of other income (expense), net.

Revenue Recognition

The Company’s revenue is derived from the sale of its products to medical groups and hospitals through its independent sales representative and national distributor in Florida and Texas.

In accordance with Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”), which the Company adopted effective January 1, 2019, revenue is recognized when control is transferred to the customer, in an amount that reflects the consideration the Company expects to be entitled to in exchange for the goods or services. The Company had no contracts with customers prior to the date of adoption. Under ASC 606, the Company applies the following five step approach: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when a performance obligation is satisfied.

The Company generates its revenue from the sale of products through an independent sales representative and national distributor to certain hospitals or medical facilities where the products are delivered in advance of a procedure. The performance obligation is the delivery of the products along with the completion of the surgery and therefore, revenue is recognized upon delivery to the customers and completion of the surgery, net of rebates and price discounts. The Company accounts for rebates and price discounts as a reduction to revenue, calculated based on the terms agreed to with the customer. Historically, there have been no significant rebates or price discounts. Sales prices are specified prior to the transfer of control to the customer, via either the customer contract, agreed price list, purchase order, or written communication with the customer. As of April 2020, the Company has an agreement in place with a national distributor, which includes standard terms that do not allow for payment contingent on resale of the product, obtaining financing, or other terms that could impact the distributor’s payment obligation. From April 2020 through May 20, 2021, the distributor billed and collected from the end-user customer, was required to pay the Company on the 5th day of the calendar month after the customer paid the distributor, and the Company recognized revenue based on the net amount received from the distributor. Prior to April 2020 and subsequent to May 20, 2021, the Company billed and collected directly with the end-user customers and recognized revenue based on the gross sales price. For direct sales to end-user customers, the Company's standard payment terms are generally net 30 days.

The Company offers its standard warranty to all customers. The Company does not sell any warranties on a standalone basis. The Company’s warranty provides that its products are free of material defects and conform to specifications, and includes an offer to replace or refund the purchase price of defective products. This assurance does not constitute a service and is not considered a separate performance obligation. The Company estimates warranty liabilities at the time of revenue recognition and records them as a charge to cost of goods sold.

62

Stock-Based Compensation

We account for stock-based compensation in accordance with ASC 718, Compensation - Stock Compensation. We account for all stock-based compensation awards using a fair-value method on the grant date and recognize the fair value of each award as an expense over the requisite service period.

We recorded total non-cash stock-based compensation expense of $16,649 and $1,604,776 during 2020 and 2021, respectively. At December 31, 2021, we had $1.6 million of total unrecognized stock-based compensation expense related to stock option grants. This amount will be recognized as expense over a weighted-average period of 2.4 years. We expect to continue to grant stock options in the future, and, to the extent that we do, our actual stock-based compensation expense recognized in future periods will likely increase.

The intrinsic value of all outstanding options as of December 31, 2021 was $2.9 million based on the fair value per the most recent valuation, dated October 28, 2021, of $9.28 per share. Of the total December 31 intrinsic value, $1.2 million related to vested options and $1.7 million related to unvested options.

Determining Fair Value of Stock Options

We recognize compensation costs related to stock-based awards granted to employees, directors, and consultants including stock options, based on the estimated fair value of the awards on the date of grant. We estimate the grant date fair value, and the resulting stock-based compensation, using the Black-Scholes option-pricing model. The grant date fair value of the stock-based awards is generally recognized on a straight-line basis over the requisite service period, which is generally the vesting period of the respective awards.

The Black-Scholes option-pricing model requires the use of subjective assumptions to determine the fair value of stock-based awards. These assumptions include:

•	Expected Term—The expected term represents the period that stock-based awards are expected to be outstanding. The expected term for option grants is determined using the simplified method. The simplified method deems the expected term to be the midpoint between the vesting date and the contractual life of the stock-based awards.

•	Expected Volatility—Since we have been privately held and do not have any trading history for our common stock, the expected volatility was estimated based on the average volatility for comparable publicly traded companies over a period equal to the expected term of the stock option grants. The comparable companies were chosen based on their similar size, stage in the life cycle, or area of specialty.

•	Risk-Free Interest Rate—The risk-free interest rate is based on the U.S. Treasury zero coupon issues in effect at the time of grant for periods corresponding with the expected term of option.

•	Expected Dividend—We have never paid dividends on our common stock and have no plans to pay dividends on our common stock. Therefore, we used an expected dividend yield of zero.

•	Forfeitures—We account for forfeitures as they occur.

63

Our board of directors intends all options granted to be exercisable at a price per share not less than the per share fair value of our common stock underlying those options on the date of grant. The estimated fair value of our common stock was determined at each valuation date by a third-party independent valuation firm in accordance with the guidelines outlined in the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation. These valuations took into account numerous factors, including developments at our company and market conditions.

The valuations as of December 31 2018, 2019, and 2020 used the income approach to determine the Company’s enterprise value. The income approach recognizes that the value of an investment is premised on the receipt of future economic benefits. Within the income approach, the Discounted Cash Flow (“DCF”) method, estimates the value of the future cash flows that a company will generate in two stages: (1) a discrete projection period; and (2) a terminal value, capturing the value of all cash flows beyond the discrete projection period. The DCF was weighted 100% in these valuations and was based on financial projections provided by management. The key assumptions in the financial projections are the annual revenue, gross margins, annual operating expenses, and investments in working capital and capital equipment. The terminal values were estimated by applying an enterprise value to a revenue multiple. The discrete projected free cash flows and terminal value were discounted to present value using a Weighted Average Cost of Capital (“WACC”) of 22.9% for 2018, 20.5% for 2019, and 21.7% for 2020. These discounted figures were summed to arrive at the enterprise values.

Adjustments were made to the enterprise values for the Company’s cash and debt as of the valuation dates to determine the applicable equity values. The option pricing method (“OPM”) was used to allocate the equity values to our various equity securities including our common stock. The OPM treats common stock and preferred stock as call options on the Company’s equity value, with exercise prices based on the liquidation preferences and conversion rights of the preferred stock. The OPM relies on the Black-Scholes option pricing model and requires assumptions for equity volatility. The equity volatility was determined to be 70.0% based on the volatility rate of certain comparable public companies. A discount for lack of marketability (“DLOM”) of 35% was applied to the common stock in the valuations for years 2018 and 2019. A 30% DLOM was applied in the 2020 valuation.

The May 21, 2021 valuation used a hybrid method which combines the Probability Weighted Expected Return Method (“PWERM”) with the OPM. The PWERM considers a set of discrete potential liquidity scenarios for the Company, the value common stock would receive in each scenario, and the time required and risk inherent in achieving those values. The May 21, 2021 valuation examined the following scenarios for the Company: (i) an IPO; (ii) remaining private and raising capital; and (iii) dissolution. Within the IPO scenario, 100% weighting was placed on the Market Approach for determining the enterprise value. The Market Approach assumes that businesses operating in the same industry will share similar characteristics, and therefore a comparison of the business to similar businesses whose financial information is publicly available may provide a reasonable basis to estimate a subject business’s value. The equity value in the IPO scenario was estimated considering guideline IPOs, the anticipated size of the Company’s offering, and forecasted cash and debt. The estimated common stock value as of the IPO was present valued using a discount rate of 22.4% based on Company’s WACC, less an adjustment of 2.0% to reflect the risk reduction of an IPO event.

The August 31, 2021 valuation used a hybrid method which combines the Probability Weighted Expected Return Method (“PWERM”) with the OPM. The PWERM considers a set of discrete potential liquidity scenarios for the Company, the value common stock would receive in each scenario, and the time required and risk inherent in achieving those values. The August 31, 2021 valuation examined the following scenarios for the Company: (i) an IPO; (ii) remaining private and raising capital; and (iii) dissolution. Within the IPO scenario, 100% weighting was placed on the Market Approach for determining the enterprise value. The Market Approach assumes that businesses operating in the same industry will share similar characteristics, and therefore a comparison of the business to similar businesses whose financial information is publicly available may provide a reasonable basis to estimate a subject business’s value. The equity value in the IPO scenario was estimated considering guideline IPOs, the anticipated size of the Company’s offering, and forecasted cash and debt. The estimated common stock value as of the IPO was present valued using a discount rate of 32.0% based on Company’s WACC, less an adjustment of 5.0% to reflect the risk reduction of an IPO event.

The October 28, 2021 valuation used a hybrid method which combines the Probability Weighted Expected Return Method (“PWERM”) with the OPM. The PWERM considers a set of discrete potential liquidity scenarios for the Company, the value common stock would receive in each scenario, and the time required and risk inherent in achieving those values. The October 28, 2021 valuation examined the following scenarios for the Company: (i) an IPO; (ii) remaining private and raising capital; and (iii) dissolution. Within the IPO scenario, 100% weighting was placed on the Market Approach for determining the enterprise value. The Market Approach assumes that businesses operating in the same industry will share similar characteristics, and therefore a comparison of the business to similar businesses whose financial information is publicly available may provide a reasonable basis to estimate a subject business’s value. The equity value in the IPO scenario was estimated considering guideline IPOs, the anticipated size of the Company’s offering, and forecasted cash and debt. The estimated common stock value as of the IPO was present valued using a discount rate of 27.2% based on Company’s WACC, less an adjustment of 5.0% to reflect the risk reduction of an IPO event.

In determining the enterprise value within the remain private scenario, 100% weighting was applied to the DCF Method under the income approach, in the same manner as in the December 31, 2018, 2019, and 2020 valuations. The discount rate in this scenario was determined to be 22.4% based on Company’s WACC. Adjustments were made to the enterprise value for the Company’s cash and debt as of the valuation date to determine the equity value in this scenario. The OPM was used to allocate the equity value to our common stock. The equity volatility rate was determined to be 70.0% based on the volatility rate of certain comparable public companies. DLOMs of (i) 10.0% in the IPO scenario and (ii) 30.0% in the remaining private scenario were applied to the common stock.

Following the closing of this offering, the fair value of our common stock will be determined based on the closing price of our common stock on the Nasdaq Capital Market.

Common Stock Warrants

We account for warrants for shares of common stock as equity in accordance with the accounting guidance for derivatives. The accounting guidance provides a scope exception from classifying and measuring as a financial liability a contract that would otherwise meet the definition of a derivative if the contract is both (i) indexed to the entity’s own stock and (ii) classified in the stockholders’ deficit section of the consolidated balance sheet. We estimate the fair value of our warrants for shares of common stock by using the Black-Scholes option pricing model. Warrants classified as equity are recorded as additional paid-in capital on the consolidated balance sheet and no further adjustments to their valuation are made after the issuance of the warrants.

Income Taxes

We account for income taxes under the asset and liability method, whereby deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to affect taxable income. We assess the likelihood that the resulting deferred tax assets will be realized. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized.

64

As of December 31, 2021, we had net operating loss carryforwards of approximately $7.1 million, $10.6 million, and $2.0 million available to reduce future taxable income, if any, for federal, state, and foreign income tax purposes, respectively. If not utilized, our federal, state, and foreign net operating loss carryforwards begin to expire in 2034, 2032, and 2022, respectively, and valuation allowances have been established, where necessary. These net operating loss carryforwards could expire unused and be unavailable to reduce future income tax liabilities, which could materially and adversely affect our results of operations.

We did not record a provision or benefit for income taxes during the twelve months ended December 31, 2021 or 2020. We continue to maintain a full valuation allowance against our net deferred tax assets.

We assess all material positions taken in any income tax return, including all significant uncertain positions, in all tax years that are still subject to assessment or challenge by relevant taxing authorities. Assessing an uncertain tax position begins with the initial determination of the position’s sustainability and is measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. As of each balance sheet date, unresolved uncertain tax positions must be reassessed, and we will determine whether (i) the factors underlying the sustainability assertion have changed and (ii) the amount of the recognized tax benefit is still appropriate. The recognition and measurement of tax benefits requires significant judgment. Judgments concerning the recognition and measurement of a tax benefit may change as new information becomes available.

The Tax Reform Act of 1986 limits the use of net operating loss and tax credit carryforwards in certain situations where changes occur in the stock ownership of a company. We have not completed a study to determine whether any ownership changes per the provisions of Section 382 of the Tax Reform Act of 1986, as amended, as well as similar state provisions, have occurred.

Off-Balance Sheet Arrangements

During 2020 and 2021, we did not have any relationships with unconsolidated organizations or financial partnerships, such as structured finance or special purpose entities that would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Seasonality

Our business could be affected by seasonal variations. For instance, we expect to experience lower sales in the summer months and higher sales in the last quarter of the fiscal year. However, taken as a whole, seasonality does not have a material impact on our financial results.

JOBS Act Accounting Election

In April 2012, the JOBS Act was enacted. Section 107(b) of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Quantitative and Qualitative Disclosures about Market Risk

Interest Rate Risk

We are exposed to interest rate risks related to our cash and cash equivalents. We had cash and cash equivalents of $246,000 and $2.9 million as of December 31, 2020 and December 31, 2021, respectively, which consist of bank deposits and money market funds. Our cash balance consisted of bank deposits in 2020. Such interest-earning instruments carry a degree of interest rate risk; however, historical fluctuations in interest income have not been significant.

65

We had outstanding debt of $575,000 and $13.5 million as of December 31, 2020 and December 31, 2021, which accrues interest at a fixed rate of 8.0%. In the ordinary course of business, we may enter into contractual arrangements to reduce our exposure to interest rate risks. We do not believe that a 10% change in interest rates would have a significant impact on our consolidated financial statements.

Foreign Currency Exchange Risk

We operate in one country other than the United States, and, therefore, we are exposed to foreign currency risks. All of our sales to date have been inside of the United States in US Dollars. Operating expenses related to our Swiss subsidiary are largely denominated in the local currency, Swiss Francs. We do not believe that a 10% change in foreign currency exchange rates would have a significant impact on our net income. We do not currently hedge our exposure to foreign currency exchange rate fluctuations; however, we may choose to hedge our exposure in the future.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASC 842, “Leases”. This standard requires lessees to present right-of-use assets and lease liabilities on the balance sheet. The new guidance is to be applied using a modified retrospective approach at the beginning of the earliest comparative periods in the financial statements and is effective for fiscal years beginning after December 15, 2021 and early adoption is permitted. We early adopted ASC 842 upon the inception of our facility lease in June 2021.

In August 2020, the FASB issued ASU 2020-6, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-6”), which simplifies the accounting for convertible instruments by removing the separation models for (1) convertible debt with a cash conversion feature and (2) convertible instruments with a beneficial conversion feature. Upon adoption, a convertible debt instrument will be accounted for as a single liability at amortized cost unless (a) the convertible instrument contains features that require bifurcation as a derivative under ASC 815, Derivatives and Hedging, or (b) the convertible debt instrument was issued at a substantial premium. These changes will reduce reported interest expense and increase reported net income for entities that have issued a convertible instrument that was bifurcated according to previously existing rules. ASU 2020-6 also requires the application of the if-converted method for calculating diluted earnings per share and the treasury stock method will be no longer available. The new guidance is effective for public entities excluding smaller reporting companies in fiscal years beginning after December 15, 2021, with early adoption permitted no earlier than fiscal years beginning after December 15, 2020. For public business entities that meet the definition of a smaller reporting company, the amendments in ASU 2020-6 are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2023. ASU 2020-6 is effective for us in the first quarter of fiscal 2024. The Company adopted this standard effective for the year ended December 31, 2021 and the adoption did not have any material impact on the Company’s consolidated financial statements.

BUSINESS

Introduction

Tenon Medical, Inc. (“Tenon”), a medical device company formed in 2012, has developed a proprietary, U.S. Food and Drug Administration (“FDA”) cleared surgical implant system, which is designed to optimize sacroiliac joint fixation / fusion surgery and corresponding outcomes. Tenon is preparing a national launch of this system to address the greatly underserved market opportunity that exists in this space.

The Opportunity

We estimate that over 30 million American adults have chronic lower back pain. Published clinical studies have shown that 15% to 30% of all chronic lower back pain is associated with the SI-Joint. For patients whose chronic lower back pain stems from the Sacroiliac Joint (“SI-Joint”), our experience in both clinical trials and commercial settings indicates the system to be introduced by Tenon could be beneficial for patients who are properly diagnosed and screened for surgery by trained healthcare providers.

66

In 2019, approximately 475,000 patients in the United States were estimated to have received an aesthetic injection to temporarily alleviate pain emanating from the SI-Joint and/or to diagnose SI-Joint pain. Additionally, several non-surgical technologies have been introduced in the past 10 years to address patients who do not respond to injection therapy, including systemic oral medications and opioids.

To date, the penetration of a surgical solution for this market has been relatively low (5-7%). We believe this is due to complex surgical approaches and suboptimal implant design of existing options. The penetration of this market with an optimized surgical solution is Tenon’s focus.

We believe the SI-Joint is the last major joint to be successfully addressed by the orthopedic implant industry. Studies have shown that disability resulting from disease of the SI-Joint is comparable to the disability associated with a number of other serious orthopedic conditions, such as knee and hip arthritis and degenerative disc disease, each of which has surgical solutions where an implant is used and a multi-billion-dollar market exists.

The SI-Joint

The SI-Joint is a strong weight bearing synovial joint situated between the lumbar spine and the pelvis and is aligned along the longitudinal load bearing axis of the human spine when in an upright posture. It functions as a force transfer conduit where it transfers axial loads bi-directionally from the spine to the pelvis and lower extremities and allows forces to be transmitted from the extremities to the spine. It also provides load sharing between the hip and spine to contribute towards attenuation of impact shock and stress from activities of daily living.

The SI-Joint is a relatively immobile joint that connects the sacrum (the spinal segment that is attached to the base of the lumbar spine at the L5 vertebra) and the ilium of the pelvis. Each SI-Joint is approximately 2mm wide and irregularly shaped.

Motion of the SI-Joint features vertical shear and rotation. Although the rotational forces about the SI-Joint are relatively low, repetitive motions created by daily activities such as walking, jogging, twisting at the hips, and jumping can increase the stresses on the SI-Joint. If the SI-Joint is compromised through injury or degeneration, the load bearing and motion restraints from the surrounding anatomical structures of the SI-Joint will be compromised resulting in abnormal stress transfers across the joint to these structures, thereby further augmenting the degenerative cascade of the SI-Joint. Eventual pain and cessation of an individual’s normal activities due to a painful and unstable SI-Joint have led to an increase in the recent development of SI-Joint stabilization devices.

Non-Surgical Treatment of Sacroiliac Joint Disease

Several non-surgical treatments exist for suspected sacroiliac joint pain. These conservative steps often provide desired relief for the patient. Non-surgical treatments include:

•	Drug Therapy: including opiates and non-steroidal anti-inflammatory medications.

•	Physical Therapy: which can involve exercises as well as massage.

•	Intra-Articular Injections of Steroid Medications: which are typically performed by physicians who specialize in pain treatment or anesthesia.

•	Radiofrequency Ablation: or the cauterizing of the lateral branches of the sacral nerve roots.

When conservative steps fail to deliver sustained pain relief and return to quality of life, specific diagnostic protocols are utilized to explore if a surgical option should be considered.

67

Diagnosis

Historically, diagnosing pain from the SI-Joint was not routinely a focus of orthopedic or neurosurgery training during medical school or residency programs. Due to its invasiveness, post-operative pain, and muscle disruption along with a difficult procedure overall, the open SI-Joint fusion procedure was rarely taught in these settings.

The emergence of various SI-Joint surgical technologies has generated a renewed discussion of SI-Joint issues. Of particular focus is the diagnostic protocol utilized to properly select patients for SI-Joint surgery. Patients with low back pain typically start with primary care physicians who often refer to pain specialists. Here, the patient will undergo traditional physical therapy combined with oral medications (anti-inflammatory, narcotic, etc.). If the patient fails to respond to these steps the pain specialist may move to therapeutic injections of the SI-Joint. These injections may serve to lessen inflammation to the point that the patient is satisfied. However, the impact from these injections is often transient. In this case the patient is often referred to a clinician to determine if the patient may be a candidate for surgical intervention. A series of provocative tests in clinic, combined with a specific injection protocol to isolate the SI-Joint as the pain generator is then utilized to confirm the need for surgical intervention. Published literature has shown this technique to be a very effective step to determine the best treatment to alleviate pain.

Limitations of Existing Treatment Options

Surgical fixation and fusion of the SI-Joint with an open surgical technique was first reported in 1908, with further reports in the 1920s. The open procedure uses plates and screws, requires a 6 to 12-inch incision and is extremely invasive. Due to the high invasiveness and associated morbidity, the use of this procedure is limited to cases involving significant trauma, tumor, etc.

Less invasive surgical options along with implant design began to emerge over the past 15 years. These options feature a variety of approaches and implant designs and have been met with varying degrees of adoption. Lack of a standard and accepted diagnostic approach, complexity of approach, high morbidity of approach, abnormally high complication rates and inability to radiographically confirm fusion have all been cited as reasons for low adoption of these technologies.

68

The Market

Based on market research and internal estimates, Tenon believes the potential market for surgical intervention of the SI-Joint to be 279,000 procedures annually in the US alone, for a potential annual market of more than $2.2 billion. These estimates are driven by coding data for SI-Joint injections to treat pain and informed assumptions relative to surgical intervention candidacy

Based on public information, we believe that the largest clinical device supplier in this market does approximately 10-11,000 SI-Joint fixations a year representing the largest market share. The other competitive devices that are offered are all products generally part of much larger companies with a variety of orthopedic devices and as such do not specifically call out the number of specific SI-Joint procedures performed with their products. It is our belief that all other competitive devices represent approximately another 5,000 potential SI-Joint procedures.

Based on this analysis we believe the market is vastly underserved and only penetrated 5-7%, leaving tremendous upside for a next generation device that meets the needs of this market.

Competitive Landscape

We believe Tenon is the first company to develop and manufacture a novel posterior/inferior approach featuring a dual pontoon fixation technology cleared by the FDA expressly for SI-Joint fusion. The approach, referred to as Posterior Inferior Sacroiliac Fusion is focused on these critical aspects of the surgical procedure:

1.	Designed for Safety: the approach trajectory and angle are away from the neural foramen.

2.	Focus on Efficiency: the approach is designed to be direct to the SI Joint, which allows for visualization of the joint and is designed to pass through minimal muscle structures, which may result in a faster and more efficient surgical procedure and reduced post-op pain for the patient.

3.	Targeted Anatomy: the approach places the implant in the aspect of the SI-Joint with the densest bone, designed to provide maximum fixation and resistance to vertical shear. This is designed to provide a secure press fit of the implant, reducing the incidence of revision surgery due to implant loosening, which we believe is the reason for many competitive device failures as reported to the FDA Medical Device Reporting (MDR).

Note the trajectory used in the Posterior Inferior approach:

69

Over the past several years, other companies have recognized the opportunity and have entered the minimally invasive SI-Joint fixation market. However, these products are either screw / triangular rod-based or allograft products, which we believe have disadvantages when compared to The CATAMARAN System.

In the United States, we believe that our primary competitors will be SI-Bone, Inc., Globus Medical, Inc., Medtronic plc and RTI Surgical, Inc. We also compete against non-hardware products, such as allograft bone implants. These allograft products are comprised of human cells or tissues and are regulated by the FDA differently from implantable medical devices made of metallic or other non-tissue-based materials.  The following chart is a comparison of specifications and features among the various available clinical devices:

Current Clinical Device Comparison – SI-Joint

70

We believe from our study of the market that many physicians who have been trained to use one of the existing clinical devices have not adopted the procedure for a variety of reasons. Complexity of approach, high morbidity of approach, abnormally high complication rates and inability to radiographically confirm fusion have all been cited as reasons for low adoption of these technologies

The following are the primary factors on which companies compete in our industry:

•	product and clinical procedure effectiveness;
•	ease of surgical technique and use of associated instruments;
•	safety;
•	published clinical outcomes and evidence;
•	sales force knowledge and service levels;
•	product support and service, and customer service;
•	comprehensive training, including disease, anatomy, diagnosis, and treatment;
•	product innovation and the speed of innovation;
•	intellectual property;
•	accountability and responsiveness to customers’ demands;
•	pricing and reimbursement;
•	scientific (biomechanics) data; and
•	attracting and retaining key personnel.

Tenon believes that refined approaches and improved implant design will open the door to enhanced adoption and further penetration of this important market.

The CATAMARAN™ SIJ Fusion System Solution

Tenon currently sells The CATAMARAN™ SIJ Fusion System (“The CATAMARAN System”) to a limited number of clinician advisors to develop the product for a commercial launch. Tenon is planning a limited of The CATAMARAN System in the fourth quarter of 2021 and a full commercial launch in the first quarter of 2022, which will address what we believe is a large market opportunity with a superior product. The CATAMARAN System includes instruments and implants designed to prepare and fixate the SI-Joint for fusion. The CATAMARAN System is distinct from other competitive offerings in the following ways:

•	Posterior / Inferior Sacroiliac Fusion Approach (PiSIF™)

•	Reduced Approach Morbidity

•	Direct And Visualized Approach to the SI-Joint

•	Single Implant “One and Done” Technique

•	Insertion Trajectory Away from the Neural Foramen

•	Autologous Bone Grafting in the Ilium, Sacrum and Bridge

•	Radiographic Confirmation of Bridging Bone Fusion of the SI-Joint

The fixation device and its key features are shown below:

Key Features

“Pontoon” in the ilium

“Pontoon” in the sacrum

“Pontoons and Bridge” filled with autologous bone from drilling process

Leading edge osteotome creates defect and facilitates ease of insertion

71

The CATAMARAN System is a singular implant designed with several proprietary components which allow for it to be explicitly formatted to address the SI Joint with a single approach and implant. We refer to this as the “One and Done” feature of the implant. This contrasts with several competitive implant systems that require multiple approach pathways and implants to achieve fixation. In addition, the posterior/inferior approach is designed to be direct to the joint and through limited anatomical structures which may minimize the morbidity of the approach. The implant features a patented dual pontoon open cell design which enables the clinician to pack the pontoons with the patient’s own autologous bone designed to promote bone fusion across the joint. The CATAMARAN System is designed specially to resist vertical shear and rotation of the joint in which it was implanted, helping stabilize the joint in preparation for eventual fusion.

The instruments we have developed are proprietary to The CATAMARAN System and specifically designed to facilitate a Posterior Inferior approach that is unique to the system.

Tenon also has developed a proprietary 2D placement protocol as well as a protocol for 3D navigation utilizing the latest techniques in spine surgery. These Tenon advancements are intended to further enhance the safety of the procedure and encourage more physicians to adopt the procedure.

The CATAMARAN System, as mentioned previously, is placed in the densest aspect of the SI-Joint as confirmed by the pre-op planning images below:

Surgical Plan Key: Yellow: Guidewire Purple: Lateral Pontoon (Ilium) Green: Medial Pontoon (Sacrum)

Notes:

Upper Right Quadrant: The green and purple pontoons represent the placement in the dense bone inferior – contrasted with the dorsal gap superiorly where competitive systems are most often placed.

Lower Right Quadrant: The yellow and purple outlines represent The CATAMARAN System pontoons, illustrating the angle of insertion is away from the sacral neuro foramen providing for a much safter trajectory for device implantation.

The Procedure

We believe The CATAMARAN System and its differentiated characteristics allow for an efficient and effective procedure designed to deliver short-term stabilization and long-term fusion that can be confirmed radiographically. Shown below is an illustration demonstrating the unique placement of The CATAMARAN System inserted posterior / inferior and coming directly down to and traversing the joint

72

The CATAMARAN System procedure is typically performed under general anesthesia using a specially designed instrument set we provide to prepare for the posterior/inferior access to the SI-Joint. Specially designed imaging and navigation protocols are designed to ensure the clinician has the proper Entry Point, Trajectory, Angle and Depth (ETAD™) so that the pontoons of The CATAMARAN System are placed for maximum fixation. The CATAMARAN System incorporates two pontoons and is designed so that when the system is impacted into the bone one pontoon is on the Illum side and the other is in the Sacrum side with the bridge spanning the joint, preventing shear and rotation of the joint. The device also features an open cell design where the patient’s own (autologous) bone is packed into the pontoons and the bridge to facilitate fusion across the joint. The leading edge of the bridge is designed to act as an osteotome, providing a self-created deficit upon insertion. These features are designed to create an ideal environment for bone ingrowth and fusion. Below is a fluoroscopic image of an implanted CATAMARAN Fixation Device spanning the SI Joint.

Tenon believes the surgical approach and implant design it has developed, along with the 2D and 3D protocols for proper implantation will be received well by the clinician community who have been looking for a next generation device. Our initial clinical results indicate that The CATAMARAN System is promoting fusion across the joint as evidenced by post-op CT scans (the recognized gold standard widely accepted by the Clinical community).

Post-Op fluoroscopic image of implant spanning the SI Joint	6-Month CT-Scan showing clear bridging bone fusion

A preliminary 20 case series (Michael Joseph Chaparro, MD, F.A.A.N.S., F.A.C.S.) has documented that The CATAMARAN System does in fact promote fusion across the SI-Joint, which many of our competitors have not been able to demonstrate. While products from some of our competitors use screws and triangular wedges to treat the SI-Joint, most do not effectively resist the vertical shear and twisting within the joint.

73

An independent biomechanical study (Lisa Ferrara, Ph.D. OrthoKinetic Technologies, LLC now part of Element) demonstrated that a single CATAMARAN SIJ Fixation Device was superior to predicate device in the areas of Fixation Strength, Shear Stiffness, Dynamic Endurance and Pullout Strength. We hold issued patents on The CATAMARAN System and its unique features including the dual pontoons and the open cell structure for bone graft packing. We also hold an issued patent for the method of placing The CATAMARAN System into the SI-Joint where one pontoon is in the ilium and the other in the sacrum.

The CATAMARAN System’s unique design has already demonstrated radiographically confirmed fusion in initial patients. We believe that this beneficial advantage along with a simpler, safer, and less painful procedure will make this the procedure of choice for most physicians. As more physicians are trained, Tenon intends to run head-to-head clinical trials against other devices to further document the unique attributes of The CATAMARAN System.

Coverage and Reimbursement

When a Tenon procedure utilizing The CATAMARAN System is performed, the healthcare facility, either a hospital (inpatient or outpatient clinic), and the clinician submit claims for reimbursement to the patient’s insurer. Generally, the facility obtains a lump sum payment, or facility fee, for SI-Joint fusions. Our products are purchased by the facility, along with other supplies used in the procedure. The facility must also pay for its own fixed costs of operation, including certain operating room personnel involved in the procedure, ICD and other medical services care. If these costs exceed the facility reimbursement, the facility’s managers may discourage or restrict clinicians from performing the procedure in the facility or using certain technologies, such as The CATAMARAN System, to perform the procedure.

The Medicare 2021 national average hospital inpatient payment for SI-Joint Procedures ranges from approximately $25,000 to approximately $59,000 depending on the procedural approach and the presence of Complication and Comorbidity/Major Complication and Comorbidity.

The Medicare 2021 national average hospital outpatient clinic payment is $15,888. We believe that insurer payments to facilities are generally adequate for these facilities to offer The CATAMARAN System procedure.

Physicians are reimbursed separately for their professional time and effort to perform a surgical procedure. Depending on the surgical approach, the incision size, type and extent of imaging guidance, indication for procedure, and the insurer, The CATAMARAN System procedure may be reported by the physician using any one of the applicable following CPT® codes 27279, 27280, 27299.   The Medicare 2021 national average payment for CPT® 27279 is $888 and $1,399 for 27280. CPT® 27299 has no national valuation. Clinicians, however, can present a crosswalk to another procedure believed to be fairly equivalent and/or comparison to a code for which there is an existing valuation.

For some governmental programs, such as Medicaid, coverage and reimbursement differ from state to state, and some state Medicaid programs may not pay an adequate amount for the procedures performed with our products, if any payment is made at all. Similar to Medicaid, many private payors’ coverage and payment may differ from one payer to another.

We believe that some clinicians view the current Medicare reimbursement amount as insufficient for current SI-Joint procedures, given the work effort involved with the procedure, including the time to diagnose the patient and obtain prior authorization from the patient’s health insurer when necessary. Many private payors require extensive documentation of a multi-step diagnosis before authorizing SI-Joint fusion for a patient. We believe that some private payors apply their own coverage policies and criteria inconsistently, and clinicians may experience difficulties in securing approval and coverage for sacroiliac fusion procedures. Additionally, many private payors limit coverage for open SI-Joint fusion to trauma, tumors or extensive spine fusion procedures involving multiple levels.

74

We believe the unique design of The CATAMARAN System and the fact The CATAMARAN System may be placed both via an open procedure based on the clinician’s determination of trauma induced SI-Joint pain or as a minimally invasive approach provides a unique and differentiated approach for the clinician to determine the reimbursement code that best fits the clinical problem. We believe this is a significant advantage over competitive devices by providing the clinician the clinical flexibility of offering the best clinical solution and approach for patients.

Sales and Marketing

We will market and sell The CATAMARAN System primarily through an out-sourced national distribution network specializing in orthopedics and spine sales. This exclusive distributor relationship with SpineSource® provides Tenon access to a large independent sales representative network comprising as many as 750 independent sales representatives that specialize in spine products. Our target customer base includes approximately 12,000 physicians who perform spine and/or pelvic surgical procedures.

SpineSource has over 30 years of experience distributing spine and orthopedic products. Over that period of time, they have developed national contracts which speeds the ability to sell within large hospital networks. SpineSource has also developed close relationships with the independent sales representatives in their network. These relationships are important contact points within the United States as much of the sales of spine and orthopedic products are sold through close clinician to sales rep consultative relationships developed over many years. Our national distributor and network of independent sales representatives has extensive training and experience selling medical devices for spine problems and pain management, generally focusing on emerging technologies and markets.

In addition to general sales and marketing training, we provide our distribution organization with comprehensive, hands-on cadaveric and dry-lab training sessions focusing on the clinical benefits of The CATAMARAN System and the importance of using the 2D and 3D protocols we have developed. We believe many clinicians have already been trained using one of the alternative products but have not been satisfied with the approach and technology. This provides Tenon with an opportunity to demonstrate to an already-trained-clinician the unique attributes of The CATAMARAN System.

Our business objective is to introduce the Next Generation Implant for Si-Joint Fixation. The past 10 years has seen an acceleration in recognition and discussion of the SI-Joint as a cause of pain that can be treated. However, adoption has been hindered by complexity of the procedure as evidenced by the significant number of reported Medical Device Records (MDR’s). The need for multiple implants and resulting post-op pain has also contributed to low adoption numbers. Our strategy is to provide a safer, faster, and better surgical experience and a significant pain reduction benefit for the patient. Our goals are simple but impactful and as such we plan on the following:

•	Educate and inform physicians and other healthcare providers, payors, and patients about the growing body of evidence supporting what we believe is the safety, durable clinical effectiveness, economic benefit, and reduction in opioid use associated with SI-Joint fixation and The CATAMARAN System procedure.

•	Utilize the most effective means of training via video and in-person labs demonstrating the ease of use with 2D and 3D navigation. Since many physicians have already been trained but have not incorporated SI-Joint fixation into their practices we will work with these physicians to reengage and train them on the Next Generation of an SI-Joint implant which incorporates a safer and simpler approach.

•	Utilize the best approaches of direct-to-consumer outreach to educate patients that there is a safe solution to help them improve their quality of life. Additionally, to reach the broadest physician and patient audience on case study results from around the United States we plan to implement an active social media campaign incorporating Facebook, Instagram, YouTube, etc.

•	Invest in our distributor network to ensure that all Tenon representatives have the latest in marketing and education tools to reduce the time from training to adoption.

•	Remain true to our next generation product development strategy by continually bringing out new advancements in and around the SI-Joint and pelvic region.

75

•	Continue to grow our existing intellectual property portfolio.

Regulatory Status

Tenon has received FDA 510(k) clearance to market and sell the Catamaran System for sacroiliac joint fusion for conditions including sacroiliac joint disruptions and degenerative sacroiliitis. The company plans to expand initial sales in late Q-4 2021 with a full domestic product launch beginning Q-1 2022.

Research & Development

Our initial development of The CATAMARAN System has incorporated several differentiating features which we believe will make an important contribution for many patients suffering from SI-Joint pain. To our knowledge no other competitive product incorporates these Next Generation features:

·	Dual Pontoon implant that bridges the targeted joint;

·	Open cell design designed for utilizing the patient’s own autologous bone for promotion of fusion;

·	Bridge design between the dual pontoons for enhanced strength;

·	Leading edge of the implant designed to function as an osteotome providing a self-creating defect feature not available with competitive systems;

·	Single implant designed with varying pontoon sizes to ensure a robust fixation based on anatomy; and

·	Additional smaller Catamaran designed for smaller anatomy and/or revision surgery.

The Tenon development plan is to expand The CATAMARAN System offering by introducing a series of progressively longer pontoons so that the clinician has a full complement of sized implants to choose from depending on the patient’s anatomy. These product enhancements will enable the clinician to optimize the size of each implant to ensure full fixation based on anatomy. Tenon believes based on literature searches of prior SI-Joint fixation technologies that there may be as much as 20% of the implants performed to date where the implant has loosened or been misplaced thereby requiring a revision surgery. Tenon believes that its ability to make The CATAMARAN System a specifically sized fixation device will benefit many patients requiring a revision surgery.

The CATAMARAN System shown below has been cleared by the FDA for commercialization. This patented titanium implant incorporates The CATAMARAN SIJ Fixation Device pontoon design and the open cell configuration which we believe, when filled with the patient’s autologous bone, promotes fusion. The 2 images below show a comparison of a competitive implant requiring 3 implants and The CATAMARAN System unique pontoon design showing the need of only 1 implant to cover the same amount of the SI-Joint.

The CATAMARAN™ SIJ Fusion System Single Implant	SI Bone iFuse® Three Implants

76

Our mission will be to continue developing enhancements to The CATAMARAN System to meet our customers’ changing needs and to improve the surgery’s effectiveness. This includes revision surgery options as well as options to complete long fusion constructs in the lumbar spine.

Coinciding with our commercial launch, Tenon will initiate various post marketing clinical studies in accordance with FDA cleared indications for use. Since we have already received FDA 510(k) clearance to market The CATAMARAN System, our clinical study activities will be focused on capturing post-market safety and efficacy data. Preliminary plans for clinical study evaluations may include a longitudinal cohort study design with approximately 200 patients. Clinical study endpoints may include but are not limited to; length of surgical procedure, blood loss, post-op pain, length of stay, duration of non-weight-bearing post-op, radiographic confirmation of fusion and surgical complication rates. Statistical analysis plans may be designed to demonstrate non-inferiority to historical control, as reported in published literature, which may be used for submission to peer reviewed articles / posters / presentations and the like.

Intellectual Property

Developing and maintaining a strong intellectual property position is an important element of our business. Currently we own all of our intellectual property though our subsidiary, Tenon Technology AG (“TTAG”). We maintain the intellectual property through a combination of patent protection, trademarks, and trade secrets. We have sought, and will continue to seek, patent protection for our technology, for improvements to our technology, as well as for any of our other technologies where we believe such protection will be advantageous.

As of April 15, 2022, we own three (3) issued U.S. utility patents, five (5) pending U.S. utility patent applications, three (3) issued foreign utility patents in Australia, Canada and Israel, and three (3) pending foreign utility patent applications in the European Community, Brazil and Japan.

Our utility patents and patent applications are directed to several different aspects of our sacroiliac (SI) joint stabilization technology and related patent platform. By way of example, our granted patents and pending patent applications cover various structural features of our unique CatamaranTM SI joint prosthesis and means for employing same to stabilize a dysfunctional SI joint.

The term of individual patents depends on the legal term for patents in the countries in which they are granted. In most countries, including the United States, the patent term for a utility patent is generally 20 years from the earliest claimed filing date of a nonprovisional patent application in the applicable country. Our issued U.S. and foreign utility patents are anticipated to naturally expire around 2031, and our U.S. pending utility patent applications, if issued into patents, are similarly anticipated to naturally expire around 2031, excluding any additional patent term adjustment(s) or extension(s), and assuming payment of all applicable maintenance or annuity fees. Once a patent expires, patent protection ends and an invention enters the public domain allowing anyone to commercially exploit the invention without infringing the patent.

We cannot guarantee that patents will be issued from any of our pending applications or that issued patents will be of sufficient scope or strength to provide meaningful protection for our technology. Notwithstanding the scope of the patent protection available to us, a competitor could develop methods or devices that are not covered by our patents or circumvent these patents. Furthermore, although, at present, we are unaware of any patent applications that may result in one or more issued patents that our existing products or technologies may be alleged to infringe, since U.S. and foreign applications can take many months to publish, there may be applications unknown to us that may result in one or more issued patents that our existing products or technologies may be alleged to infringe.

As of December 31, 2021, we also have priority rights in and to several significant trademarks that support our products and brand, including eight (8) U.S. trademark applications and four (4) foreign trademark applications in the European Community, Australia and Japan.

Regulation

Domestic Regulation of Our Products and Business. Our research, development and clinical programs, as well as our manufacturing and marketing operations, are subject to extensive regulation in the United States and other countries. Most notably, all of our products sold in the United States are subject to the Federal Food, Drug and Cosmetic Act (the “FDCA”), as implemented and enforced by the FDA. The FDA governs the following activities that we perform or that are performed on our behalf, to ensure that medical products distributed domestically or exported internationally are safe and effective for their intended uses:

•	product design, development, and manufacture;

•	product safety, testing, labeling, and storage;

•	record keeping procedures;

•	product marketing, sales, distribution and export; and

•	post-marketing surveillance, complaint handling, medical device reporting, reporting of deaths, serious injuries or device malfunctions, and repair or recall of products.

There are numerous FDA regulatory requirements governing the clearance or approval and marketing of our products. These include:

•	product listing and establishment registration, which helps facilitate FDA inspections and other regulatory action;

•	investigational device exemptions to conduct premarket clinical trials, which include extensive monitoring, recordkeeping, and reporting requirements;

•	QSR, which requires manufacturers, including contract manufacturers, to follow stringent design, testing, control, documentation and other quality assurance procedures during all aspects of the manufacturing process;

•	labeling regulations and FDA prohibitions against the promotion of products for uncleared, unapproved or off-label use or indication;

77

•	clearance of product modifications that could significantly affect safety or effectiveness or that would constitute a major change in intended use of one of our cleared devices;

•	approval of product modifications that affect the safety or effectiveness of one of our approved devices;

•	medical device reporting regulations, which require that manufacturers comply with FDA requirements to report if their device may have caused or contributed to a death or serious injury, or has malfunctioned in a way that would likely cause or contribute to a death or serious injury if the malfunction of the device or a similar device were to recur;

•	post-approval restrictions or conditions, including post-approval study commitments;

•	post-market surveillance regulations, which apply when necessary to protect the public health or to provide additional safety and effectiveness data for the device;

•	the FDA’s recall authority, whereby it can ask, or under certain conditions order, device manufacturers to recall from the market a product that is in violation of governing laws and regulations;

•	regulations pertaining to voluntary recalls; and

•	notices of corrections or removals.

The FDA has broad post-market and regulatory enforcement powers. We and our contract manufacturers are subject to announced and unannounced inspections by the FDA to determine our compliance with the QSR and other regulations and these inspections may include the manufacturing facilities of our suppliers. Tenon has a robust Supplier Qualification and Audit process as part of our quality system that ensures contract manufacturers, and their suppliers meet all requirements.

An FDA pre-approval inspection is not required for The CATAMARAN System due to its lower device classification, class II versus the higher class III.  As is the case for most medical device firms, Tenon is subject to routine and “for cause” FDA inspections. Routine inspections are mandated by law every 2 years for class II and class III device manufacturers and make up the majority of FDA's inspections.  If a serious public health risk is identified during a routine inspection, the inspection may convert to a “for cause” inspection.  In the current environment, FDA has limited compliance resources and has not been able to perform routine inspections in accordance with the 2-year mandate.  Therefore, FDA uses a risk-based approach when deciding which firms should be selected for a routine inspection. Using the Establishment Registration and Device Listing databases, FDA identifies who manufactures and/or distributes which devices. The firms are then prioritized by risk, class III > class II > class I. Firms that have recently introduced a new device to the market also are given higher priority, as well as those that have had significant prior violations and complaints.  At present, Tenon has not been selected for an FDA inspection.  Tenon uses best practices to secure and maintain regulatory compliance by engaging with suppliers and contract manufacturing firms that are ISO 13485 (or equivalent) compliant and by periodically performing internal, external, and third-party inspections and audits of the facilities and systems to assess compliance.

FDA Premarket Clearance and Approval Requirements. Unless an exemption applies, each medical device we wish to commercially distribute in the United States will require either premarket notification, or 510(k), clearance or approval of a PMA from the FDA. The FDA classifies medical devices into one of three classes. Devices deemed to pose lower risks are placed in either Class I or II, which typically requires the manufacturer to submit to the FDA a premarket notification requesting permission to commercially distribute the device. This process is generally known as 510(k) clearance. Some low-risk devices are exempted from this requirement. Devices deemed by the FDA to pose the greatest risks, such as life-sustaining, life- supporting or implantable devices, or devices deemed not substantially equivalent to a previously cleared 510(k) device, are placed in Class III, requiring a PMA. If the FDA agrees that the device is substantially equivalent to a predicate device currently on the market, it will grant 510(k) clearance to commercially market the device. If the FDA determines that the device is “not substantially equivalent” to a previously cleared device, the device is automatically designated as a Class III device. The device sponsor must then fulfill more rigorous PMA requirements or can request a risk-based classification determination for the device in accordance with the “de novo” process, which is a route to market for novel medical devices that are low to moderate risk and are not substantially equivalent to a predicate device. All of our currently marketed products are Class II devices, subject to 510(k) clearance.

78

After a device receives 510(k) marketing clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change or modification in its intended use, will require a new 510(k) marketing clearance or, depending on the modification, PMA approval. The determination as to whether or not a modification could significantly affect the device’s safety or effectiveness is initially left to the manufacturer using available FDA guidance. Many minor modifications today are accomplished by a “letter to file” in which the manufacture documents the rationale for the change and why a new 510(k) is not required. However, the FDA may review such letters to file to evaluate the regulatory status of the modified product at any time and may require the manufacturer to cease marketing and recall the modified device until 510(k) clearance or PMA approval is obtained. The manufacturer may also be subject to significant regulatory fines or penalties.

Clinical Trials. Clinical trials are generally required to support a PMA application and are sometimes required for 510(k) clearance. Such trials for implanted devices such as the CATAMARAN™ SIJ Fixation Device generally require an investigational device exemption application, or IDE, approved in advance by the FDA for a specified number of subjects and study sites, unless the product is deemed a nonsignificant risk device eligible for more abbreviated IDE requirements. Clinical trials are subject to extensive monitoring, recordkeeping, and reporting requirements. Clinical trials must be conducted under the oversight of an institutional review board, or IRB, for the relevant clinical trial sites and must comply with FDA regulations, including but not limited to those relating to good clinical practices. To conduct a clinical trial, we also are required to obtain the subjects’ informed consent in form and substance that complies with both FDA requirements and state and federal privacy and human subject protection regulations. We, the FDA, or the institutional review board, or IRB, could suspend a clinical trial at any time for various reasons, including a belief that the risks to study subjects outweigh the anticipated benefits. Even if a trial is completed, the results of clinical testing may not adequately demonstrate the safety and effectiveness of the device or may otherwise not be sufficient to obtain FDA clearance or approval to market the product in the United States.

Pervasive and Continuing Regulation. After a device is placed on the market, numerous regulatory requirements continue to apply. These include:

•	Product listing and establishment registration, which helps facilitate FDA inspections and other regulatory action;

•	QSR, which requires manufacturers, including contract manufacturers, to follow stringent design, testing, control, documentation, and other quality assurance procedures during all aspects of the manufacturing process;

•	labeling regulations and FDA prohibitions against the promotion of products for uncleared, unapproved, or off-label use or indication;

•	clearance of product modifications that could significantly affect safety or effectiveness or that would constitute a major change in intended use of one of our cleared devices;

•	approval of product modifications that affect the safety or effectiveness of one of our approved devices;

•	post-approval restrictions or condition, including post-approval study commitments;

•	post-market surveillance regulations, which apply when necessary to protect the public health or to provide additional safety and effectiveness data for the device;

•	the FDA’s recall authority, whereby it can ask, or under certain conditions order, device manufacturers to recall from the market a product that is in violation of governing laws and regulations;

•	regulations pertaining to voluntary recalls; and

•	notices of corrections or removals.

The FDA has broad post-market and regulatory enforcement powers. We are subject to unannounced inspections by the FDA to determine our compliance with the QSR and other regulations, and these inspections may include the manufacturing facilities of some of our subcontractors. Failure by us or by our suppliers to comply with applicable regulatory requirements can result in enforcement action by the FDA or other regulatory authorities, which may result in sanctions including, but not limited to:

79

•	untitled letters, warning letters, fines, injunctions, consent decrees, and civil penalties;

•	unanticipated expenditures to address or defend such actions

•	customer notifications for repair, replacement, refunds;

•	Recall, detention, or seizure of our products;

•	operating restrictions or partial suspension or total shutdown of production;

•	refusing or delaying our requests for 510(k) clearance or PMA approval of new products or modified products;

•	operating restrictions;

•	withdrawing 510(k) clearances or PMA approvals that have already been granted:

•	refusal to grant export approval for our products; or

•	criminal prosecution.

The FDA has not yet inspected our contract manufacturer’s manufacturing facilities.

Promotional Materials “Off-Label” Promotion. Advertising and promotion of medical devices, in addition to being regulated by the FDA, are also regulated by the Federal Trade Commission and by state regulatory and enforcement authorities. If the FDA determines that our promotional materials or training constitutes promotion of an unapproved use, it could request that we modify our training or promotional materials or subject us to regulatory or enforcement actions, including the issuance of an untitled letter, a warning letter, injunction, seizure, civil fine, or criminal penalties. It is also possible that other federal, state, or foreign enforcement authorities might take action if they consider our promotional or training materials to constitute promotion of an unapproved use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement. In that event, our reputation could be damaged, and adoption of the products would be impaired.

In addition, under the federal Lanham Act and similar state laws, competitors, and others can initiate litigation relating to advertising claims.

Healthcare Fraud and Abuse

Federal and state governmental agencies and equivalent foreign authorities subject the healthcare industry to intense regulatory scrutiny, including heightened civil and criminal enforcement efforts. These laws constrain the sales, marketing and other promotional activities of medical device manufacturers by limiting the kinds of financial arrangements we may have with hospitals, physicians and other potential purchases of our products. Federal healthcare fraud and abuse laws apply to our business when a customer submits a claim for an item or service that is reimbursed under Medicare, Medicaid, or other federally funded healthcare programs. Descriptions of some of the laws and regulations that may affect our ability to operate follows.

80

The federal Anti-Kickback Statute prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering, or paying remuneration, directly or indirectly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, order or recommendation of, items or services for which payment may be made, in whole or in part, under federal healthcare programs. The term “remuneration” has been broadly interpreted to include anything of value, and the government can establish a violation of the Anti-Kickback Statute without proving that a person or entity had actual knowledge of, or a specific intent to violate, the law. The Anti-Kickback Statute is subject to evolving interpretations and has been applied by government enforcement officials to a number of common business arrangements in the medical device industry. There are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution; however, those exceptions and safe harbors are drawn narrowly, and there is no exception or safe harbor for many common business activities. Failure to meet all of the requirements of a particular statutory exception or regulatory safe harbor does not make the conduct per se illegal under the Anti-Kickback Statute, but the legality of the arrangement will be evaluated on a case-by-case basis based on the totality of the facts and circumstances. A number of states also have anti-kickback laws that establish similar prohibitions that may apply to items or services reimbursed by government programs, as well as by any third-party payors, including commercial payors.

The civil False Claims Act prohibits, among other things, knowingly presenting or causing the presentation of a false or fraudulent claim for payment of federal funds, or knowingly making, or causing to be made, a false record or statement material to a false or fraudulent claim to avoid, decrease or conceal an obligation to pay money to the federal government. A claim including items or services resulting from a violation of the Anti- Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act. Actions under the False Claims Act may be brought by the government or as a qui tam action by a private individual in the name of the government. Qui tam actions are filed under seal and impose a mandatory duty on the U.S. Department of Justice to investigate such allegations. Most private citizen actions are declined by the Department of Justice or dismissed by federal courts. However, the investigation costs for a company can be significant and material even if the allegations are without merit. There are also criminal penalties, including imprisonment and criminal fines, for making or presenting a false or fictitious or fraudulent claim to the federal government.

False Claims Act liability is potentially significant in the healthcare industry because the statute provides for treble damages and mandatory penalties of $11,181 to $22,363 per claim (adjusted annually for inflation). Because of the potential for large monetary exposure, healthcare companies often resolve allegations without admissions of liability for significant and sometimes material amounts to avoid the uncertainty of treble damages and per claim penalties that may awarded in litigation proceedings. Moreover, to avoid the risk of exclusion from federal healthcare programs as a result of a False Claims Act settlement, companies may enter into corporate integrity agreements with the government, which may impose substantial costs on companies to ensure compliance.

In addition, HIPAA created federal criminal statutes that prohibit, among other actions, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, including private third-party payors, knowingly and willfully embezzling or stealing from a healthcare benefit program, willfully obstructing a criminal investigation of a healthcare offense, and knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services.

The federal Physician Payment Sunshine Act, implemented by CMS as the Open Payments program, requires manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid, or the Children’s Health Insurance Program to report annually to CMS information related to payments or other “transfers of value” made to physicians and teaching hospitals, and requires applicable manufacturers to report annually to CMS ownership and investment interests held by physicians and their immediate family members and payments or other “transfers of value” to such physician owners.

Certain states also mandate implementation of corporate compliance programs, impose restrictions on device manufacturer marketing practices, and/or require tracking and reporting of gifts, compensation, and other remuneration to healthcare professionals and entities.

The Foreign Corrupt Practices Act and similar anti-bribery laws in other countries, such as the UK Bribery Act, generally prohibit companies and their intermediaries from making improper payments to government officials and/or other persons for the purpose of obtaining or retaining business. Our policies mandate compliance with these anti-bribery laws.

Violations of these federal and state fraud abuse laws can subject us to administrative, civil, and criminal penalties, including imprisonment, substantial fines, penalties, damages, and exclusion from participation in federal healthcare programs, including Medicare and Medicaid.

81

Data Privacy and Security Laws

HIPAA requires the notification of patients, and other compliance actions, in the event of a breach of unsecured PHI. If notification to patients of a breach is required, such notification must be provided without unreasonable delay and in no event later than 60 calendar days after discovery of the breach. In addition, if the PHI of 500 or more individuals is improperly used or disclosed, we could be required to report the improper use or disclosure to the U.S. Department of Health and Human Services, or HHS, which would post the violation on its website, and to the media. Failure to comply with the HIPAA privacy and security standards can result in civil monetary penalties up to $55,910 per violation, not to exceed $1.68 million per calendar year for non-compliance of an identical provision, and, in certain circumstances, criminal penalties with fines up to $250,000 per violation and/or imprisonment.

In addition, even when HIPAA does not apply, according to the FTC, failing to take appropriate steps to keep consumers’ personal information secure constitutes unfair acts or practices in or affecting commerce in violation of Section 5(a) of the FTCA, 15 U.S.C § 45(a). The FTC expects a company’s data security measures to be reasonable and appropriate in light of the sensitivity and volume of consumer information it holds, the size and complexity of its business, and the cost of available tools to improve security and reduce vulnerabilities. Medical data is considered sensitive data that merits stronger safeguards. The FTC’s guidance for appropriately securing consumers’ personal information is similar to what is required by the HIPAA Security Rule.

We are subject to the supervision of local data protection authorities in those jurisdictions where we are established or otherwise subject to applicable law. We depend on a number of third parties in relation to our provision of our services, a number of which process personal data on our behalf. With each such provider we enter into contractual arrangements to ensure that they only process personal data according to our instructions, and that they have sufficient technical and organizational security measures in place. Where we transfer personal data outside the EEA, we do so in compliance with the relevant data export requirements. We take our data protection obligations seriously, as any improper disclosure, particularly with regard to our customers’ sensitive personal data, could negatively impact our business and/or our reputation.

Manufacturing and Supply

We do not manufacture any products or component parts and currently use five contract manufacturers to produce all of our instruments, implants and sterilization cases. The majority of our instruments have a secondary manufacturing supplier, and we continually work with additional manufacturers to establish secondary manufacturing suppliers. Our contract manufacturers source and purchase all raw materials used in the manufacture of The CATAMARAN System which includes mainly stainless steel and aluminum for our instruments and sterilization cases and titanium for our implants.

We do not currently have manufacturing agreements with any of our contract manufacturers and orders are controlled through purchase orders. The Company does not believe its relationship with any one contract manufacturer is material to its business.

We believe the manufacturing operations of our contract manufacturers, and those of the suppliers of our manufacturers, comply with regulations mandated by the FDA, as well as Medical Devices Directive regulations in the EEA. Manufacturing facilities that produce medical devices or component parts intended for distribution world-wide are subject to regulation and periodic planned and unannounced inspection by the FDA and other domestic and international regulatory agencies.

In the United States, the product we sell is required to be manufactured in compliance with the QSR, which covers the methods used in, and the facilities used for, the design, testing, control, manufacturing, labelling, quality assurance, packaging, storage, and shipping.

We are required to demonstrate continuing compliance with applicable regulatory requirements and will be subject to FDA inspections. Further, we and certain of our contract manufacturers are required to comply with all applicable regulations and current good manufacturing practices. As set forth above, these FDA regulations cover, among other things, the methods and documentation of the design, testing, production, control, quality assurance, labeling, packaging, sterilization, storage, and shipping of our products. Compliance with applicable regulatory requirements is subject to continual review and is monitored rigorously through periodic inspections. If we or our manufacturers fail to adhere to current good manufacturing practice requirements, this could delay production of our products and lead to fines, difficulties in obtaining regulatory approvals, recalls, enforcement actions, including injunctive relief or consent decrees, or other consequences, which could, in turn, have a material adverse effect on our financial condition or results of operations.

82

Product Liability and Insurance

The manufacture and sale of our products subjects us to the risk of financial exposure to product liability claims. Our products are used in situations in which there is a risk of serious injury or death. We carry insurance policies which we believe to be customary for similar companies in our industry. We cannot assure you that these policies will be sufficient to cover all or substantially all losses that we experience.

We endeavor to maintain executive and organization liability insurance in a form and with aggregate coverage limits that we believe are adequate for our business purposes.

Legal Proceedings

On September 2, 2021, Khalid Mentak, a former director and CEO of the Company filed an arbitration claim with the American Arbitration Association (“AAA”) against the Company, asserting damages in excess of $3 million, plus attorneys’ fees and other costs, for alleged unpaid wages, defamation, and other claims.  The Company maintains that any such claim has an upper limit of $600,000 because the services provided by Mr. Mentak are governed by a Consulting Agreement between the Company and Key Medical, Inc (“Key Medical”), a company which Mentak served as CEO.   The AAA proceeding was also initiated pursuant to the arbitration provision in the Consulting Agreement.   The parties have selected an arbitrator and Tenon filed a motion to dismiss the proceeding as currently pled because the proper parties should be Key Medical and the Company, and not Mr. Mentak as an individual.   The Arbitrator ruled that Mr. Mentak was the real-party-in-interest and denied the motion, without prejudice to any arguments on the merits of the underlying claims.   On March 1, 2022, Mentak filed a more detailed Statement of Claims, which the Company responded to on March 16, 2022. Tenon also filed a cross-complaint for declaratory relief seeking to establish its rights and obligations under the Consulting Agreement with respect to Claimant and Key Medical, which was formally named a defendant in the cross complaint. Claimant has objected to the cross-complaint as unnecessary, and the objection is under submission. The arbitration hearing has been set for the week of November 14, 2022, and the parties are engaging in pre-hearing matters.  There have been some overtures toward resolution, but the parties have not bridged their differences. While the Company is unable to provide any assurances as to the ultimate outcome of this matter, it believes the claim for additional compensation is without merit and intends to vigorously defend against it.

We may also from time to time be, party to litigation and subject to claims incident to the ordinary course of business. As our growth continues, we may become party to an increasing number of litigation matters and claims. The outcome of litigation and claims cannot be predicted with certainty, and the resolution of these matters could materially affect our future results of operations, cash flow or financial position.

Employees

As of April 15, 2022, we have a total of 10 employees, all of whom are full-time, and 5 senior consulting advisors of various specialty including product development, general administrative and accounting. As of April 15, 2022, our national distributor has a network composed of 750 independent sales representatives. None of our employees is subject to a collective bargaining agreement, and we consider our relationship with our employees to be good.

Property

We lease and maintain our primary offices at 104 Cooper Court, Los Gatos, CA 95032. We do not currently own any real estate.

Corporate Information

We were incorporated on June 6, 2012, in Delaware. Our principal executive offices are located at 104 Cooper Court, Los Gatos, CA 95032 and our telephone number is (408) 649-5760. Our website address is www.tenonmed.com. The information on, or that can be accessed through, our website is not part of this prospectus. We have included our website address as an inactive textual reference only.

MANAGEMENT

The following are our executive officers and directors and their respective ages and positions as of April 15, 2022.

Name	Age	Position
Steven M. Foster	54	Chief Executive Officer and President, Director
Richard Ginn	56	Chief Technology Officer and Director
Steve Van Dick	67	EVP, Finance and Administration and Chief Financial Officer
Richard Ferrari	68	Executive Chairman of the Board
Ivan Howard	55	Director
Frank Fischer[1]	80	Director nominee
Robert K. Weigle[1]	62	Director nominee
Stephen H. Hochschuler, M.D.[1]	79	Director nominee

1 Have been asked and have agreed to serve on our Board of Directors effective on the date our common stock is first listed on Nasdaq.

83

Steven M. Foster is our Chief Executive Officer and President, and is also a director of the Company. Mr Foster has over 30 years of marketing, sales, operations and general management experience. From 2015 to present Mr. Foster has been a principal with CTB Advisors, LLC in Brentwood, Tennessee. CTB Advisors was founded as a single member limited liability company for the purpose of providing medical device organizations and physicians with consultative assistance on commercialization focused projects. Projects included: CRM based clinician engagement program design, training and implementation for NuVasive (NUVA). Valuation assessment / business plan development of early-stage spine technology including IP assessment and regulatory pathway definition. M&A (SafeOp Surgical) integration project, Alphatech Spine (ATEC). Current Status: Exclusive to ATEC. From 2012 to 2014 Mr. Foster was Global Commercialization President of Safe Orthopedics SAS, Paris, FR (based in Michigan): There Mr Foster worked on early-stage commercialization of a novel single-use / sterile / traceable surgical kit for lumbar spine fusion. His focus included pre-clinical design, clinician advisor team development, early marketing, web design, convention presence and P&L preparation and management. Technology reached 200 global surgeries in first 12 months of commercialization. From 1992 to 2012 Mr. Foster was part of the Danek Group Inc., Sofamor Danek, Medtronic Spine organization where he held a variety of marketing, sales administration and general management roles, including as VP / GM of Medtronic Spine’s Western Europe operations from 2007-2010. Mr. Foster received a Bachelor of Science, Business Administration with a concentration in Marketing and Management from Central Michigan University in 1990.

Richard Ginn is a founder, the Chief Technology Officer and a director of the Company. Mr. Ginn’s focus is primarily on intellectual property and product development, he has travelled throughout the world to train physicians and participated in multiple FIH trials and is a named inventor on more than 300 patents for medical devices. Over the course of his career, he has helped raise more than $100 million in venture capital and has provided an average 10x return to his investors. Mr. Ginn is the founder of TransAortic Medical, an embolic protection device company, and is its President, CEO and a director from 2013 to present. At TransAortic, Mr. Ginn Managed all corporate operations, raised capital to support company needs; managed acquisition of technology by strategic partner; managed all Intellectual Property; and set up European distribution for CE Marked device. Mr. Ginn is the founder of Promed, a large hole femoral closure device company and was the CEO, President and a director from 2012 to 2019. At Promed he managed all corporate operations; raised capital to support company needs; and managed all intellectual property.

Steven Van Dick is our Executive Vice President, Finance and Administration and Chief Financial Officer. Mr. Van Dick has been the Chief Financial Officer for the Company since June 1, 2021. Mr. Van Dick is a strategic financial and accounting executive with a record of transitioning early-stage companies to commercialization through astute financial management. Respected in the medical device startup community, he develops and leads comprehensive, world-class financial and accounting groups credited for propelling startup companies forward. Across his career Steve has played a key role on the Executive Leadership Teams that successfully completed three separate Initial Public Offering (IPOs) and three mergers/integrations. From 2016 to 2017 Mr. Van Dick was the Chief Financial Officer for Benvenue Medical Inc., a minimally invasive spine company in Santa Clara, California. At Benvenue, Mr. Van Dick was responsible for all accounting, finance and IT functions with his primary focus on developing a long-range financial model and reducing cash burn. From 2010 to 2016, Mr Van Dick was the Vice President, Finance Administration—Chief Financial Officer for Spiracur Inc., a disposable/portable negative pressure wound therapy company in Sunnyvale California. At Spiracur, Mr. Van Dick was responsible for all accounting, finance and IT functions. He managed growth of company from initial commercialization to $12 million annualized run rate, lead the conversion to fully integrated ERP system and developed controls to become Hipaa compliant. Mr Van Dick received a Bachelor of Science, Business Administration with a concentration in Accounting from San Jose University in 1977 and an MBA from Santa Clara University in 1984.

Richard Ferrari is a founder, a director and Executive Chairman of the Company. Since 2000, Mr. Ferrari has been and currently is a Managing Director of Denovo Ventures a $650Mill venture firm specializing in Medical Devices and Biotechnology.  From January 2019 until April 2021 Mr. Ferrari was employed as CEO and Chairman of the Board of Directors of PQ Bypass which culminated is a successful acquisition by Endologix. During the last five years Mr. Ferrari has been and currently is a board member (Executive Chairman) of Medlumics, S.L., a medical device company founded in 2011; a board member (Vice Chairman) of ABS Interventional; a board member (Executive Chairman) of Heart Beam Inc.; a board member of Biomodex Corporation; a board member of Retriever Medical Inc.; a board member of RMx Medical; a board member of Hawthorne Effect, Inc.; a board member and co-founder of TransAortic acquired by Medtronic; Executive Chairman of Sentreheart acquired by Atricure, a board member of Spinal Modualtion sold to St Jude and a board member of Hands of Hope. Mr. Ferrari has raised over $1billion for the companies he has been involved with and been a key member of the various boards M&A teams achieving over $2Bill in Acquisitions.  Mr. Ferrari continues to mentor and advise a number of CEO’s and start-up companies on strategy and building organizations dedicated to delivering excellence. Mr. Ferrari is the creator of Excellence by Choice a series of lectures and presentations to help early-stage companies perform at the highest level of execution. Mr. Ferrari received a Bachelor’s Degree in Education from Ashland University and a MBA from University of South Florida.

Ivan Howard is a director of the Company. Mr. Howard has been since 2019 and currently is a Vice President and Sr. Specialist in Alternative Investment Fiduciary Risk for Banco Santander, a multinational financial services company. From 2020 Mr. Howard has been and currently serves as Director on the Collier County Farm Bureau board of directors. From 2016, Mr. Howard has been and currently serves as Chairman of the Hendry/Glades County Farm Service Agency. From 2020 Mr. Howard has been and currently serves on the U.S. Department of Agriculture Advisory Committee on Minority Farmers. From 2018 Mr. Howard has been and is currently a member of the University of Florida College of Biomedical Engineering External Advisory board. Mr. Howard holds an MBA from Mercer University and a Master’s Degree in Biomedical Engineering from the University of Florida.

We believe that Mr. Howard is well qualified to serve as a Director on our Board with his financial services and board membership experience.

Frank Fischer has more than 40 years of senior management experience in the medical device industry. He co-founded NeuroPace in December 1997, led the company as its President and Chief Executive Officer from January 2000 through July 2019, served on its Board of Directors since inception and is currently Chairman of the Board. Prior to joining NeuroPace, Mr. Fischer was President and Chief Executive Officer of Heartport, Inc., a cardiac surgery company, from May 1998 until September 1999 and served on Heartport’s Board of Directors. Previously, Mr. Fischer was President and Chief Executive Officer and a director of Ventritex, Inc., a company that pioneered implantable cardiac defibrillators, from July 1987 until the sale of the company to St. Jude Medical, Inc. in 1997. Before joining Ventritex, he held various management positions at Cordis Corporation from 1977 to 1987 in the cardiac and neurosurgical device areas, serving most recently as President of the Implantable Products Division. Currently he is a member of the Board of Directors of Nevro, Inc., the Board of Trustees of both Rensselaer Polytechnic Institute and Babson College as well as the Board of Directors of the Epilepsy Foundation of America. Mr. Fischer holds B.S.M.E. and M.S. in Management degrees from Rensselaer Polytechnic Institute.

We believe that Mr. Fischer is well qualified to serve as a Director on our Board with his experience in leading medical device companies both as a senior executive and as a member of the board of directors.

Robert K. Weigle currently is and has been since October 2020, the CEO of Prime Genomics, a saliva-based diagnostics company utilizing Genomics. Mr Weigle is also currently an executive in residence with DigitalDX, a venture capital firm. Mr. Weigle was CEO and a director of Benvenue Medical from May 2009 until August 2020. Benvenue was a Silicon Valley based medical device company, which raised over $200 million in funding. At Benvenue Mr. Weigle led growth from pre-clinical to successful clinical trials to commercial launch of first-generation devices in two distinct markets, one for the treatment of compression fractures in the spine and the second for the treatment of degenerative disc disease, resulting in a first full-year run rate exceeding $1 million per month. Mr. Weigle oversaw all early aspects of corporate strategy, including defining, communicating and executing the company’s overall business model; and represented Benvenue to the investment community. Mr. Weigle was also a senior executive at numerous healthcare/medical device companies, including TherOx, Inc, Cardiac Pathways, Baxter Healthcare and Cardima Corporation. Mr. Weigle also has relevant experience at Johnson & Johnson. Mr. Weigle holds a BA in Political Science from University of California, Berkeley.

We believe that Mr. Weigle is well qualified to serve as a Director on our Board with his experience in leading medical device companies both as a senior executive and as a member of the board of directors.

Stephen H. Hochschuler, M.D. is a world-renowned orthopedic spine surgeon. Dr. Hochschuler is the co-founder of the Texas Back Institute and founder of Back Systems, Inc., and founding Chairman of Innovative Spinal Technologies, Dr. Hochschuler has severed on numerous boards of directors and advisory boards for medical and scientific institutions. Dr. Hochschuler is a member of numerous national and international professional organizations including the American Academy of Orthopedic Surgeons; the American Pain Society; North American Spine Society; and the Southwest Chapter of the Society of International Business Fellows. Internationally, he is a member of the International Intradiscal Therapy Society; the International Society for Minimal Intervention in Spinal Surgery; the International Society for the Study of the Lumbar Spine; and is a founding board member of the Spinal Arthroplasty Society. He has also been a founding board member of The American Board of Spine Surgery and The American College of Spine Surgery. He is published in a wide range of professional journals, and has delivered numerous presentations worldwide. Dr. Hochschuler holds a BA from Columbia College and his medical degree from Harvard Medical School.

We believe that Dr. Hochschuler is well qualified to serve as a Director on our Board with his experience in as an orthopedic spine surgeon and his service on boards of directors and advisory boards of medical and scientific institutions as a member of the board of directors.

84

Board Composition

Our business and affairs are managed under the direction of our board of directors. Our board of directors currently consists of three (3) members, none of whom qualify as “independent” under the listing standards of Nasdaq.

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the Board following the annual meeting of shareholders and until their successors have been elected and qualified.

Director Independence

Prior to the closing of this initial public offering, our board of directors will be composed of a majority of “independent directors” as defined under the rules of Nasdaq. We use the definition of “independence” applied by Nasdaq to make this determination. Nasdaq Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three (3) years was, an employee of the company;

•	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

•	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or

•	the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the Company’s outside auditor, and who worked on the company’s audit.

Under such definitions, our Board has undertaken a review of the independence of each director. Based on the information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that Ivan Howard, is an independent director of the Company and Board nominees Frank Fischer, Robert K. Weigle and Stephen H. Hochschuler, M.D. will be independent directors of the Company when appointed. However, our common stock is not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board be independent and, therefore, the Company is not subject to any director independence requirements.

Board Committees

Upon the consummation of this Offering, the Company’s Board will establish three standing committees: Audit, Compensation, and Nominating and Corporate Governance. Each of the committees will operate pursuant to its charter. The committee charters will be reviewed annually by the Nominating and Corporate Governance Committee. If appropriate, and in consultation with the chairs of the other committees, the Nominating and Corporate Governance Committee may propose revisions to the charters. The responsibilities of each committee are described in more detail below.

Nasdaq permits a phase-in period of up to one year for an issuer registering securities in an initial public offering to meet the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee independence requirements. Under the initial public offering phase-in period, only one member of each committee is required to satisfy the heightened independence requirements at the time our registration statement becomes effective, a majority of the members of each committee must satisfy the heightened independence requirements within 90 days following the effectiveness of our registration statement, and all members of each committee must satisfy the heightened independence requirements within one year from the effectiveness of our registration statement.

85

Audit Committee. Upon the closing of this initial public offering, we will establish an audit committee consisting of at least three directors, all of which will be “independent” as defined by Nasdaq and include an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act. The audit committee’s duties will be specified in a charter and include, but not be limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our annual disclosure report;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

The audit committee will be composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

Compensation Committee. Upon the closing of this initial public offering, we will establish a compensation committee of the board of directors, which will consist of at least three directors, all of which will be “independent” as defined by Nasdaq. The compensation committee’s duties will be specified in a charter and will include, but not be limited to:

•	reviews, approves and determines, or makes recommendations to our board of directors regarding, the compensation of our executive officers;

86

•	administers our equity compensation plans;

•	reviews and approves, or makes recommendations to our board of directors, regarding incentive compensation and equity compensation plans; and

•	establishes and reviews general policies relating to compensation and benefits of our employees.

Nominating and Corporate Governance Committee. Upon the closing of this initial public offering, we will establish a nominating and corporate governance committee consisting of at least two directors, all of which will be “independent” as defined by Nasdaq. The nominating and corporate governance committee’s duties will be specified in a charter and will include, but not be limited to:

•	identifying, reviewing and evaluating candidates to serve on our board of directors consistent with criteria approved by our board of directors;

•	evaluating director performance on our board of directors and applicable committees of our board of directors and determining whether continued service on our board of directors is appropriate

•	evaluating nominations by stockholders of candidates for election to our board of directors; and

•	corporate governance matters

Role of Board in Risk Oversight Process

Our board of directors has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand our risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic, and reputational risk.

Code of Ethics

Our Board plans to adopt a written code of business conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

87

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

The following summary compensation table provides information regarding the compensation paid during our fiscal year ended December 31, 2021 to our Chief Executive Officer (principal executive officer), our Chief Financial Officer and Chief Technology Officer. We refer to these individuals as our “named executive officers.” None of our executive officers received compensation in the fiscal year ended December 31, 2020.

Summary Compensation Table

Name and Principal Position	(Salary $)	Option Awards ($)	Total ($)
Steven M. Foster, Chief Executive Officer	$175,000	$284,840	$459,840
Steven Van Dick, Chief Financial Officer	$160,417	$261,182	$421,599
Richard Ginn, Chief Technology Officer	$160,417	$161,836	$322,253

Employment Agreements

We have executed the following employment agreements with our executive officers The material terms of each of those arrangements are summarized below. The summaries are not complete description of all provisions of the employment arrangements and are qualified in their entirety by reference to the written employment arrangements, each filed as an exhibit to the registration statement of which this prospectus is a part.

Foster Employment Agreement. Steven M. Foster, our Chief Executive Officer and President and a member of our Board of Directors, and the Company entered into an Employment Agreement dated as of June 1, 2021 (the “Foster Employment Agreement”). The Foster Employment Agreement provides Mr. Foster an annual base salary of $300,000, an annual bonus of up to $120,000 based upon achievement of mutually agreed upon milestones, options to purchase shares of our common stock in an amount sufficient to maintain Mr. Foster’s equity ownership at 4%, which are to be granted at the closing of this initial public offering or upon a change of control of the Company if such change of control occurs prior to the closing of this initial public offering and employee benefits that are generally given to our senior executives.

Under the Foster Employment Agreement, in the event that Mr. Foster’s employment is terminated by us without cause (as described in the Foster Employment Agreement) or by Mr. Foster for good reason (as described in the Foster Employment Agreement), Mr. Foster would be entitled to (1) severance equal to his base salary at termination, payable in instalments over the 12-month period following termination and (2) payments in respect of continuing health care coverage for up to twelve months following termination. In addition, upon a change in control of the Company, Mr. Foster would be entitled to (1) vesting of his options granted prior to the date of the Foster Employment Agreement and (2) a lump sum cash payment of one year of his base salary and bonus opportunity then in effect.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2021.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Seven M. Foster
	May 1, 2021	34,375	78,125	$5.20	May 1, 2031
Steven Van Dick
	May 1, 2021	20,403	36,098	$5.20	May 1, 2031
	July 19, 2021	4,803	29,781	$7.06	July 19, 2031
Richard Ginn
	May 1, 2021	12,556	43,945	$5.20	May 1, 2031
	July 19, 2021	764	4,736	$7.06	July 19, 2031

88

If Mr. Foster is terminated for cause or because of death or disability or resigns without good reason, then all vesting of Mr. Foster’s equity awards and payments of compensation will immediately terminate and any severance benefits will be paid in accordance with established policies, if any, then in effect.

The Foster Employment Agreement contains restrictive covenants and other obligations relating to non-solicitation of our employees, non-disclosure of our proprietary information and assignment of inventions.

Ginn Employment Agreement. Richard Ginn, our founder, Chief Technology Officer and a director of the Company, and the Company entered into an Employment Agreement dated as of June 1, 2021 (the “Ginn Employment Agreement”). The Ginn Employment Agreement provides Mr. Ginn an annual base salary of $275,000, an annual bonus of up to 30% of base salary based upon achievement of mutually agreed upon milestones, a second bonus of up to $200,000 based on certain milestones determined by our board of directors and employee benefits that are generally given to our senior executives.

Under the Ginn Employment Agreement, in the event that Mr. Ginn’s employment is terminated by us without cause (as described in the Ginn Employment Agreement) or by Mr. Ginn for good reason (as described in the Foster Employment Agreement), Mr. Ginn would be entitled to (1) severance equal to his base salary at termination, payable in instalments over the 12-month period following termination and (2) payments in respect of continuing health care coverage for up to twelve months following termination. In addition, upon a change in control of the Company, Mr. Ginn would be entitled to (1) vesting of his options granted prior to the date of the Ginn Employment Agreement and (2) a lump sum cash payment of one year of his base salary and bonus opportunity.

If Mr. Ginn is terminated for cause or because of death or disability or resigns without good reason, then all vesting of Mr. Ginn’s equity awards and payments of compensation will immediately terminate and any severance benefits will be paid in accordance with established policies, if any, then in effect.

The Ginn Employment Agreement contains restrictive covenants and other obligations relating to non-solicitation of our employees, non-disclosure of our proprietary information and assignment of inventions.

Van Dick Employment Agreement. Steven Van Dick, our Executive Vice President, Finance and Administration and Chief Financial Officer, and the Company entered into that certain Employment Agreement dated as of June 1, 2021 (the “Van Dick Employment Agreement”). The Van Dick Employment Agreement provides Mr. Van Dick an annual base salary of $275,000, an annual bonus of up to 30% of base salary based upon achievement of mutually agreed upon milestones and employee benefits that are generally given to our senior executives.

Under the Van Dick Employment Agreement, in the event that Mr. Van Dick’s employment is terminated by us without cause (as described in the Van Dick Employment Agreement) or by Mr. Van Dick for good reason (as described in the Van Dick Employment Agreement), Mr. Van Dick would be entitled to (1) severance equal to his base salary at termination, payable in instalments over the 12-month period following termination and (2) payments in respect of continuing health care coverage for up to twelve months following termination. In addition, upon a change in control of the Company, Mr. Van Dick would be entitled to (1) vesting of his options granted prior to the date of the Van Dick Employment Agreement and (2) a lump sum cash payment of one year of his base salary and bonus opportunity.

If Mr. Van Dick is terminated for cause or because of death or disability or resigns without good reason, then all vesting of Mr. Van Dick’s equity awards and payments of compensation will immediately terminate and any severance benefits will be paid in accordance with established policies, if any, then in effect.

The Van Dick Employment Agreement contains restrictive covenants and other obligations relating to non-solicitation of our employees, non-disclosure of our proprietary information and assignment of inventions.

The above summary description of the named executives’ employment agreement includes some of the general terms and provisions of those agreements. For a more detailed description of those employment agreements, you should refer to such agreements, which are included as exhibits to the registration statement of which this prospectus forms a part.

Stock Options

The Company granted Steven M. Foster an option to purchase 112,500 shares of common stock at an exercise price of $5.20 per share with a grant date of May 1, 2021, subject to monthly equal vesting over a three-year period and adjustment in certain circumstances as provided therein (28,125 shares of which are vested). In addition, upon an initial public offering of the Company, the Company will provide a one-time option grant to maintain Steven M. Foster’s ownership position at 4% of the fully diluted outstanding equity.

The Company granted Richard Ginn (i) an option to purchase 56,500 shares of common stock at an exercise price of $5.20 per share with a grant date of May 1, 2021, subject to monthly equal vesting over a three-year period commencing April 1, 2021(15,694 shares of which are vested) and (ii) an option to purchase 5,499 shares of common stock at an exercise price of $7.06 per share with a grant date of July 19, 2021, subject to monthly equal vesting over a three-year period commencing July 19, 2021(1,069 shares of which are vested).

The Company granted Steven Van Dick (i) an option to purchase 56,500 shares of common stock at an exercise of $5.20 per share with a grant date of May 1, 2021, subject to monthly equal vesting over a three-year period that commenced on November 1, 2020 (23,542 shares of which are vested) and (ii) an option to purchase 34,584 shares of common stock at an exercise price of $7.06 per share with a grant date of July 19, 2021, subject to monthly equal vesting over a three-year period commencing July 19, 2021(6,725 shares of which are vested).

The Company granted Richard Ferrari an option to purchase 112,500 shares of common stock at an exercise of $5.20 per share with a grant date of May 1, 2021, subject to monthly equal vesting over a three-year period that commenced on January 1 2021 (40,625 shares of which are vested) and (ii) an option to purchase 160,751 shares of common stock at an exercise price of $7.06 per share with a grant date of July 19, 2021, subject to monthly equal vesting over a three-year period commencing July 19, 2021 (31,257 shares of which are vested).

The Company granted Stephen Hochschuler an option to purchase 8,586 shares of common stock at an exercise price of $0.62 per share with a grant date of November 15, 2016, all of which are vested.

The Company granted Frank Fischer an option to purchase 7,500 shares of common stock at an exercise price of $5.20 per share with a grant date of May 7, 2021, subject to monthly equal vesting over a two-year period that commenced immediately (2,813 shares of which are vested).

89

2012 Equity Incentive Plan

On October 1, 2012, the Board of Directors of the Company adopted the 2012 Plan. The 2012 Plan governs equity awards to our employees, directors, officers, consultants and other eligible participants. Under the 2012 Plan there are 799,266 shares of common stock reserved for issuance. There are 10,124 shares available that have not been granted under the 2012 Plan. The 2012 Plan will terminate upon the effectiveness of the 2022 Plan. Any options issued under the 2012 Plan that have not been exercised on the date of the 2012 Plan’s termination will remain outstanding pursuant to the terms thereof.

2022 Equity Incentive Plan

Overview

On January 10, 2022 our Board approved our 2022 Equity Incentive Plan (the “2022 Plan”) and on February 2, 2020 our stockholders approved the 2022 Plan. The 2022 Plan governs equity awards to our employees, directors, officers, consultants and other eligible participants. Initially, the maximum number of shares of our common stock that may be subject to awards under the 2022 Plan is equal to (i) 1,600,000 plus (ii) the lesser of (a) 750,000 and (b) the number of shares of our common stock subject to awards granted under the 2012 Plan that after the 2012 Plan is terminated are cancelled, expired or otherwise terminated without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest. The maximum number of shares that are subject to awards under the 2022 is subject to an annual increase equal to the lesser of (i) 1,100,000 shares of our common stock; (ii) a number of shares of our common stock equal to 4% of the prior year’s maximum number or (iii) such number of shares of our common stock as determined by the 2022 Plan administrator. The 2022 Plan will not be effective until the day prior to the effective date of registration statement related to this initial public offering.

The purpose of 2022 Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of the Company’s business. The administrator of the 2022 Plan may, in its sole discretion, amend, alter, suspend or terminate the 2022 Plan, or any part thereof, at any time and for any reason. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with legal and regulatory requirements relating to the administration of equity-based awards. Unless earlier terminated by the administrator, the 2022 Plan will terminate ten years from the date it is adopted by our Board.

Authorized Shares

Initially, the maximum number of shares of our common stock that may be subject to awards under the 2022 Plan is equal to (i) 1,600,000 plus (ii) the lesser of (a) 750,000 and (b) the number of shares of our common stock subject to awards granted under the 2012 Plan that after the 2012 Plan is terminated are cancelled, expired or otherwise terminated without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest. The maximum number of shares that are subject to awards under the 2022 is subject to an annual increase equal to the lesser of (i) 1,100,000 shares of our common stock; (ii) a number of shares of our common stock equal to 4% of the prior year’s maximum number or (iii) such number of shares of our common stock as determined by the 2022 Plan administrator.

Additionally, if any award issued pursuant to the 2022 Plan expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program, as provided in the 2022 Plan, or, with respect to restricted stock, restricted stock units (“RSUs”), performance units or performance shares, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased shares (or for awards other than stock options or stock appreciation rights the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the 2022 Plan (unless the 2022 Plan has terminated). With respect to stock appreciation rights, only shares actually issued pursuant to a stock appreciation right will cease to be available under the 2022 Plan; all remaining shares under stock appreciation rights will remain available for future grant or sale under the 2022 Plan (unless the 2022 Plan has terminated). Shares that have actually been issued under the 2022 Plan under any award will not be returned to the 2022 Plan and will not become available for future distribution under the 2022 Plan; provided, however, that if shares issued pursuant to awards of restricted stock, restricted stock units, performance shares or performance units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such shares will become available for future grant under the 2022 Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholdings related to an award will become available for future grant or sale under the 2022 Plan. To the extent an award under the 2022 Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the 2022 Plan. Notwithstanding the foregoing and, subject to adjustment as provided in the 2022 Plan, the maximum number of shares that may be issued upon the exercise of incentive stock options will equal the aggregate share number stated above, plus, to the extent allowable under Section 422 of the Code and regulations promulgated thereunder, any shares that become available for issuance under the 2022 Plan in accordance with the foregoing.

Plan Administration

One or more committees appointed by our Board will administer the 2022 Plan. Initially, the Compensation Committee shall administer the 2022 Plan. In addition, if the Company determines it is desirable to qualify transactions under the 2022 Plan as exempt under Rule 16b-3 of the Exchange Act, such transactions will be structured with the intent that they satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of the 2022 Plan, the administrator has the power to administer the 2022 Plan and make all determinations deemed necessary or advisable for administering the 2022 Plan, including the power to determine the fair market value of the Company’s common stock, select the service providers to whom awards may be granted, determine the number of shares covered by each award, approve forms of award agreements for use under the 2022 Plan, determine the terms and conditions of awards (including the exercise price, the time or times at which the awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions and any restriction or limitation regarding any award or the shares relating thereto), construe and interpret the terms of the 2022 Plan and awards granted under it, prescribe, amend and rescind rules relating to the 2022 Plan, rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non-U.S. laws, easing the administration of the 2022 Plan and/or for qualifying for favorable tax treatment under applicable non-U.S. laws, in each case as the administrator may deem necessary or advisable and modify or amend each award (subject to the provisions of the 2022 Plan), including the discretionary authority to extend the post-termination exercisability period of awards and to extend the maximum term of an option or stock appreciation right (subject to the provisions of the 2022 Plan), to allow Participants to satisfy withholding tax obligations in a manner permissible under the 2022 Plan, to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an award previously granted by the administrator and to allow a participant to defer the receipt of payment of cash or the delivery of shares that would otherwise be due to such participant under an award. The administrator also has the authority to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator and to institute an exchange program by which outstanding awards may be surrendered or cancelled in exchange for awards of the same type which may have a higher or lower exercise price or different terms, awards of a different type or cash, or by which the exercise price of an outstanding award is increased or reduced. The administrator’s decisions, interpretations and other actions are final and binding on all participants.

90

Eligibility

Awards under the 2022 Plan, other than incentive stock options, may be granted to employees (including officers and directors) of the Company or a parent or subsidiary, members of our Board, or consultants engaged to render bona fide services to the Company or a parent or subsidiary. Incentive stock options may be granted only to employees of the Company or a subsidiary, provided the services (a) are not in connection with the offer or sale of securities in a capital-raising transaction, and (b) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

Stock Options

Stock options may be granted under the 2022 Plan. The exercise price of options granted under the 2022 Plan generally must at least be equal to the fair market value of the Company’s common stock on the date of grant. The term of each option will be as stated in the applicable award agreement; provided, however, that the term may be no more than 10 years from the date of grant. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director or consultant, they may exercise their option for the period of time stated in their option agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the option will remain exercisable for six months. In all other cases, in the absence of a specified time in an award agreement, the option will remain exercisable for three months following the termination of service. An option may not be exercised later than the expiration of its term. Subject to the provisions of the 2022 Plan, the administrator determines the other terms of options.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2022 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of the Company’s common stock between the exercise date and the date of grant. Stock appreciation rights may not have a term exceeding 10 years. After the termination of service of an employee, director or consultant, they may exercise their stock appreciation right for the period of time stated in their stock appreciation right agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the stock appreciation rights will remain exercisable for six months. In all other cases, in the absence of a specified time in an award agreement, the stock appreciation rights will remain exercisable for three months following the termination of service. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of the 2022 Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of the Company’s common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

Restricted Stock

Restricted stock may be granted under the 2022 Plan. Restricted stock awards are grants of shares of the Company’s common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant and, subject to the provisions of the 2022 Plan, will determine the terms and conditions of such awards. The administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to the Company); provided, however, that the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. Shares of restricted stock that do not vest are subject to the Company’s right of repurchase or forfeiture.

Restricted Stock Units

RSUs may be granted under the 2022 Plan. RSUs are bookkeeping entries representing an amount equal to the fair market value of one share of the Company’s common stock. Subject to the provisions of the 2022 Plan, the administrator determines the terms and conditions of RSUs, including the vesting criteria and the form and timing of payment. The administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned RSUs in the form of cash, in shares of the Company’s common stock or in some combination thereof. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any vesting requirements will be deemed satisfied.

Performance Awards

Performance awards may be granted under the 2022 Plan. Performance awards are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will set objectives or vesting provisions, that, depending on the extent to which they are met, will determine the value the payout for the performance awards. The administrator may set vesting criteria based on the achievement of company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the administrator in its discretion. Each performance award’s threshold, target, and maximum payout values are established by the administrator on or before the grant date. After the grant of a performance award, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance award. The administrator, in its sole discretion, may pay earned performance awards in the form of cash, in shares, or in some combination thereof.

Non-Employee Directors

The 2022 Plan provides that all non-employee directors will be eligible to receive all types of awards (except for incentive stock options) under the 2022 Plan. The 2022 Plan includes a maximum limit of $500,000 of equity awards that may be granted to a non-employee director in any fiscal year, increased to $750,000 in connection with his or her initial service. For purposes of this limitation, the value of equity awards is based on the grant date fair value (determined in accordance with accounting principles generally accepted in the United States). Any equity awards granted to a person for their services as an employee, or for their services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to the Company’s non-employee directors.

Non-transferability of Awards

Unless the administrator provides otherwise, the 2022 Plan generally does not allow for the transfer of awards other than by will or by the laws of descent and distribution and only the recipient of an award may exercise an award during their lifetime. If the administrator makes an award transferrable, such award will contain such additional terms and conditions as the administrator deems appropriate.

Certain Adjustments

In the event of certain changes in the Company’s capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2022 Plan, the administrator will adjust the number and class of shares that may be delivered under the 2022 Plan or the number, and price of shares covered by each outstanding award and the numerical share limits set forth in the 2022 Plan.

Dissolution or Liquidation

In the event of the Company’s proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.

91

Merger or Change in Control

The 2022 Plan provides that in the event of the Company’s merger with or into another corporation or entity or a “change in control” (as defined in the 2022 Plan), each outstanding award will be treated as the administrator determines, including, without limitation, that (i) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a participant, that the participant’s awards will terminate upon or immediately prior to the consummation of such merger or change in control; (iii) outstanding awards will vest and become exercisable, realizable or payable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon consummation of such merger or change in control and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of such merger or change in control; (iv) (A) the termination of an award in exchange for an amount of cash or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by the Company without payment) or (B) the replacement of such award with other rights or property selected by the administrator in its sole discretion; or (v) any combination of the foregoing. The administrator will not be obligated to treat all awards, all awards a participant holds, or all awards of the same type, similarly. In the event that awards (or portion thereof) are not assumed or substituted for in the event of a merger or change in control, the participant will fully vest in and have the right to exercise all of their outstanding options and stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock and RSUs or performance awards will lapse and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and the Company or any of the Company’s subsidiaries or parents, as applicable. If an option or stock appreciation right is not assumed or substituted in the event of a merger or change in control, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the vested option or stock appreciation right will terminate upon the expiration of such period.

For awards granted to an outside director, the outside director will fully vest in and have the right to exercise options and/or stock appreciation rights as to all of the shares underlying such award, including those shares which would not be vested or exercisable, all restrictions on restricted stock and RSUs will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and the Company or any of its subsidiaries or parents, as applicable..

Clawback

Awards will be subject to any Company clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws. The administrator also may specify in an award agreement that the participant’s rights, payments or benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events. The administrator may require a participant to forfeit, return or reimburse the Company all or a portion of the award or shares issued under the award, any amounts paid under the award and any payments or proceeds paid or provided upon disposition of the shares issued under the award in order to comply with such clawback policy or applicable laws.

Amendment and Termination

The administrator has the authority to amend, suspend or terminate the 2022 Plan provided such action does not impair the existing rights of any participant. The 2022 Plan automatically will terminate on January 10, 2032, unless it is terminated sooner.

Equity Compensation Plan Information

The table below sets forth information as of December 31, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	727,394		$5.32	10,122
Equity compensation plans not approved by security holders	25,000	(1)	$5.20	0
Total

(1)	25,000 warrants were issued to Exchange Listing pursuant to their consulting agreement with the Company.

92

Board Compensation

On May 7, 2021 the Company entered into a Consulting Agreement (the “Ferrari Consulting Agreement”) with Richard Ferrari, a founder of the Company and its Executive Chairman, pursuant to which Mr. Ferrari was to assume the role of Executive Chairman of the Company in exchange for compensation of $22,500 per month starting September 1, 2021 and $350,000 upon the closing of this initial public offering if the market capitalization of the Company exceeds $50 million at the time of the initial public offering or anytime thereafter.

None of the other board members receive compensation from the Company for their role as board members.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of April 15, 2022, with respect to the holdings of (1) each person who is the beneficial owner of more than 5% of a class of Company voting stock, (2) each of our directors, (3) each executive officer, and (4) all of our current directors and executive officers as a group.

Beneficial ownership of a class of voting stock is determined in accordance with the rules of the SEC and includes any shares of such class of the Company’s voting stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of April 15, 2022. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of voting stock held by them. Applicable percentage ownership in the following table is based on 989,954 shares of common stock, 2,550,763 shares of Tenon Series A Preferred Stock and 491,222 shares of Tenon Series B Preferred Stock, in each case, issued and outstanding on April 15, 2022 and 12,053,372 shares of common stock issued and outstanding after the offering assuming a common stock offering of 4,000,000 shares , plus, for each individual, any securities that individual has the right to acquire within 60 days of April 15, 2022.

To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

93

Name and Address of Beneficial Owner (1)	Title	Title of Class(2)	Beneficially Owned Before Offering		Beneficially Owned After Offering		Percent of Class Before Offering	Percent of Class After Offering
Officers and Directors

Steven M. Foster	Chief Executive Officer and President	Common Stock	40,625	(3)	55,972	(4)	3.9%	*

Richard Ginn	Chief Technology Officer	Common Stock	564,929	(5)	595,617	(6)	55.7%	4.9%

Steven Van Dick	EVP, Finance and Admin and Chief Financial Officer	Common Stock	39,425	(7)	59,376	(8)	3.8%	*

Richard Ferrari	Chairman of the Board	Common Stock	177,365	(9)	269,560	(10)	16.1%	2.2%

Frank Fischer	Director Nominee	Common Stock	4,062	(11)	188,227	(12)	*	1.6%

Ivan Howard	Director	Common Stock	79,587	(13)	79,587		7.9%	*

Robert K. Weigle	Director Nominee	Common Stock	—		—		—	—

Stephen H. Hochschuler, M.D.	Director Nominee	Common Stock	37,908	(14)	53,136	(15)	3.4%	*
		Series B Preferred Stock	8,944	(16)	—		1.8%	—

Officers and Directors as a Group (total of 5 persons)
		Common Stock	943,901		1,301,457		91.3%	10.8%
		Series B Preferred Stock	8,944				1.8%	—

5% Stockholders of a Class of Voting Stock
Zuhlke Ventures AG		Common Stock	1,275,382	(17)	1,275,382		—	10.6%
		Series A Preferred Stock	2,550,763		—		100%	—

Richard Ginn	Chief Technology Officer	Common Stock	564,929	(5)	595,617	(6)	55.7%	4.9%

TCTIG, LLC(18)		Common Stock	318,34	(19)	318,347		30.5%	2.6%

SpineSource, Inc.(20)		Common Stock	98,204		451,001	(21)	9.9%	3.7%

Theodore Franklin		Series B Preferred Stock	89,445		—		18.2%	—

Khalid Mentak		Common Stock	115,365	(22)	115,365		11.1%	*
		Series B Preferred Stock	71,556		—		14.6%	—

Marlin W. Hilliard Family Trust(23)		Series B Preferred Stock	89,446		—		18.2%	—

WS Investment Company, LLC(24)		Series B Preferred Stock	26,883		—		5.5%	—

K&A Investments Ltd.(25)		Series B Preferred Stock	64,401		—		13.1%	—

* Indicate less than 1% beneficial ownership.

94

(1) Unless otherwise indicated, the principal address of the named officers and directors and holders of 5% of a class of voting stock of the Company is c/o Tenon Medical, Inc., 104 Cooper Court, Los Gatos, CA 95032.

(2) Each share of our Preferred Stock entitles its holder to one vote per share in all matters submitted to the common stockholders for a vote.

(3) Consists of 40,625 shares of our common stock underlying stock options which that have vested and are exercisable within 60 days of April 15, 2022.

(4) Consists of shares beneficially owned prior to this offering plus 15,347 shares of common stock issued upon the automatic conversion of a convertible note on the closing date of this initial public offering.

(5) Includes 23,499 shares of our common stock underlying stock options that have vested and are exercisable within 60 days of April 15, 2022.

(6) Consists of shares beneficially owned prior to this offering plus 30,688 shares of common stock issued upon the automatic conversion of a convertible note on the closing date of this initial public offering.

(7) Consists of 39,425 shares of our common stock underlying stock options that have vested and are exercisable within 60 days of April 15, 2022.

(8) Consists of shares beneficially owned prior to this offering plus 19,951 shares of common stock issued upon the automatic conversion of a convertible note on the closing date of this initial public offering.

(9) Consists of 111,447 shares of our common stock underlying stock options that have vested and are exercisable within 60 days of April 15, 2022 and 65,918 shares of our common stock (13,670 shares of which are in the form of options) held by TCTIG, LLC and for which Richard Ferrari has voting control.

(10) Consists of shares beneficially owned prior to this offering plus 92,195 shares of common stock issued upon the automatic conversion of a convertible note on the closing date of this initial public offering.

(11) Consists of 4,062 shares of our common stock underlying stock options that have vested and are exercisable within 60 days of April 15, 2022.

(12) Consists of shares beneficially owned prior to this offering plus 184,165 shares of common stock issued upon the automatic conversion of a convertible note on the closing date of this initial public offering.

(13) Consists of 13,669 shares of our common stock underlying stock options which that have vested and are exercisable within 60 days of April 15, 2022 and 65,918 shares of our common stock (13,669 shares of which are in the form of options) held by TCTIG, LLC and for which Ivan Howard has voting control.

(14) Includes 8,536 shares of our common stock underlying options that have vested and are exercisable within 60 days of April 15, 2022; 4,472 shares of our common stock underlying 8,944 shares of Series B Preferred Stock that are convertible within 60 days of April 15, 2022. The 8,944 shares of Series B Preferred Stock are held by SHKH, LLC, an entity for which Stephen H. Hochschuler has a controlling interest.

(15) Consists of shares beneficially owned prior to this offering plus 15,228 shares of common stock issued upon the automatic conversion of a convertible note held by SHKH, LLC, an entity for which Stephen H. Hochschuler has a controlling interest, on the closing date of this initial public offering.

(16) Held by SHKH, LLC, an entity for which Stephen H. Hochschuler has a controlling interest.

(17) The Series A Preferred Stock votes with the common stock based on one vote for each two shares of Series A Preferred Stock.

(18) Richard Ferrari, Ivan Howard, Khalid Mentak and Geoff Dillon are the members of TCTIG, LLC and each have a 25% equity interest therein and each have control over how TCTIG, LLC will vote 25% of the shares of our common stock held by TCTIG, LLC.

(19) Includes 54,677 shares of our common stock underlying an option that is exercisable within 60 days of October 8, 2021.

(20) Tom Mitchell is the CEO, President and sole director of SpineSource and has control over the voting and disposition of the shares of our common stock held by SpineSource.

(21) Consists of shares beneficially owned prior to this offering plus 337,569 common shares issued pursuant to an anti-dilution provision and 15,228 shares of common stock issued upon the automatic conversion of a convertible note on the closing date of this initial public offering.

(22) Includes 13,669 shares of our common stock underlying an option that is held by TCTIG, LLC and for which Khalid Mentak has voting control and is exercisable within 60 days of October 8, 2021; 35,778 shares of common stock that are underlying 71,556 shares of Series B Preferred Stock that are convertible within 60 days of April 15, 2022.

(23) Joe Marlin Hilliard III is the trustee of Marlin W. Hilliard Family Trust and has control over the voting and disposition of the shares of our common stock held by Marlin W. Hilliard Family Trust.

(24) James Hinson is the Managing Director of WS Investment Company, LLC and has control over the voting and disposition of the shares of our common stock held by WS Investment Company, LLC.

(25) Ken Smith and Andrea Smith are managers of K&A Investment Ltd. and each have control over the voting and disposition of the shares of our common stock held by K&A Investment Ltd.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On May 7, 2021 the Company entered into the “Ferrari Consulting Agreement with Richard Ferrari, a founder of the Company and its Executive Chairman. See “Executive Compensation—Board Compensation for a summary description of the terms of the Ferrari Consulting Agreement.

On March 21, 2021 the Company entered into the KM Consulting Agreement, pursuant to which Key Medical was engaged to provide services in the areas of product development, commercial launch of The CATAMARAN System, fund raising and other mutually agreed to services in exchange for compensation of $300,000 upon the closing of a financing of at least $5 million; $300,000 if the financing is for less than $5 million but we achieve annual revenues of $3 million; or $600,000 if prior to a financing we were to be acquired. The KM Consulting Agreement terminated on June 1, 2021. Khalid Mentak, a former director of the Company (and Chief Executive Officer of the Company on the date of the KM Consulting Agreement) is the CEO of Key Medical. Mr. Mentak has filed for arbitration against the Company for claims under the KM Consulting Agreement. See “Business—Legal Proceedings.”

Khalid Mentak is also the holder of our Amended and Restated 2019 Convertible Promissory Note having a principal amount of $70,000 that was issued on April 30, 2021 and is due on April 30, 2022. The note bears interest at 8% per annum and is subject to automatic conversion upon the closing of this initial public offering at a conversion price equal to 70% of the offering price in this initial public offering. Mr. Mentak is also the holder of 71,556 shares of Series B Preferred Stock.

On May 17, 2021, Steven Foster, our Chief Executive Officer, purchased one of our convertible notes in the principal amount of $50,000.

On May 17, 2021, the Van Dick Family Trust purchased one of our convertible notes in the principal amount of $80,000. Steve Van Dick our Chief Financial Officer is a Trustee of this Trust.

On May 17, 2021, Richard Ginn, our Chief Technology Officer, purchased one of our convertible notes in the principal amount of $100,000.

On May 17, 2021, Richard Ferrari, our Executive Chairman of the Board, purchased one of our convertible notes in the principal amount of $300,000.

On May 17, 2021, Frank Fischer, one of our director nominees, purchased one of our convertible notes in the principal amount of $600,000.

On May 17, 2021, Theodore D. Franklin, who currently owns more than 5% of the company’s Series B Preferred Stock, purchased one of our convertible notes in the principal amount of $25,000.

On June 24, 2021, Steven H. Hochschuler M.D., one of our director nominees, purchased one of our convertible notes in the principal amount of $50,000.

On June 24, 2021, WS Investment Company, LLC, who currently owns more than 5% of the company’s Series B Preferred Stock, purchased one of our convertible notes in the principal amount of $125,000.

95

On October 31, 2020 the Company entered into a Consulting Agreement (the “Van Dick Consulting Agreement”) with Steven Van Dick, our Executive Vice President, Finance and Administration and Chief Financial Officer, pursuant to which Mr. Van Dick was to provide finance and accounting services, budget and financial services and any other mutually agreed upon services in exchange for compensation of $19,000 per month of which $5,000 has been paid each month and the remainder paid in May 2021.

On May 20, 2021, the Company entered into the SpineSource Sales Agreement, which became effective when the Company paid SpineSource $500,000 for prior services and issued the SpineSource Shares. Pursuant to the SpineSource Sales Agreement, the Company appointed SpineSource as its exclusive sales representative for marketing, sale, and support for The CATAMARANTM System in the United States and Puerto Rico in exchange for 60% of net sales invoiced by us from product sales that are completed in the United States and Puerto Rico. The SpineSource Sales has a five-year term and automatically renews for five-year periods unless written notice is provided by either party at least 180 days prior to the expiration of the term. Any extension beyond ten (10) years requires a written agreement. The Agreement may also be terminated by the Company if certain minimum sales targets are not achieved by SpineSource as set forth in the SpineSource Sales Agreement. Either party may terminate the SpineSource Sales Agreement for a material breach by the other party, the liquidation, insolvency or bankruptcy of the other party or if the other party ceases to actively engage in the business to which the SpineSource Sales Agreement relates. On June 24, 2021, the Tom and Susan Mitchell Revocable Trust purchased one of our convertible notes in the principal amount of $50,000.  Tom Mitchell, CEO of SpineSource, is a Trustee of this Trust. In connection with the issuance of the SpineSource Shares, the Company entered into the SpineSource Stock Purchase Agreement, which provides SpineSource with anti-dilution protection that maintains its ownership percentage of the Company, prior to the completion of this initial public offering, at no less than 3% on a fully diluted basis. As of April 15, 2022, SpineSource has been issued 196,407 shares of our common stock, including 88,894 shares of common stock issued pursuant to the anti-dilution protection contained in the SpineSource Stock Purchase Agreement.

On October 28, 2021, the Company entered into an Agreement (the “Exchange Agreement”) with Zuhlke Ventures AG (“ZV”), the minority shareholder of Tenon Technology AG (“TTAG”), the Company’s Swiss subsidiary. Pursuant to the Exchange Agreement, ZV agreed to exchange 574,033 shares of Series A Preferred Stock issued by TTAG, representing all of its ownership interest in TTAG for Tenon Series A Preferred Stock , representing 24% ownership interest in the Company on a fully diluted basis, taking into account (i) all outstanding shares of common stock of the Company; (ii) shares issuable upon conversion or exchange of all of the Company’s securities directly or indirectly convertible into or exchangeable for our common stock and the exercise of all outstanding options or warrants; and (iii) the shares of our common stock that are reserved, but neither issued nor the subject of outstanding awards, under any Company equity incentive or similar plan. Pursuant to the terms of the Exchange Agreement, the Company has issued ZV 2,550,763 shares of Tenon Series A Preferred Stock. ZV’s shares of Tenon Series A Preferred Stock are subject to anti-dilution protection that maintains ZVs 24% ownership interest in the Company, excluding any shares issued by the Company in an initial public offering or a qualified equity offering of at least $5,000,000 at a per share price of at least $3.3737. The anti-dilution protection terminates upon the earlier of (i) the closing of this initial public offering; (ii) the conversion of the Private Offering Notes; (iii) the repayment of the Private Offering Notes in the case of a change in control of the Company; or (iv) the liquidation of the Company. Also, pursuant to the terms of the Exchange Agreement, the Company repaid the convertible note between TTAG and ZV in full in the amount of approximately $114,000, including accrued interest.

On December 31, 2021, the Company and TTAG entered into the IP Sale and Purchase Agreement, whereby TTAG transferred certain patents and trademarks to the Company. In connection with this transfer, the Company issued an unsecured promissory note to TTAG in the amount of $817,660.

The above summary description of related part transactions includes some of the general terms and provisions of the agreements related to such transactions. For a more detailed description of those agreements, you should refer to such agreements which are included as exhibits to the registration statement of which this prospectus forms a part

DESCRIPTION OF SECURITIES

The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), our charter and our bylaws as currently in effect. Copies of our amended and restated certificate of incorporation, as amended, and our bylaws are included as exhibits to the registration statement of which this prospectus forms a part.

General

The total number of shares of stock which the Company is authorized to issue is 150,000,000 shares of capital stock, consisting of 130,000,000 shares of common stock, $0.001 par value per share, and 20,000,000 shares of preferred stock, $0.001 par value per share. On April 6, 2022, we effected the Reverse Stock Split. The number of our authorized shares of common was not affected by the Reverse Stock Split.

Common Stock

The holders of our common stock are entitled to the following rights:

Voting Rights. Each share of our common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors.

Election of Directors. The holders of our common stock, voting as a separate class, shall be entitled to elect one member of our Board of Directors.

96

Dividend Rights. Subject to limitations under Delaware law and preferences that may apply to any shares of preferred stock that we may decide to issue in the future, holders of our common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our Board out of funds legally available therefor.

Liquidation Rights. In the event of the liquidation, dissolution or winding up of our business, the holders of our common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock.

Other Matters. The holders of our common stock have no subscription, redemption or conversion privileges. Our common stock does not entitle its holders to preemptive rights. All of the outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue in the future.

Preferred Stock

As of April 15, 2022, we have designated 2,805,839 shares of our preferred stock as Series A Preferred Stock, of which 2,550,763 are outstanding and designated 491,222 shares of our preferred stock as Series B Preferred Stock (together with the Series A Preferred Stock, the “Preferred Stock”), of which 491,222 are issued and outstanding.

The holders of our Preferred Stock are entitled to the following rights:

Voting Rights. Each share of our Preferred Stock entitles its holder to a number of votes equal to the number of shares of common stock into which one such share is convertible into. Currently each share of Preferred Stock is entitled to one (1) vote per share. The holders of shares of Preferred Stock are entitled to vote on all matters on which our common stock shall be entitled to vote.

Dividend Rights. The holders of our Preferred Stock are entitled to receive dividends, as and if declared by our board of directors prior to the payment of dividends on our common stock with equal priority with each other. Their right to receive dividends is not cumulative.

Liquidation Rights. Each share of Preferred Stock is entitled to a liquidation preference per share with equal priority equal to the sum of (i) the applicable Liquidation Preference plus (ii) all declared but unpaid dividends (if any) on such share, or such lesser per share amount as may be approved by the holders of the majority of the outstanding shares of Series A Preferred Stock or Series B Preferred Stock, as applicable. If upon liquidation the assets of the Company legally available for distribution to the holders of the Preferred Stock are insufficient to permit the payment to such holders of the full amounts, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive with regard to liquidation rights.

Voluntary Conversion. Each share of Preferred Stock is any time at the option of the holder convertible into a number of shares of our common stock equal the quotient obtained by dividing the Original Issue Price for the relevant series by the Conversion Price for the relevant series and such quotient for a series is referred to as the “Conversion Rate” for such series.

The “Original Issue Price” is $3.3737 per share for the Series A Preferred Stock and $2.795 per share for the Series B Preferred Stock.

The “Conversion Price” is $6.7474 per share for the Series A Preferred Stock and $5.59 per share for the Series B Preferred Stock. The Conversion Price for each series is subject to adjustment as described below

Automatic Conversion. Each share of Preferred Stock shall automatically be converted into a number of shares of our common stock equal to the applicable Conversion Rate (i) immediately prior to the closing of this initial public offering; provided that the initial public offering is at a price not less than $4.00 per share and the gross proceeds from the offering are not less than $15,000,000 or (ii) upon receipt by the Company of a written request for such conversion from the holders of at least a majority of the Preferred Stock then outstanding.

97

Adjustments to Conversion Price. Except for Exempt Additional Issuances, the Conversion Price for the Series A Preferred Stock or Series B Preferred Stock, as applicable, shall be adjusted for any additional issuances of common stock below the current Conversion Price for such series by multiplying the Conversion Price by a fraction, the numerator of which is shall be the number of shares of our common stock outstanding immediately prior to such additional issuance plus the number of shares of common stock that could be purchased with the aggregate consideration received by the Company for such additional share at the Conversion Price and the denominator is the number of shares of common stock outstanding immediately after the issuance of such additional shares. The Conversion Price for Preferred Stock is also adjusted for stock splits, combinations, stock dividends or reclassifications of either common stock or Preferred Stock, as applicable.

Exempt Additional Issuances mean the following issuances of:

(1) shares of our common stock issued upon the conversion of our Preferred Stock

(2) up to 2,805,839 shares of Series A Preferred Stock;

(3) shares of our common stock and options, warrants or other rights to purchase our common stock issued or issuable to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary pursuant to stock grants, restricted stock purchase agreements, option plans, purchase plans, incentive programs or similar arrangements, or such greater number as may be approved by the Board of Directors;

(4) shares of our common stock issued upon the exercise or conversion of options or convertible securities outstanding as of October 1, 2012;

(5) shares of our common stock issued or issuable as a dividend or distribution on preferred stock or pursuant to any event for which adjustment is made pursuant to our Certificate of Incorporation;

(6) shares of our common stock issued or issuable in a registered public offering under the Securities Act pursuant to which all outstanding shares of Preferred Stock are automatically converted into our common stock;

(7) shares of our common stock issued or issuable pursuant to an acquisition of another corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors;

(8) shares of our common Stock issued or issuable to banks, equipment lessors or other financial institutions pursuant to a debt financing or commercial leasing transaction approved by the Board of Directors;

(9) shares of our common stock issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors; and

(10) any other shares of our common stock issued or issuable, provided that holders of at least a majority of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock voting together as a single class, expressly designate such issuance as being an Exempt Additional Issuance.

Election of Directors. So long as any of the of Series B Preferred Stock remains outstanding, the holders of Series B Preferred Stock, voting as a separate class, shall be entitled to elect one member of our Board of Directors. So long as any of the of Series A Preferred Stock remains outstanding, the holders of Series A Preferred Stock, voting together as a separate class, shall be entitled to elect one member of our Board of Directors.

98

Other Matters. The holders of our Preferred Stock have no subscription or redemption privileges and are not subject to redemption. Our Preferred Stock do not entitle its holders to pre-emptive rights.

Additional Preferred Stock. Our charter authorizes our Board to provide for the issuance of shares of preferred stock in one or more series without further authorization from stockholders. If at least 200,000 shares of preferred stock are issued and outstanding, an approval of at least a majority of the outstanding shares of the preferred stock voting together as a single class is required in order to, among other things as stated in the charter, issue any new class or series of equity security having rights, preferences or privileges senior to or on a parity with the preferred stock.

While we do not currently have any plans for the issuance of any additional preferred stock, the issuance of additional preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the Board of Directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

●	Restricting dividends on the common stock;

●	Diluting the voting power of the common stock;

●	Impairing the liquidation rights of the common stock; or

●	Delaying or preventing a change in control of the Company without further action by the stockholders.

Notes

During 2021 we issued and amended a number of promissory notes which are described below.

On January 27, 2021 we issued a Promissory Note in the principal amount of $130,560.34 to Wilson Sonsini Goodrich & Rosati, Professional Corporation (the “WSGR Note”). The WSGR Note bears interest at 3% per annum and is due on the earlier of (x) July 27, 2021, (y) the closing of a debt or equity financing of at least $1,000,000 and (z) the closing of a change in control transaction. The interest rate on the WSGR Note increases to 5% per annum if all principal and interest is not paid when due. The WSGR Note was paid in full in May 2021.

On April 30, 2021 we issued the following convertible promissory notes: (i) $170,000 Convertible Promissory Note issued to Phoenix DeVentures Inc., which accrues interest at 8% per annum from April 30, 2021 and was originally due on December 31, 2021, but such maturity date was to December 31, 2022 (the “Phoenix Note 1”); (ii) $117,530 Amended and Restated 2015 Convertible Promissory Note issued to Phoenix DeVentures Inc. (the “Phoenix Note 2), which accrues interest at 8% per annum from January 1, 2016 and is due on April 30, 2022; (iii) $40,000 Convertible Promissory Note issued to Phoenix DeVentures Inc., which accrues interest at 8% per annum from April 30, 2021 and was originally due on December 31, 2021, but such maturity date was extended to December 31, 2021 (the “Phoenix Note 3”); and (iv) $70,000 Amended and Restated 2019 Convertible Promissory Note issued to Khalid Mentak (the “Mentak Note” and together with the Phoenix 1 Note, the Phoenix 2 Note and the Phoenix 3 Note, the “April 30 Notes”), which accrues interest at 8% per annum from October 12, 2019 and is due on April 30, 2022. Principal and interest is due in full at maturity on the April 30 Notes and are not prepayable.

On May 3, 2021 we issued the following convertible promissory notes to Paul Orofino: (i) $200,000 Amended and Restated 2019 Convertible Promissory Note (the “Orofino Note 1”), which accrues interest at 8% per annum from November 20, 2020 and is due on May 3, 2022; (ii) $50,000 Amended and Restated Promissory Note (the “Orofino Note 2 and together with the Orofino Note 1, the “May 3 Notes”), which accrues interest at 8% per annum from October 21, 2019 and is due on May 3, 2022. Principal and interest is due in full at maturity on the May 3 Notes. The May 3 Notes are prepayable.

On May 7, 2021 we issued the $68,359 Amended and Restated 2019 Convertible Promissory Note to Lince Consulting, LLC (the “Lince Note”), which accrues interest at 8% per annum from June 12, 2019 and is due on May 7, 2022. Principal and interest is due in full at maturity on the Lince Note. The Lince Note is prepayable.

99

During the period from May 17, 2021 to July 26, 2021, the Company issued an aggregate $12,177,328 of Convertible Promissory Notes to 125 investors (the “Private Offering Notes” and together with the April 30 Notes, the May 3 Notes and the Lince Note, the “Notes”), which accrues interest at 8% per annum from the date of issuance and are due one year from the date of issuance. Principal and interest is due in full at maturity on the Private Offering Notes. The Private Offering Notes are not prepayable without the consent of a majority of the holders.

Immediately prior to the closing of this initial public offering, the Notes will automatically convert into of shares of our common stock as follows:

(i)

the April 30 Notes (other than the Phoenix Note 2) and the May 3 Note will in the aggregate convert into 169,484 shares of our common stock, calculated by dividing the aggregate outstanding principal and accrued and unpaid interest on all such Notes by $3.50[4].;

(ii)

the Lince Note and the Phoenix Note 2 will in the aggregate convert into 65,207 shares of our common stock, calculated by dividing the aggregate outstanding principal and accrued and unpaid interest on such Note by $4.00[5].;

(iii)

the Private Offering Notes will convert into 3,714,284 shares of our common stock calculated by dividing (x) the outstanding principal and accrued and unpaid interest on the Private Offering Notes by $3.50[6].

Warrants

On December 31, 2020, the Company issued to Exchange Listing, LLC warrants to purchase 25,000 shares of our common stock at an exercise price $5.20 per share. The warrant expires on the earlier of (i) December 31, 2025, (ii) the acquisition of the Company by another control group, or (iii) immediately prior to the closing of this initial public offering. Upon the closing of this initial public offering, the warrant will automatically be exercised on a cashless basis to the extent such net issue exercise would result in issuance of shares. Pursuant to the consulting agreement between the Company and Exchange Listing, LLC, Exchange Listing, LLC has registration rights with respect to the shares underlying the warrants.

Options

In 2012 our board of directors and shareholders approved our 2012 Plan. There are currently 799,266 shares reserved for issuance under the 2012 Plan. The following options were issued under the 2012 Plan:

On June 19, 2014 we granted three separate non-statutory options to purchase a total of 62,500 shares of our common stock under the Plan at an exercise price of $0.62 per share, 1,565 of the shares were subsequently forfeited. The options are fully vested and expire on June 19, 2024.

On November 15, 2016 we granted a non-statutory option to purchase 8,536 shares of our common stock under the Plan at an exercise price of $0.62 per share. The option is fully vested and expires on November 15, 2026.

On April 29, 2019 we granted a non-statutory option to purchase 8,536 shares of our common stock under the Plan at an exercise price of $0.62 per share, this option was subsequently forfeited.

On September 8, 2019 we granted a non-statutory option to purchase 21,519 shares of our common stock under the Plan at an exercise price of $0.62 per share. The option vests monthly over a four-year period and expires on September 8, 2029.

On May 1, 2021 we granted non-statutory options to 6 individuals to purchase in aggregate 374,500 shares of our common stock under the Plan at an exercise price of $5.20 per share, 22,500 of these shares were subsequently forfeited. All of the options are subject to three-year monthly vesting and expire on May 1, 2031.

On May 7, 2021 we granted non-statutory options to five individuals to purchase in aggregate 34,298 shares of our common stock under the Plan at an exercise price of $5.20 per share, 15,000 of these shares were subsequently forfeited. One option for 5,000 shares is subject to three-year vesting and the other options are subject to two-year vesting and both expire on May 7, 2031.

On July 8, 2021 we granted a non-statutory option to purchase 12,500 shares of our common stock under the Plan at an exercise price of $7.06 per share. The option vests monthly over a two-year period and expires on July 8, 2031.

[4]	70% of the assumed offering price of $5.00 per share.
[5]	80% of the assumed offering price of $5.00 per share.
[6]	the lesser of (x) the quotient obtained by dividing (A) $22,500,000 by (B) our fully diluted capitalization and (y) 70% of the per share assumed initial public offering price of $5.00 per share.

100

On July 19, 2021 we granted non-statutory options to 2 individuals to purchase 169,522 shares of our common stock and we granted incentive stock options to 2 individuals for 40,083 shares of our common stock under the Plan at an exercise price of $7.06 per share. The options are subject to three-year monthly vesting and expire on July 19, 2031.

On August 10, 2021 we granted non-statutory options to 2 individuals to purchase 13,500 shares of our common stock and we granted incentive stock options to 2 individuals for 7,500 shares of our common stock under the Plan at an exercise price of $7.06 per share. Three of these options vest 33% on the first anniversary with the balance of the shares vesting monthly over the next two years and one option is subject to two-year monthly vesting and all options expire on August 10, 2031. We also granted 61,750 of restricted shares of common stock to 3 individuals under the Plan, which vested immediately.

On October 8, 2021 we granted non-statutory options to 3 individuals to purchase 12,000 shares of our common stock and we granted incentive stock options to 3 individuals for 10,000 shares of our common stock under the Plan at an exercise price of $7.50 per share. Three of these options vest 33% on the first anniversary with the balance of the shares vesting monthly over the next two years and the remaining options are subject to two-year monthly vesting and all options expire on October 8, 2031.

Upon the closing of this initial public offering, the Company will provide a one-time option grant to Steven M. Foster to maintain his ownership position at 4% of the fully diluted equity.

In January and February of 2022 our board of directors and Stockholders approved our 2022 Plan. The 2022 Plan will not be effective until the day prior to the effective date of the registration statement related to this initial public offering.

From time to time, we expect to continue to issue options under the Plan to various consultants, employees, officers and directors of the Company.

Exclusive Forum

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our Certificate of Incorporation or Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. This exclusive forum provision may limit the ability of our stockholders to bring a claim in a judicial forum that such stockholders find favorable for disputes with us or our directors or officers, which may discourage lawsuits against us or our directors or officers. Our Certificate of Incorporation also provides that this choice of forum provision does not apply to claims arising under federal securities laws.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction; or

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be VStock Transfer LLC.

101

Listing

We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “TNON” which listing is a condition to this offering.

SHARES ELIGIBLE FOR FUTURE SALE

There is not currently an established U.S. trading market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock in the public market after this offering, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

Upon completion of the sale of 4,000,000 shares of common stock pursuant to this offering, we will have 12,061,192 shares of common stock issued and outstanding. The common stock sold in this offering will be freely tradable without restriction or further registration or qualification under the Securities Act.

All previously issued shares of common stock that were not offered and sold in this offering, as well as shares subject to employee stock options, are or will be upon issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if such public resale is registered under the Securities Act or if the resale qualifies for an exemption from registration under Rule 144 under the Securities Act, which are summarized below.

In general, a person who has beneficially owned restricted shares of our common stock for at least six months in the event we have been a reporting company under the Exchange Act for at least ninety (90) days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the ninety (90) days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

1% of the number of shares of our common stock then outstanding; or

1% of the average weekly trading volume of our common stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Lock-Up Agreements

Our officers and directors have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of our common stock for a period of 180 days after the effective date of the registration statement for this offering without the prior written consent of the representative (as defined herein).

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus, the underwriters named below, for whom The Benchmark Company, LLC is acting as the representative, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares indicated below:

Underwriter	Number of Shares

The Benchmark Company, LLC	[*]
Valuable Capital Limited	[*]
Totals:	[*]

102

Under the terms of the underwriting agreement, the underwriters are committed to purchase, severally and not jointly, all of the shares offered by this prospectus, if the underwriters buy any of such shares. The underwriters’ obligation to purchase the shares is subject to satisfaction of certain conditions, including:

•	receipt and acceptance of our shares of common stock by the underwriters; and

•	the underwriters’ right to reject orders in whole or in part.

We have been advised by the representative that the underwriters intend to make a market in our shares of common stock but that they are not obligated to do so and may discontinue making a market at any time without notice.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically.

Discounts and Commissions and Expenses

Shares sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares to other securities dealers at such price less a concession of up to $[*] per share. The underwriters may offer the shares through one or more of their affiliates or selling agents. If all the shares are not sold at the public offering price, the representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the shares at the prices and upon the terms stated therein.

The underwriting discount is equal to the public offering price per share, less the amount paid by the underwriters to us per share. The underwriting discount was determined through an arms’ length negotiation between us and the underwriters. We have agreed to sell the shares of our common stock to the underwriters at the assumed offering price of $5.00 per share, which represents the public offering price of our shares set forth on the cover page of this prospectus less a 7.0% underwriting discount

The following table shows the public offering price, underwriting discounts and proceeds, before expenses, to us. The underwriting discounts are equal to the public offering price per share less the amount per share the underwriters pay us for the shares.

103

	Per Share of Common Stock	Total
Public offering price	$	$	[*]	$
Underwriting discounts	$	$	[*]	$
Proceeds, before expenses, to us	$	$	[*]	$

We have agreed to pay the representative a non-accountable expense allowance of 1.0% of the gross proceeds of the offering. We estimate that the total expenses, but excluding underwriting discounts and commissions and the 1.0% non-accountable expense allowances, will be approximately $200,000, all of which are payable by us. This figure includes expense reimbursements we have agreed to pay the representative for reimbursement of its expenses related to the offering up to a maximum aggregate expense allowance of $132,500, for which we have paid a $25,000 advance, which will be returned to us to the extent not offset by actual expenses in accordance with FINRA Rule 5110(g)(4)(A).

Underwriters’ Warrants

As additional compensation to the underwriters, upon consummation of this offering, we will issue to the underwriters or their designees warrants to purchase an aggregate number of shares of our common stock equal to 3% of the number of shares of common stock issued in this offering, at an exercise price per share equal to 100% of the initial public offering price (the “Underwriters’ Warrants”). The Underwriters’ Warrants and the underlying shares of common stock shall not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the commencement date of sales in this offering in accordance with FINRA Rule 5110(e)(1). The Underwriters’ Warrants will be exercisable, in whole or in part, commencing 180 days from the commencement date of sales in this offering and will expire on the fifth anniversary of the commencement date of sales in this offering in accordance with FINRA Rule 5110(g)(8)(A).

Tail Financing

If, during the period that is six months following the closing of this initial public offering, we consummate a financing with investors with whom we have had a conference call or a meeting arranged by the representative the period in which we engaged the representative, we will pay the representative a fee equal 7% of the proceeds of such financing.

Right of First Refusal

We have granted to the representative the right to act as lead or joint-lead investment banker, lead or joint book-runner and/or lead or joint placement agent, for any of our future public and private equity and debt offerings, including all equity linked financings, during the six-month period following the completion of this initial public offering.

Determination of Offering Price

Before this offering, there has been no public market for our common stock. Accordingly, the public offering price will be negotiated between us and the Representative. Among the factors to be considered in these negotiations are:

●	the information set forth in this prospectus and otherwise available to the underwriters;
●	the prospects for our Company and the industry in which we operate;
●	An assessment of our management;
●	our past and present financial and operating performance;
●	our prospects for future earnings;
●	financial and operating information and market valuations of publicly traded companies engaged in activities similar to ours;
●	the prevailing conditions of United States securities markets at the time of this offering; and
●	other factors deemed relevant.

104

Neither we nor the underwriters can assure investors that an active trading market will develop for shares of our common stock, or that the shares will trade in the public market at or above the initial public offering price.

Lock-Up Agreements

Each of our officers, directors, affiliates and holders of more than 5% of our voting stock have agreed, for a period of six months after the closing of this offering, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of our common stock without the prior written consent of the representative.

The representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Pursuant to the underwriting agreement, we have also agreed, for a period of six months from the closing date of the offering, that we will not, subject to specified exempt issuances, offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock.

Indemnification

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on a website maintained by the representative and may also be made available on a website maintained by other underwriters. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Representative to underwriters that may make Internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of shares offered by this prospectus to accounts over which they exercise discretionary authority.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. The underwriters may elect to stabilize the price of our common stock by bidding for, and purchasing, common stock in the open market.

105

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market or otherwise.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers:

●	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and
●	passive market making bids must be identified as such.

Certain Relationships

Certain of the underwriters and their affiliates have provided and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they have or may in the future receive customary fees, however, except for the right of first refusal and the tail financing disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Listing

We have applied for approval of our common stock for listing on The Nasdaq Capital Market under the symbol “TNON.” Trading of our common stock on Nasdaq is expected to begin following this prospectus being declared effective by the SEC.

106

EXPERTS

Armanino LLP, an independent registered public accounting firm, audited our consolidated financial statements for the years ended December 31, 2021 and 2020. We have included our consolidated financial statements with their report in this prospectus and elsewhere in the registration statement in reliance on the report of Armanino LLP, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Carmel, Milazzo & Feil LLP, New York, New York. Schiff Hardin LLP, Washington, DC, is acting as counsel for the representative of the underwriters with respect to the offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.tenonmed.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

107

Tenon Medical, Inc.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Tenon Medical Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Tenon Medical Inc. and Subsidiary (collectively the "Company") as of December 31, 2021 and 2020 and the related consolidated statements of operations and comprehensive loss, convertible preferred stock and stockholders' deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the consolidated financial statements).

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020 and the related results of its operations and cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

The Company's management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Emphasis of Matter

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ ArmaninoLLP
San Jose, California
March 14, 2022, except for Note 13, as to which the date is April 7, 2022

We have served as the Company's auditor since 2021.

F-2

Tenon Medical, Inc.

Consolidated Balance Sheets

	December 31,
	2021	2020
Assets
Current Assets
Cash and cash equivalents	$2,916,677	$245,635
Investments	4,404,507	—
Accounts receivable	75,583	14,474
Inventory	188,387	43,288
Prepaid expenses	87,162	—
Total current assets	7,672,316	303,397
Fixed assets - net	100,219	—
Deposits	41,250	—
Operating lease right-of-use asset	1,083,602	—
Deferred offering costs	374,196	87,504
TOTAL ASSETS	$9,271,583	$390,901

Liabilities, Convertible Preferred Stock, and Stockholders’ Deficit
Current Liabilities
Accounts payable	$477,268	$589,191
Accrued expenses	1,088,180	663,657
Current portion of operating lease liability	202,211	—
Convertible notes payable and accrued interest – current; net of debt discount of $30,755 and $0 at December 31, 2021 and 2020, respectively	12,857,164	241,397
Convertible notes payable and accrued interest due to related parties – current; net of debt discount of $1,650 and $0 at December 31, 2021 and 2020, respectively	649,053	—
Total current liabilities	15,273,876	1,494,245
Operating lease liability – net of current portion	911,400	—
Convertible notes payable and accrued interest - net of current portion	—	256,751
Convertible notes payable and accrued interest due to related parties	—	76,827
Total Liabilities	16,185,276	1,827,823

Commitments and Contingencies (Notes 6 and 10)
Convertible Preferred Stock
Series A convertible preferred stock, $0.001 par value; 2,805,839 and 1,437,628 shares authorized at December 31, 2021 and 2020, respectively; 2,550,763 and 0 shares issued and outstanding at December 31, 2021 and 2020, respectively; liquidation preference of $3,891,470	12,366,900	—
Series B convertible preferred stock, $0.001 par value; 661,897 shares authorized; 491,222 shares issued and outstanding; liquidation preference of $2,446,796	1,271,715	1,271,715
Stockholders’ Deficit
Common stock, $0.001 par value; 10,487,904 and 3,937,550 shares authorized at December 31, 2021 and 2020, respectively; 989,954 and 830,000 shares issued and outstanding at December 31, 2021 and 2020, respectively	990	830
Additional paid-in capital	113,228	126,267
Accumulated deficit	(20,575,204)	(4,486,171)
Accumulated other comprehensive income (loss)	(91,322)	(56,571)
Total Tenon Medical, Inc. stockholders' deficit	(20,552,308)	(4,415,645)
Total non-controlling interest	—	1,007,008
Total stockholders’ deficit	(20,552,308)	(2,708,637)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS' DEFICIT	$9,271,583	$390,901

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Tenon Medical, Inc.

Consolidated Statements of Operations and Comprehensive Loss

	Year Ended December 31,
	2021	2020
Revenue	$159,800	$43,820
Cost of sales	54,772	18,257
Gross Profit	105,028	25,563

Operating Expenses
Research and development expenses	1,717,972	220,884
Sales and marketing expenses	2,140,605	29,301
General and administrative expenses	2,707,173	311,667
Total Operating Expenses	6,565,750	561,852

Loss from Operations	(6,460,722)	(536,289)

Other Income (Expense)
Gain on Investments	2,029	—
Interest expense	(620,808)	(167,846)
Other expense	(1,233)	(1,230)
Total Other Expense	(620,012)	(169,076)
Net Loss	(7,080,734)	(705,365)
Loss attributable to non-controlling interest	(32,336)	(120,187)
Net Loss Attributable to Tenon Medical, Inc.	$(7,048,398)	$(585,178)
Net Loss Attributable to Tenon Medical, Inc. Per Share of Common Stock
Basic and diluted	$(7.81)	$(0.71)

Weighted-Average Shares of Common Stock Outstanding
Basic and diluted	902,679	830,000

Consolidated Statements of Comprehensive Loss:
Net loss	$(7,080,734)	$(705,365)
Unrealized loss on investments	(282)	—
Change in foreign currency translation adjustment	(531)	(42,958)
Total Comprehensive Loss	(7,081,547)	(748,323)
Comprehensive loss attributable to non-controlling interest	(32,883)	(138,983)
Total comprehensive loss attributable to Tenon Medical, Inc.	$(7,048,664)	$(609,340)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Tenon Medical, Inc.

Consolidated Statements of Convertible Preferred Stock and Stockholders' Deficit

	Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Accumulated Other Comprehensive	Non- Controlling
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Interest	Total

Balance at January 1, 2020	—	—	491,222	$1,271,715	830,000	$830	$52,114	$(3,900,993)	$(32,409)	$994,678	$(2,885,780)
Conversion of Notes Payable to Series A preferred stock of subsidiary, net of issuance costs of $21,820	—	—	—	—	—	—	—	—	—	763,075	763,075
Beneficial conversion feature on conversion of notes payable to Series A preferred stock of subsidiary	—	—	—	—	—	—	—	—	—	88,238	88,238
Warrants issued in connection with consulting agreement	—	—	—	—	—	—	57,504	—	—	—	57,504
Stock-based compensation expense	—	—	—	—	—	—	16,649	—	—	—	16,649
Other comprehensive income (loss)	—	—	—	—	—	—	—	—	(24,162)	(18,796)	(42,958)
Net loss			—	—	—	—	—	(585,178)	—	(120,187)	(705,365)
Balance at December 31, 2020	—	—	491,222	$1,271,715	830,000	$830	$126,267	$(4,486,171)	$(56,571)	$1,707,008	$(2,708,637)
Stock-based compensation expense	—	—	—	—	—	—	376,832	—	—	—	376,832
Common stock issued for services	—	—	—	—	159,954	160	1,227,784	—	—	—	1,227,944
Issuance of Series A preferred stock in exchange for Series A preferred stock of subsidiary	2,550,763	12,366,900	—	—	—	—	(9,595,405)	—	—	(2,771,495)	(12,366,900)
Reclass of non-controlling interest to APIC	—	—	—	—	—	—	(1,062,885	—	(34,485)	1,097,370	—
Reclass of negative APIC to accumulated deficit	—	—	—	—	—	—	9,040,635	(9,040,635)	—	—	—
Other comprehensive income (loss)	—	—	—	—	—	—	—	—	(266)	(547)	(813)
Net loss	—	—	—	—	—	—	—	(7,048,398)	—	(32,336)	(7,080,734)
Balance at December 31, 2021	2,550,763	$12,366,900	491,222	$1,271,715	989,954	$990	$113,228	$(20,575,204)	$(91,322)	—	$(20,552,308)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Tenon Medical, Inc.

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2021	2020
Cash Flows From Operating Activities
Net loss	$(7,080,734)	$(705,365)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on investments	(2,029)
Non-cash interest expense	619,579	167,780
Stock-based compensation expense	376,832	16,649
Common stock issued for services	1,227,944	—
Depreciation and amortization	2,193	—
Amortization of operating right-to-use asset	111,787	—
Increase (decrease) in cash resulting from changes in:
Accounts receivable	(61,136)	39,358
Inventories	(145,099)	18,257
Prepaid expenses and other assets	(129,888)	1,209
Accounts payable	443,856	141,285
Accrued expenses	425,909	153,464
Operating lease liability	(81,778)	—
Net cash used in operating activities	(4,292,564)	(167,363)

Cash Flows from Investing Activities
Purchases of investments	(4,401,435)	—
Purchases of property and equipment	(102,412)	—
Net cash used in investing activities	(4,503,847)	—

Cash Flows From Financing Activities
Proceeds from issuance of convertible notes payable	12,071,738	306,620
Repayment of notes payable	(244,806)	—
Debt issuance costs	(70,797)	—
Deferred offering costs	(286,692)	(30,000)
Stock issuance costs on conversion of notes payable to subsidiary preferred stock	—	(21,820)
Net cash provided by financing activities	11,469,443	254,800

Effect of foreign currency translation on cash flow	(1,990)	6,230
Net Increase in Cash and Cash Equivalents	2,671,042	93,667

Cash and Cash Equivalents at Beginning of Period	245,635	151,968
Cash and Cash Equivalents at End of Period	$2,916,677	$245,635

Supplemental Disclosures of Cash Flow Information
Cash paid during the year for:
Interest	$1,192	$66
Income taxes	$899	$2,033

Non-cash investment and financing activities:
Right-of use assets obtained in exchange for lease liabilities	$1,195,389	—
Issuance of Series A convertible preferred stock in exchange for Series A preferred stock of subsidiary	$12,366,900	—
Conversion of accounts payable to convertible notes payable	$555,560	—
Subsidiary preferred stock issued upon conversion of convertible notes and accrued interest	$—	$784,895
Beneficial conversion feature on conversion of notes payable to subsidiary preferred stock	$—	$88,238
Warrants issued for deferred offering costs	$—	$57,504

The accompanying notes are an integral part of these consolidated financial statements.

F-6

1.  Organization and Business

Nature of operations

Tenon Medical, Inc. (“the Company”), was incorporated in the state of Delaware on June 19, 2012 and was headquartered in San Ramon, California until June 2021 when it relocated to Los Gatos, California. The Company is a medical device company that has developed a novel posterior approach to sacroiliac joint fusion for treatment of the most common types of sacroiliac joint disorders that cause lower back pain. The Company received FDA clearance in 2018 for its primary product, The CATAMARANTM System. The Company is in the early stages of its commercial launch with its primary focus being on the US market.

Basis of consolidation

The consolidated financial statements of the Company include the accounts of the Company and its wholly-owned subsidiary, Tenon Technology AG (“TTAG”), a Swiss company. TTAG was a majority-owned subsidiary until October 28, 2021, at which date the Company acquired the remaining non-controlling interest of TTAG (Note 8). All intercompany balances and transactions have been eliminated in consolidation. The subsidiary is consolidated from the date of formation (October 3, 2012), being the date on which the Company has power to govern the financial and operating policies of TTAG so as to obtain benefits from its activities. The financial statements of the subsidiary are prepared for the same reporting period as the parent, using consistent accounting policies in all material respects. Ownership interests in TTAG held by parties other than the Company are presented separately from the Company’s stockholders’ deficit on the Consolidated Balance Sheets as of December 31, 2020. The amount of consolidated net loss attributable to the Company and the non-controlling interests are both presented on the face of the Consolidated Statements of Operations. Given that TTAG is a wholly- owned subsidiary as of December 31, 2021, this separate presentation has been discontinued for the year then ended. Further, given that the Company purchased the non-controlling interest in TTAG as of October 28, 2021, the amount of consolidated net loss attributable to the Company and the non-controlling interest are both presented on the face of the Consolidated Statements of Operations and Comprehensive Loss.

2.  Summary of Significant Accounting Principles

Basis of presentation

The accompanying consolidated financial statements have been prepared on the accrual basis in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

Going concern uncertainty and liquidity requirements

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. There is substantial doubt about the Company’s ability to continue as a going concern for one year after the date that these consolidated financial statements are issued. These consolidated financial statements do not include any adjustments that might be necessary from the outcome of this uncertainty.

Since inception, the Company has incurred losses and negative cash flows from operations. Management expects to incur additional operating losses and negative cash flows from operations in the foreseeable future as the Company continues its product development programs and starts the commercial launch of The CATAMARAN System. Based on the Company’s current level of expenditures, the Company believes that its existing cash and cash equivalents as of December 31, 2021 will not provide sufficient funds to enable it to meet its obligations through June 2022.

F-7

The Company plans to raise additional capital by selling shares of capital stock or other equity or debt securities. However, there are no commitments or arrangements for future financings in place at this time, and the Company can give no assurance that such capital will be available on favorable terms or at all. The Company may need additional financing thereafter until it can achieve profitability. Although the Company is actively pursuing an initial public offering (“IPO”) and other possible financing opportunities, it may not be able to raise cash on terms acceptable to the Company or at all. There can be no assurance that the Company will be successful in obtaining additional funding. Financings, if available, may be on terms that are dilutive to shareholders, and the prices at which new investors would be willing to purchase the Company’s securities may be lower than the current price of ordinary shares. The holders of new securities may also receive rights, preferences or privileges that are senior to those of existing holders of ordinary shares. If additional financing is not available or is not available on acceptable terms, the Company could be forced to delay, reduce, or eliminate its future commercialization efforts and product development programs, which could adversely affect its future business prospects and its ability to continue as a going concern.

Use of estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates made by management include, but are not limited to, realization of deferred tax assets, accrued liabilities, obsolescence of inventory, stock-based compensation and the fair value of the Company’s common stock and preferred stock.

Impact of COVID-19

In March 2020, the World Health Organization declared the COVID-19 outbreak to be a pandemic. During the years ended December 31, 2021 and 2020, the Company’s financial results were not significantly affected by the COVID-19 outbreak. The Company has considered all information available as of the date of issuance of these consolidated financial statements and the Company is not aware of any specific events or circumstances that would require an update to its estimates or judgments, or a revision to the carrying value of its assets or liabilities. These estimates may change as new events occur and additional information becomes available. The extent to which the COVID-19 outbreak affects the Company’s future financial results and operations will depend on future developments which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the outbreak, and current or future domestic and international actions to contain and treat it.

Segments

The Company operates in one business segment. Although the Company’s Swiss subsidiary is located in a different geographical area, management uses one measurement of profitability and does not segregate its business for internal reporting.

Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of 90 days or less at the date of purchase to be cash equivalents.

Investments

The Company classifies its investments in marketable securities as available-for-sale and records them at fair value in its consolidated balance sheets. The net unrealized gains and losses are recorded as a separate component of stockholders’ equity. Realized gains and losses are recorded in the consolidated statements of operations and comprehensive loss. Margin loans for which a right of setoff exists are classified in the consolidated balance sheets as reductions to in the investment value. The Company determines any realized gains or losses on the sale of marketable debt securities on a specific identification method, and records such gains and losses as a component of other income (expense) net.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are derived from products delivered to customers and are stated at their net realizable value. The Company records an allowance for estimated uncollectible accounts in an amount approximating anticipated losses. Individual uncollectible accounts are written off against the allowance when collection of the individual accounts appears doubtful. In determining the amount of the allowance, the Company considers its historical level of credit losses. The Company also makes judgments about the creditworthiness of significant customers based on ongoing credit evaluations, and the Company assesses current economic trends that might impact the level of credit losses in the future. The Company’s allowances have generally been adequate to cover its actual credit losses. However, since the Company cannot reliably predict future changes in the financial stability of its customers, it cannot guarantee that its allowances will continue to be adequate. If actual credit losses are significantly greater than the allowance, the Company would increase its general and administrative expenses and increase its reported net losses. Conversely, if actual credit losses are significantly less than the Company's reserve, this would eventually decrease the Company’s general and administrative expenses and decrease its reported net losses. Allowances are recorded primarily on a specific identification basis. As of December 31, 2021 and 2020, the Company’s allowance for doubtful accounts was $0.

F-8

Inventory

Inventory is stated at lower of cost or net realizable value. The Company establishes the inventory basis by determining the cost based on standard costs approximating the purchase costs on a first-in, first-out basis. The excess and obsolete inventory is estimated based on future demand and market conditions. Inventory write-downs are charged to cost of goods sold.

As of December 31, 2021 and 2020, inventory consisted of finished goods and raw materials.

Deferred offering costs

Deferred offering costs, which consist of direct incremental legal, consulting, banking, and accounting fees relating to the Company’s planned IPO, are capitalized, and will be offset against proceeds from the IPO upon the effectiveness of the offering. In the event an anticipated offering is terminated, deferred offering costs will be expensed.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Equipment, computers, software, and furniture and fixtures are depreciated over periods ranging from three to seven years, and leasehold improvements over the shorter of the lease term or the life of the asset. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized. Deductions are made for retirements resulting from renewals or betterments.

Long-lived assets

The Company regularly reviews the carrying value and estimated lives of all of its long-lived assets, including property and equipment, to determine whether indicators of impairment may exist that warrant adjustments to carrying values or estimated useful lives. The determinants used for this evaluation include management’s estimate of the asset’s ability to generate positive income from operations and positive cash flow in future periods as well as the strategic significance of the assets to the Company’s business objectives.

Fair value measurements

In accordance with Accounting Standards Codification (“ASC”) 820, Fair Value Measurement, fair value is the price that would be received from selling an asset or paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date. ASC 820 establishes a fair value hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available.

Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs that market participants would use in pricing the asset or liability based on the best information available in the circumstances.

F-9

The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reported date.

Level 2 – Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reported date. The nature of these financial instruments includes cash instruments for which quoted prices are available but are traded less frequently, derivative instruments whose fair values have been derived using a model where inputs to the model are directly observable in the market and instruments that are fair valued using other financial instruments, the parameters of which can be directly observed.

Level 3 – Instruments that have little to no pricing observability as of the measurement date. These financial instruments are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment or estimation.

The degree of judgment exercised by the Company in determining fair value is greatest for assets categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement falls in its entirety is determined by the lowest level input that is significant to the fair value measurement.

Convertible preferred stock

The Company records convertible preferred stock at fair value on the dates of issuance, net of issuance costs. Convertible preferred stock is recorded as temporary stockholders’ equity.

Income taxes

For the years ended December 31, 2021 and 2020 income taxes are recorded in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 740, Income Taxes (“ASC 740”), which provides for deferred taxes using an asset and liability approach. Under this method, the Company records deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates expected to be in effect when the differences are expected to reverse. Valuation allowances are provided when necessary to reduce net deferred tax assets to the amount that is more likely than not to be realized. Based on the available evidence, the Company is unable, at this time, to support the determination that it is more likely than not that its deferred tax assets will be utilized in the future. Accordingly, the Company recorded a full valuation allowance as of December 31, 2021 and 2020. The Company intends to maintain valuation allowances until sufficient evidence exists to support its reversal.

Current income taxes are based upon the year's income taxable for federal, state, and foreign tax reporting purposes. Deferred income taxes are provided for certain income and expenses, which are recognized in different periods for tax and financial reporting purposes.

The Company's policy is not to record deferred income taxes on the undistributed earnings of foreign subsidiaries that are indefinitely reinvested in foreign operations.

Revenue recognition

The Company’s revenue is derived from the sale of its products to medical groups and hospitals through its independent sales representative and national distributor in Florida and Texas.

In accordance with Accounting Standards Codification 606, Revenue from Contracts with Customers ("ASC 606"), which the Company adopted effective January 1, 2019, revenue is recognized when control is transferred to the customer, in an amount that reflects the consideration the Company expects to be entitled to in exchange for the goods or services. The Company had no contracts with customers prior to the date of adoption. Under ASC 606, the Company applies the following five step approach: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when a performance obligation is satisfied.

F-10

The Company generates its revenue from the sale of products through an independent sales representative and national distributor to certain hospital or medical facilities where the products are delivered in advance of a procedure. The performance obligation is the delivery of the products along with the completion of the surgery and therefore, revenue is recognized upon delivery to the customers and completion of the surgery, net of rebates and price discounts. The Company accounts for rebates and price discounts as a reduction to revenue, calculated based on the terms agreed to with the customer. Historically, there have been no significant rebates or price discounts. Sales prices are specified prior to the transfer of control to the customer, via either the customer contract, agreed price list, ~~or~~ purchase order, or written communication with the customer. As of April 2020, the Company has an agreement in place with a national distributor, which includes standard terms that do not allow for payment contingent on resale of the product, obtaining financing, or other terms that could impact the distributor’s payment obligation. From April 2020 through May 20, 2021, the distributor billed and collected from the end user customer, was required to pay the Company on the 5th day of the calendar month after the customer paid the distributor, and the Company recognized revenue based on the net amount received from the distributor. Prior to April 2020 and subsequent to May 20, 2021, the Company billed and collected directly from the end user customers and recognized revenue based on the gross sales price. For direct sales to end user customers, the Company's standard payment terms are generally net 30 days.

The Company offers its standard warranty to all customers. The Company does not sell any warranties on a standalone basis. The Company’s warranty provides that its products are free of material defects and conform to specifications, and includes an offer to replace or refund the purchase price of defective products. This assurance does not constitute a service and is not considered a separate performance obligation. The Company estimates warranty liabilities at the time of revenue recognition and classifies the related charges as cost of goods sold.

Contract modifications generally do not occur during the performance of the Company’s contracts.

Payments received prior to satisfying the revenue recognition criteria are recorded as deferred revenue on the consolidated balance sheets. As of December 31, 2021 and 2020, there were no remaining performance obligations that would give rise to deferred revenue.

Costs associated with product sales include commissions and are recorded in sales and marketing expenses during the same period as the corresponding revenues.

Research and development

The Company engages in improving existing products and new product development efforts. Research and development expenses relating to these efforts are expensed as incurred for the years ended December 31, 2021 and 2020, the Company recognized research and development expense of approximately $1,718,000 and $221,000, respectively.

Leases

In February 2016, the FASB issued ASC 842, “Leases”. This standard requires lessees to present right-of-use (“ROU”) assets and lease liabilities on the balance sheet. The new guidance is to be applied using a modified retrospective approach at the beginning of the earliest comparative periods in the financial statements and is effective for fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company early adopted ASC 842 on January 1, 2021, and implemented this guidance upon the inception of its new Los Gatos facility lease in June 2021.

In June 2021, the Company entered into a facility lease agreement for its company headquarters in Los Gatos, California with escalating base rent payments of approximately $23,000 to $26,000 per month from June 2021 until the lease termination in June 2026. The total lease commitment over the lease term is approximately $1,461,000.

Stock-based compensation

The Company accounts for its stock-based compensation in accordance with ASC 718, Compensation - Stock Compensation. The Company accounts for all stock-based compensation awards using a fair-value method on the grant date and recognizes the fair value of each award as an expense over the requisite service period.

F-11

Foreign currency translation and other comprehensive income

The functional currency of Tenon Technology AG is the Swiss franc. Accordingly, TTAG’s assets and liabilities are translated from their respective functional currency into U.S. Dollars at period-end rates, and TTAG’s revenue and expenses are translated at the weighted-average exchange rate for the period. Adjustments resulting from this translation process are classified as other comprehensive income or loss and shown as a separate component of equity.

When intercompany foreign currency transactions between entities included in the consolidated financial statements are of a long-term investment nature (i.e., those for which settlement is not planned or anticipated in the foreseeable future) foreign currency translation adjustments resulting from those transactions are included in stockholders’ equity (deficit) as accumulated other comprehensive loss or income. When intercompany transactions are deemed to be of a short-term nature, translation adjustments are required to be included in the consolidated statements of operations. The Company has determined that settlement of TTAG’s intercompany balances is not anticipated in the foreseeable future, and therefore such translation adjustments are included in stockholders’ deficit as accumulated other comprehensive income.

Net loss per share

Basic net loss per share is based upon the weighted-average number of common shares outstanding. Diluted net loss per share is based on the assumption that all potential common stock equivalents (convertible preferred stock, stock options, and warrants) are converted or exercised. The calculation of diluted net loss per share excludes potential common stock equivalents if the effect is anti-dilutive. The Company’s weighted-average common shares outstanding for basic and diluted are the same because the effect of the potential common stock equivalents is anti-dilutive.

The Company had the following dilutive common stock equivalents as of December 31, 2021 and 2020 which were excluded from the calculation because their effect was anti-dilutive.

Year Ended December 31,	2021	2020

Common shares convertible from notes payable	2,079,510	122,574
Common shares convertible from preferred stock	1,520,996	245,614
Outstanding stock options	727,394	90,991
Outstanding warrants	25,000	25,000
Common shares convertible from minority interest	—	899,453
Total	4,352,900	1,383,632

Adoption of New Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-6, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-6”), which simplifies the accounting for convertible instruments by removing the separation models for (1) convertible debt with a cash conversion feature and (2) convertible instruments with a beneficial conversion feature. Upon adoption, a convertible debt instrument will be accounted for as a single liability at amortized cost unless (a) the convertible instrument contains features that require bifurcation as a derivative under ASC 815, Derivatives and Hedging, or (b) the convertible debt instrument was issued at a substantial premium. These changes will reduce reported interest expense and increase reported net income for entities that have issued a convertible instrument that was bifurcated according to previously existing rules. ASU 2020-6 also requires the application of the if-converted method for calculating diluted earnings per share and the treasury stock method will be no longer available. The new guidance is effective for public entities excluding smaller reporting companies in fiscal years beginning after December 15, 2021, with early adoption permitted no earlier than fiscal years beginning after December 15, 2020. For public business entities that meet the definition of a smaller reporting company, the amendments in ASU 2020-6 are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2023. ASU 2020-6 is effective for the Company in the first quarter of fiscal 2024. The Company adopted this standard effective for the year ended December 31, 2021 and the adoption did not have any material impact on the Company’s consolidated financial statements.

 3.  Investments

The following table sets forth by level, within the fair value hierarchy, the Company’s investments at fair value as of December 31, 2021:

Level 2
Corporate debt securities	$4,404,507

Cost and fair value of available-for-sale investments as of December 31, 2021 are as follows:

	Amortized Cost	Unrealized Losses	Fair Value
Corporate debt securities	$4,404,789	(282)	$4,404,507

The following table presents fair values and gross unrealized losses recorded to accumulated other comprehensive income as of December 31, 2021, aggregated by investment category and the length of time that individual securities have been in a continuous loss position:

	Less Than 12 Months	Unrealized Losses
Corporate debt securities	$4,404,507	$(282)

During the year ended December 31, 2021, the Company did not recognize any significant other-than-temporary impairment losses because the Company does not intend to sell the investments before recovery of their amortized cost bases.

During the year ended December 31, 2021, there was a net gain of approximately $2,000 included in the Company’s net loss. Accrued interest as of December 31, 2021 was approximately $18,000 and is included in prepaid expenses in the Company’s consolidated balance sheet.

Bonds mature from January 2022 to March 2022 and earn interest between 0.00% and 3.88% per annum.

F-12

4.  Property and Equipment

Property and equipment consisted of the following:

		Accumulated	Net Book
	Cost	Depreciation	Value
Reusable Product	76,094	-	76,094
IT Equipment	17,178	1,431	15,747
Office Furniture	9,140	762	8,378
Totals	102,412	2,193	100,219

The Company recorded depreciation expense for the years ended December 31, 2021 and 2020 of approximately $2,000 and $0, respectively.

5. Accrued Expenses

Accrued expenses consisted of the following:

December 31,	2021	2020
Accrued compensation	$845,896	$582,906
Accrued commissions	14,040	32,328
Other accrued expenses	228,244	48,423
Total accrued expenses	$1,088,180	$663,657

6. Debt

Convertible notes payable – parent company

During 2015, the Company issued a $53,447 convertible promissory note to a consultant that, along with accrued interest at an annual rate of 8.0%, was automatically convertible upon a preferred stock financing of at least $500,000, at a conversion price equal to 90% of the price per share paid by the other cash purchasers in the future financing. In June 2019, the note and its accrued interest to date was replaced by a $68,359 convertible promissory note that, along with accrued interest at an annual rate of 8.0%, was automatically convertible upon a preferred stock financing of at least $1,000,000, at a conversion price equal to 90% of the price per share paid by the other cash purchasers in the future financing. The note had a maturity date of June 12, 2021. In May 2021, the note was again replaced by a $68,359 convertible promissory note with a maturity date of May 7, 2022 that, along with accrued interest at an annual rate of 8.0%, is automatically convertible upon an Initial Public Offering (“IPO”) or a capital stock financing of at least $5,000,000. The conversion price is equal to 80% of the IPO price or $1.9565 per share in the event of a capital stock financing of at least $5,000,000. Since the conversion is contingent upon an event outside the Company’s control, the beneficial conversion feature will be recorded once the contingency is resolved. Accrued interest at December 31, 2021 and 2020 totaled approximately $14,000 and $8,000, respectively.

During 2016, the Company issued a $117,530 convertible promissory note to a vendor that, along with accrued interest at an annual rate of 8.0%, was automatically convertible upon a preferred stock financing of at least $500,000, at a conversion price equal to 90% of the price per share paid by the other cash purchasers in the future financing. The note had a maturity date of January 1, 2019 and remained unpaid during 2019 and 2020. In April 2021, the note was replaced by a $117,530 convertible promissory note with a maturity date of April 30, 2022 that, along with accrued interest at an annual rate of 8.0%, is automatically convertible upon an IPO or a capital stock financing of at least $5,000,000. The conversion price is equal to 80% of the IPO price or $1.9565 per share in the event of a capital stock financing of at least $5,000,000. Since the conversion is contingent upon an event outside the Company’s control, the beneficial conversion feature will be recorded once the contingency is resolved. Accrued interest at December 31, 2021 and 2020 totaled approximately $56,000 and $47,000, respectively.

In October 2019, the Company issued a $70,000 convertible promissory note to the Company’s former Chief Executive Officer that, along with accrued interest at an annual rate of 8.0%, was automatically convertible upon a preferred stock financing of at least $500,000, at a conversion price equal to 80% of the price per share paid by the other cash purchasers in the future financing. The note had a maturity date of October 12, 2022. In April 2021, the note was replaced by a $70,000 convertible promissory note with a maturity date of April 30, 2022 that, along with accrued interest at an annual rate of 8.0%, is automatically convertible upon an IPO or a capital stock financing of at least $5,000,000. The conversion price is equal to 70% of the IPO price or $1.9565 per share in the event of a capital stock financing of at least $5,000,000. Since the conversion is contingent upon an event outside the Company’s control, the beneficial conversion feature will be recorded once the contingency is resolved. Accrued interest at December 31, 2021 and 2020 totaled approximately $12,000 and $7,000, respectively.

In October 2019, the Company issued a $50,000 convertible promissory note to an investor that, along with accrued interest at an annual rate of 8.0%, was automatically convertible upon a preferred stock financing of at least $500,000, at a conversion price equal to 80% of the price per share paid by the other cash purchasers in the future financing. The note had a maturity date of October 21, 2022. In May 2021, the note was replaced by a $50,000 convertible promissory note with a maturity date of May 3, 2022 that, along with accrued interest at an annual rate of 8.0%, is automatically convertible upon an IPO or a capital stock financing of at least $5,000,000. The conversion price is equal to 70% of the IPO price or $1.9565 per share in the event of a capital stock financing of at least $5,000,000. Since the conversion is contingent upon an event outside the Company’s control, the beneficial conversion feature will be recorded once the contingency is resolved. Accrued interest at December 31, 2021 and 2020 totaled approximately $9,000 and $5,000, respectively.

In November 2020, the Company issued a $200,000 convertible promissory note to the same investor that, along with accrued interest at an annual rate of 8.0%, was automatically convertible upon a preferred stock financing of at least $2,000,000, at a conversion price equal to 80% of the price per share paid by the other cash purchasers in the future financing. The note had a maturity date of November 16, 2022. In May 2021, the note was replaced by a $200,000 convertible promissory note with a maturity date of May 3, 2022 that, along with accrued interest at an annual rate of 8.0%, is automatically convertible upon an IPO or a capital stock financing of at least $5,000,000. The conversion price is equal to 70% of the IPO price or 70% of the price per share paid by the other cash purchasers in the future financing. Since the conversion is contingent upon an event outside the Company’s control, the beneficial conversion feature will be recorded once the contingency is resolved. Accrued interest at December 31, 2021 and 2020 totaled approximately $18,000 and $2,000, respectively.

In January 2021, the Company issued a promissory note of $130,560 to a law firm. The note bore interest at 3.0% per annum and had a maturity date of the earlier of July 27, 2021, the closing of a debt or equity financing, or the closing of a change in control transaction. The interest rate was to increase to 5.0% if all principal and interest had not been paid by the maturity date. The Company repaid this note and accrued interest in May 2021.

In April 2021, the Company issued two convertible promissory notes of $40,000 and $170,000 to the vendor described in the second paragraph above that, along with accrued interest at an annual rate of 8.0%, are automatically convertible upon an IPO or a capital stock financing of at least $5,000,000. The conversion price is equal to 70% of the IPO price or 70% of the price per share paid by the other cash purchasers in the future financing. Since the conversion is contingent upon an event outside the Company’s control, the beneficial conversion feature will be recorded once the contingency is resolved. Accrued interest at December 31, 2021 totaled approximately $11,000.

F-13

From May through July 2021, in multiple rounds of closings the Company issued convertible promissory notes to multiple investors for aggregate proceeds of approximately $12,177,000, with maturity dates twelve months from the issuance dates. Of this amount, $620,000 of notes were issued to related officers, directors, and their family members, and a $50,000 note was issued to the CEO of the Representative described in Note 9. The notes, along with accrued interest at an annual rate of 8.0%, are automatically convertible upon an IPO, a capital stock financing of at least $5,000,000, or a change of control transaction. The conversion price upon an IPO or a capital stock financing is equal to the lesser of 70% of the price per share paid by the other cash purchasers, or the price per share at a Company valuation of $22,500,000. Upon a change of control, noteholders will receive the greater of a 100% premium on the outstanding principal, plus accrued interest, or the conversion of the principal and accrued interest into common stock at a Company valuation of $22,500,000. Since the conversion is contingent upon an event outside the Company’s control, the beneficial conversion feature will be recorded once the contingency is resolved. The Company recorded debt issuance costs of approximately $71,000 as a discount on the convertible notes payable balance. As of December 31, 2021, there was a remaining unamortized discount of approximately $32,000. Accrued interest at December 31, 2021 totaled approximately $527,000.

Principal and interest payments on the convertible notes payable are due as follows:

2022	$12,893,217
Accrued interest	645,405
Total principal and interest	$13,538,622

Convertible notes payable – subsidiary

During 2018, the Company’s subsidiary issued two convertible promissory notes for an aggregate of approximately $305,000 to TTAG’s minority shareholder. In September 2019 and June 2020, the Company’s subsidiary issued additional convertible promissory notes to the same minority shareholder for approximately $201,000 and $107,000, respectively. These notes, along with accrued interest at an annual rate of 10.0%, could be applied to future TTAG capital increases. Accrued interest on these notes totaled approximately $63,000 at December 31, 2019. In November 2020, notes payable and accrued interest totaling approximately $785,000 were converted into TTAG Series A preferred stock shares, which increased the minority shareholder’s ownership percentage from 39.2% to 43.8%. In connection with the conversion of the notes, the Company recorded a beneficial conversion feature of approximately $88,000.

In June 2021, the Company’s subsidiary issued a convertible promissory note for approximately $107,000 to TTAG’s minority shareholder. This note, along with accrued interest at an annual rate of 8.0%, could be applied to future TTAG capital increases. The Company purchased this note and accrued interest of approximately $114,000 in October 2021 from TTAG’s minority shareholder.

 7. Leases

In June 2021, the Company entered into a facility lease agreement for its company headquarters in Los Gatos, California. This non-cancelable operating lease expires in June 2026. The Company includes options that are reasonably certain to be exercised as part of the determination of lease terms. The Company may negotiate termination clauses in anticipation of any changes in market conditions, but generally these termination options are not exercised. Residual value guarantees are generally not included within operating leases. In addition to base rent payments, leases may require the Company to pay directly for taxes and other non-lease components, such as insurance, maintenance, and other operating expenses, which may be dependent on usage or vary month-to-month. Non lease components were considered and determined not to be material. The Company determined if an arrangement is a lease at inception of the contract in accordance with guidance detailed in the new standard and performed the lease classification test as of the lease commencement date. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the lease’s commencement date based on the present value of lease payments over the lease term. When a lease did not provide an implicit rate, the Company used its estimated incremental borrowing rate based on the information available at the commencement date in determining the present value of future payments.

F-14

Operating lease costs for the facility lease during the year ended December 31, 2021 were approximately $183,000, and were included in general and administrative expenses in the consolidated statements of operations and comprehensive loss.

Supplemental balance sheet information related to leases was as follows:

	December 31,	December 31,
	2021	2020
Operating lease right-of-use assets	$1,083,602	$—

Operating lease liability, current	$(202,211)	$—
Operating lease liability, noncurrent	(911,400)	—
Total operating lease liabilities	$(1,113,611)	$—

Future maturities of operating lease liabilities as of December 31, 2021 were as follows:

2022	$284,076
2023	292,596
2024	301,368
2025	310,410
2026	144,375
Total lease payments	1,332,825
Less: imputed interest	(219,214)
Present value of operating lease liabilities	$1,113,611

F-15

Other information:

Cash paid for amounts included in the measurement of lease liabilities for the year ended December 31, 2021	$128,277
Remaining lease term - operating leases (in years)	4.5
Average discount rate - operating leases	8.0%

8. Stockholders’ Equity

The Amended and Restated Certificate of Incorporation dated February 18, 2014 authorized the issuance of 3,937,550 shares of common stock and 2,099,525 shares of preferred stock, with a par value of $0.001 per share. During April 2021 the Company increased the number of authorized shares to 7,000,000 shares of common stock and 2,460,802 shares of preferred stock, and increased the number of authorized shares of Series A preferred stock to 1,798,905. During October 2021 the Company increased the number of authorized shares to 10,487,904 shares of common stock and 3,297,061 shares of preferred stock.

Preferred Stock

On October 28, 2021, the Company entered into an Agreement (the “Exchange Agreement”) with TTAG’s minority shareholder. Pursuant to the Exchange Agreement, TTAG’s minority shareholder agreed to exchange 574,033 shares of Series A Convertible Preferred Stock issued by TTAG, representing its entire ownership interest in TTAG, for the Company’s Series A Convertible Preferred Stock, representing a 24% ownership interest in the Company’s Fully-Diluted Capital, which includes the pro forma conversion of all outstanding convertible preferred stock and promissory notes, options, and warrants. Pursuant to the terms of the Exchange Agreement, the Company has issued TTAG’s minority shareholder 2,550,763 shares of Tenon Series A Convertible Preferred Stock. These shares are subject to anti-dilution protection that maintains TTAG’s minority shareholder’s 24% ownership interest in the Company, excluding any shares issued by the Company in an initial public offering or a qualified offering of at least $5,000,000 at a per share price of at least $3.3737. The anti-dilution protection terminates upon the earlier of (i) the closing of an initial public offering; (ii) the conversion of the $12,177,000 convertible promissory notes described in Note 6; (iii) the repayment of the $12,177,000 convertible promissory notes described in Note 6, in the case of a change in control of the Company; or (iv) the liquidation of the Company.

In accordance with ASC 810-10-45-23, the Company did not recognize any gain or loss in the consolidated statements of operations and comprehensive loss in conjunction with the Exchange Agreement. The carrying value of the non-controlling interest in TTAG was reduced to zero, and the value of the Company’s investment in TTAG increased accordingly. The Tenon Series A Convertible Preferred shares issued were recorded at fair value. The difference between the increase in the Company’s investment and the fair value of the Series A Convertible Preferred shares issued was recorded as an decrease in Additional Paid in Capital (APIC). The resulting negative APIC was then reclassified to accumulated deficit.

In a series of closings from 2012 through 2015, the Company issued an aggregate of 491,222 shares of Series B Convertible Preferred Stock at $2.795 per share for proceeds of $1,271,715, net of stock issuance costs.

The Company classifies the convertible preferred stock outside of total stockholders’ deficit because, in the event of certain deemed liquidation events that are not solely within the control of the Company, the shares would become redeemable at the option of the holders. The Company did not adjust the carrying values of the convertible preferred stock to the deemed liquidation values of such shares since a liquidation event was not probable of occurring at December 31, 2021. Subsequent adjustments to increase or decrease the carrying values to the ultimate liquidation values will be made only if, and when, it becomes probable that such a liquidation event will occur.

F-16

Conversion

At the option of the holder, shares of Series A and Series B Preferred Stock are convertible into Common Stock at a conversion rate of one-to-0.5, subject to adjustments for stock dividends, splits, combinations, and similar events. Automatic conversion will occur in the event of a firmly underwritten public offering of Common Stock of the Company at a price of at least $4.00 per share, subject to appropriate adjustments for stock dividends, splits, combinations, and similar events, and with total gross proceeds to the Company of at least $15,000,000, before deduction of underwriters' commissions and expenses.

Redemption

The shares of the Series A and Series B Preferred Stock are redeemable only upon acquisition or liquidation of the Company.

Liquidation preference

With respect to any distributions in connection with a liquidation, dissolution or winding up of the Company, or in connection with the sale of voting control of all or substantially all of the assets of the Company, by way of merger, acquisition, consolidation or similar transaction, prior to any distribution to Common Stockholders, the holders of Series A and Series B Preferred Stock are entitled to receive $1.526 and $4.981 per share, respectively, plus any declared but unpaid dividends, adjusted to reflect any dividends previously paid. If, upon the occurrence of such event, the assets and funds distributed among the holders of Series A and Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full liquidation preference amounts, the entire assets and funds of the Company legally available shall be distributed ratably among the preferred stockholders in proportion to the preferential amount to which each holder is entitled.

After payment of the liquidation preferences, the holders of Common Stock are entitled to receive the remaining assets of the Company available for distribution to its stockholders pro rata based on the number of shares of Common Stock held by each holder.

Voting rights

The holders of vested shares of Common Stock shall be entitled to vote on any matter submitted to a vote of the stockholders and each such holder shall be entitled to one vote per share of Common Stock held. The holders of Series A and Series B Preferred Stock shall be entitled to vote together with the Common Stock as a single class on any matter submitted to a vote of the stockholders. Holders of Series A and Series B Preferred Stock shall be entitled to the number of votes equal to the number of Common Stock issuable upon conversion of their respective Series A and Series B Preferred Stock at the time such shares are voted. The holders of a majority of the preferred Stock have additional voting rights as specified in the Company’s Amended and Restated Certificate of Incorporation.

Common stock

The Company has reserved shares of common stock for the following potential future issuances.

Year Ended December 31,	2021	2020
Shares convertible from preferred stock	1,520,996	245,614
Outstanding stock options	727,394	90,991
Outstanding warrants	25,000	25,000
Shares available for future equity award grants	10,122	95,864
Shares convertible from minority interest	—	899,453
Total	2,283,512	1,356,922

F-17

Equity awards

In 2012, the Board of Directors of the Company approved the Tenon Medical, Inc. 2012 Equity Incentive Plan (the “Plan”). The Plan provides for the issuance of Common Stock options, appreciation rights, and other awards to employees, directors, and consultants. Options issued under the Plan generally vest over a period of two to four years and have a 10-year expiration date. In April 2021, the Company’s Board of Directors increased the number of shares of common stock reserved for issuance under the 2012 Equity Incentive Plan to 662,516. In July 2021, the Company’s Board of Directors increased the number of shares of common stock reserved for issuance under the 2012 Equity Incentive Plan to 737,516. In August 2021, the Company’s Board of Directors increased the number of shares of common stock reserved for issuance under the 2012 Equity Incentive Plan from 737,516 shares to 799,266 shares and approved the form of a 2022 Equity Incentive Plan. See Note 13.

During August 2021, the Company issued an aggregate of 61,750 shares of restricted common stock to several individuals under the 2012 Equity Incentive Plan. The shares are 100% vested. In connection with these restricted common stock shares, the Company recorded sales and marketing expense totaling approximately $436,000.

The Company adopted the fair value recognition provisions in accordance with authoritative guidance related to equity-based payments. Compensation expense in 2021 and 2020 includes the portion of awards vested in the periods for all equity-based awards granted, based on the grant date fair value estimated using a Black-Scholes option valuation model, consistent with authoritative guidance, using the weighted-average assumptions in the table below:

Years Ended December 31,	2021	2020
Expected volatility	52.35%	N/A
Dividend yield	0%	N/A
Risk-free interest rate	0.99%	N/A
Expected terms in years	5.76	N/A

Expected Volatility - The expected volatility is based on a peer group in the industry in which the Company does business.

Dividend Yield - The Company has not, and does not, intend to pay dividends.

Risk-free Interest Rate - The Company applies the risk-free interest rate based on the U.S. Treasury yield in effect at the time of the grant consistent with the expected term of the award.

Expected Term in Years - The Company calculated the expected term using the Simplified Method. This method uses the average of the contractual term of the option and the weighted-average vesting period in accordance with authoritative guidance.

Forfeitures – The Company accounts for forfeitures as they occur.

Estimates of fair value are not intended to predict actual future events or the value ultimately realized by employees who receive equity awards, and subsequent events are not indicative of the reasonableness of the original estimates of fair value made by the Company in accordance with authoritative guidance.

F-18

A summary of the Company’s share option activity is as follows:

	Number of Shares	Weighted Average Exercise Price Per Share	Intrinsic Value
Options outstanding at December 31, 2019	90,991	$0.62
Options outstanding at December 31, 2020	90,991	$0.62	$416,732
Granted	658,903	$5.96
Forfeited	(22,500)	$5.20
Options outstanding at December 31, 2021	727,394	$5.32	$2,881,715
Options vested and exercisable at December 31, 2021	214,479	$3.76	$1,183,924

F-19

Additional information regarding options outstanding as of December 31, 2021 is as follows:

Exercise Price	Number Outstanding	Weighted- Average Remaining Contractual Life in Years	Number Exercisable	Weighted- Average Remaining Contractual Life in Years
$0.62	90,991	3.93	81,575	3.49
$5.20	371,298	9.33	97,460	9.33
$7.06	243,105	9.55	34,444	9.55
$7.50	22,000	9.77	1,000	9.77
	727,394	8.74	214,479	7.18

Additional information regarding options outstanding as of December 31, 2020 is as follows:

Exercise Price	Number Outstanding	Weighted-Average Remaining Contractual Life in Years	Number Exercisable	Weighted-Average Remaining Contractual Life in Years
$0.62	90,991	4.93	76,195	4.20
	90,991	4.93	76,195	4.20

The intrinsic value for options exercised represents the difference between the estimate of fair value based on the valuation of the shares on the date of exercise and the exercise price of the share option.

The following table sets forth stock-based compensation expense recognized for the years ended December 31, 2021 and 2020:

December 31,	2021	2020
Research and development	$64,655	$—
Sales and marketing	29,928	16,649
General, and administrative	282,249	-
Total stock-based compensation expense	$376,832	$16,649

As of December 31, 2021, there was approximately $1,562,000 of total unrecognized compensation expense related to unvested stock-based compensation arrangements granted under the Plan. The cost is expected to be recognized over a weighted-average period of 2.41 years.

The weighted-average fair value of grant date awards granted in 2021 was $2.94 per share. There were 10,122 stock option shares available to be issued at December 31, 2021.

Warrants

During 2020, the Company issued warrants to purchase 25,000 shares of common stock to a consultant. The warrants, which are equity-classified, are immediately exercisable at an exercise price of $5.20 per share. The fair value of the warrants on the grant date was $2.30 per warrant, which was calculated based on the following weighted-average assumptions, using a Black-Scholes option valuation model: expected term of 5.00 years; expected volatility of 51.88%; dividend yield of 0%, and risk-free interest rate of 0.30%. The Company recorded deferred offering costs of approximately $58,000 associated with these warrants during 2020.

9.  Commitments and Contingencies

Sales Representative Agreement

In April 2020, the Company entered into an Exclusive Sales Representative Agreement, under which the counterparty to the agreement (the “Representative”) received exclusive rights to market, promote, and distribute The CATAMARANTM System in the United States and Puerto Rico. The agreement is for an initial period of five years, and automatically renews for an additional five years unless written notice is given by either party prior to April 27, 2023. The agreement provides for a bonus to be paid to the Representative upon an acquisition or IPO. In May 2021 the Company entered into an Amended and Restated Exclusive Sales Representative Agreement. In connection with the amendment agreement, the Company paid $500,000 cash and issued 53,757 shares of common stock to the Representative, for which the Company recorded a combined total of approximately $880,000 as sales and marketing expense. In addition, the Representative received anti-dilution protections to maintain ownership of 3.0% of the fully diluted equity of the Company through the date of an initial public offering. In October, 2021, the Company issued 44,447 shares with a fair value of approximately $333,000 to the Representative in accordance with the anti-dilution provision. The amended agreement restructured the calculation of the bonus paid to the Representative upon an acquisition, removed the bonus payable upon an IPO, and allows the Company to terminate the amended agreement as long as the bonus paid to the Representative is at least $6,000,000.

In June 2021, the Company issued a $50,000 convertible note payable to the CEO of the Representative, as part of the convertible debt offering described in Note 6.

Litigation

In the normal course of business, the Company may possibly be named as a defendant in various lawsuits.

In September 2021, the former Chief Executive Officer of the Company filed an arbitration claim against the Company for approximately $3,346,000 plus attorneys’ fees and other costs with the American Arbitration Association in the State of California for unpaid wages and other claims. While the Company is unable to provide any assurances as to the ultimate outcome of this matter, it believes the claim for additional compensation is without merit, and intends to vigorously defend against it. The Company is currently unable to estimate the costs and timing of the arbitration, including any potential damages if the other party were to prevail on its claim. As of December 31, 2021 and 2020, approximately $600,000 and $558,000 owed to this party was included in accrued expenses in respect of these services. No additional amounts relating to this matter have been recorded in the consolidated financial statements as of the date these consolidated financial statements were available for issuance.  See Note 12.

F-20

10. Concentrations

Credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents.

The Company maintains cash balances at financial institutions located in California and Switzerland. Accounts at the U.S. financial institutions are secured by the Federal Deposit Insurance Corporation. At times, balances may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk with respect to its cash and cash equivalents.

The Company grants unsecured credit to its customers based on an evaluation of the customer’s financial condition and a cash deposit is generally not required. Management believes its credit policies do not result in significant adverse risk and historically has not experienced significant credit-related losses.

Currency risk

The Company’s subsidiary, Tenon Technology AG, realizes a portion of its expenses in Swiss francs. Consequently, certain assets and liabilities are exposed to foreign currency fluctuations. At December 31, 2021 and 2020, approximately $21,000 and $63,000, respectively, of the Company's net monetary assets were denominated in Swiss francs. The Company has not entered into any hedging transactions to reduce the exposure to currency risk.

11.  Income Taxes

Coronavirus Aid, Relief and Economic Security Act

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was enacted and signed into law in response to the market volatility and instability resulting from the COVID-19 pandemic. It includes a significant number of tax provisions and lifts certain deduction limitations originally imposed by the Tax Cuts and Jobs Act of 2017 (the “2017 Act”). The changes are mainly related to: (1) the business interest expense disallowance rules for 2019 and 2020; (2) net operating loss rules; (3) charitable contribution limitations; (4) employee retention credit; and (5) the realization of corporate alternative minimum tax credits. The Company does not anticipate the application of the CARES Act provisions to materially impact the overall consolidated financial statements.

The components of loss before income taxes are as follows:

Years Ended December 31,	2021	2020
United States	$(7,011,705)	$(429,882)
Foreign	(67,030)	(273,450)
Loss before income taxes	$(7,078,735)	$(703,332)

The components of current income tax expense are as follows:

Years Ended December 31,	2021	2020
Federal	$—	$—
State	900	900
Foreign	1,233	1,233
Total income tax expense	$2,133	$2,133

F-21

Significant components of the Company's net deferred tax assets at December 31, 2021 and 2020 are as follows:

December 31,	2021	2020
Deferred tax assets
Net operating loss	$2,642,596	$996,990
Credits	47,578
Fixed Assets	220
Intangibles	264,866	260,219
Accruals and reserves	242,506	172,164
Stock Based Compensation	108,523	11,490
Operating Lease Liability	309,592
Total gross deferred tax assets	3,615,880	1,440,863
Valuation allowance	(3,314,631)	(1,440,863)
Net deferred tax assets	$301,249	$—
Deferred Tax Liabilities Operating Lease Right of Use	(301,249)	—
Total Deferred Tax Liabilities	(301,249)	—
Net Deferred Tax Assets	—	—

In assessing the realizability of deferred tax assets at December 31, 2021, management considered whether it is more likely than not that some portion or all of the deferred tax assets will be realized, and determined that a valuation allowance was required for those deferred tax assets that are not expected to provide future tax benefits. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

A reconciliation of the expected tax computed at the U.S. statutory federal income tax rate to the total provision for income taxes for the year ended December 31, 2021 and 2020 follows:

	2021	2020
Expected tax at 21%	(21.00%)	(21.00%)
State taxes, net of federal benefit	(6.72%)	(6.01%)
Foreign taxes	0.02%	0.18%
Non-deductible expenses	1.93%	15.08%
Change in valuation allowance	26.47%	12.04%
General Business credits	(0.67)%
Provision for income taxes	0.03%	0.29%

At December 31, 2021, the Company has available net operating loss carryforwards of approximately $7,107,000 for federal income tax purposes, of which approximately $6,885,000 was generated after 2017 and can be carried forward indefinitely under the Tax Cuts and Jobs Act. The remaining federal net operating loss of approximately $222,000, which was generated prior to 2018, will start to expire in 2034 if not utilized.

At December 31, 2021, the net operating losses for state purposes are approximately $10,639,000 and will begin to expire in 2032 if not utilized. In addition, the Company had foreign net operating losses of approximately $2,031,000 at December 31, 2021 that will start to expire in 2022 if not utilized.

The Company had credit carryforwards of approximately $40,200 for federal income tax purposes. The federal tax credits will begin to expire in 2041.

The Company also had credit carryforwards of approximately $9,300 for California income tax purposes. These credits have no expiration.

The Company has not completed a study to determine whether any ownership change per the provisions of Section 382 of the Internal Revenue Code of 1986, as amended, as well as similar state provisions, has occurred. Utilization of the Company's net operating loss and income tax credit carryforwards may be subject to a substantial annual limitation due to ownership changes that may have occurred or that could occur in the future. These ownership changes may limit the amount of the net operating loss and income tax credit carryover that can be utilized annually to offset future taxable income. In general, an "ownership change" as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders.

Uncertain tax positions

In accordance with authoritative guidance, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more likely than not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. The Company has no material uncertain tax positions as of December 31, 2021.

The Company recognizes interest and penalties related to unrecognized tax positions within the income tax expense line in the accompanying consolidated statements of operations. There were no accrued interest and penalties associated with uncertain tax positions as of December 31, 2021 or 2020.

The Company is subject to U.S. federal and state income tax, and in the normal course of business, its income tax returns are subject to examination by the relevant taxing authorities. As of December 31, 2021, the 2017 through 2020 tax years remain subject to examination in the U.S. federal tax and various state tax jurisdictions. However, to the extent allowed by law, the taxing authorities may have the right to examine the period from 2012 through 2020 where net operating losses and income tax credits were generated and carried forward and make adjustments to the amount of the net operating loss and income tax credit carryforward amount. The Company is not currently under examination by federal or state jurisdictions.

F-22

12. Related Party Transactions

During 2019 the Company issued a convertible note payable to the former Chief Executive Officer of the Company. See Note 6. Because the former Chief Executive was no longer in a position to influence the Company’s operational decision-making as of December 31, 2021, this convertible note was reported as due to a related party as of December 31, 2020 but not as of December 31, 2021.

During 2018 through 2020, the Company’s subsidiary issued convertible promissory notes to TTAG’s minority shareholder. In November 2020, these notes payable and accrued interest were converted into TTAG shares. In June 2021, the Company’s subsidiary issued a convertible promissory note for approximately $107,000 to TTAG’s minority shareholder.  The Company purchased this note and accrued interest of $114,246 in October 2021 from TTAG’s minority shareholder. See Note 6.

The Company has a consulting agreement with a company owned by the former Chief Executive Officer of the Company. Under this consulting agreement, the Chief Executive was to provide services from 2015 through June 1, 2021. Total payments under the consulting agreement of $600,000 are to be paid as follows: (a) $300,000 paid upon closing of financing round of at least $5,000,000, followed by twelve monthly payments of $25,000 per month; (b) $300,000 paid upon achieving at least $3,000,000 of annual revenue and a financing round of less than $5,000,000; or (c) the entire $600,000 payable immediately upon an acquisition of the Company. During the years ended December 31, 2021 and 2020, the Company recorded consulting expense of approximately $42,000 and $100,000, respectively. As of December 31, 2021 and 2020, approximately $600,000 and $558,000 owed to this party was included in accrued expenses in respect of these services. The former Chief Executive Officer has filed for arbitration against the Company for claims under this consulting agreement. See Note 9.

During 2021, the Company issued convertible promissory notes totaling $620,000 to officers, directors, and their family members. See Note 6. In addition, a note was issued to the CEO of the Representative described in Note 9.

On October 28, 2021, the Company entered into an agreement with TTAG’s minority shareholder. See Note 8. Pursuant to the terms of the Exchange Agreement, the Company purchased the convertible note and accrued interest between TTAG and Zuhlke Ventures AG (“ZVAG”), TTAG’s minority shareholder, in the amount of approximately $114,000.

On December 31, 2021, the Company and TTAG entered into the IP Sale and Purchase Agreement, whereby TTAG transferred certain patents and trademarks to the Company. In connection with this transfer, the Company issued an unsecured promissory note to TTAG in the amount of $817,660 which eliminates in consolidation.

13. Subsequent Events

In January 2022, two convertible promissory notes of $40,000 and $170,000 issued to a vendor and described in Note 6 were amended to extend their maturity dates to December 31, 2022.

At its meeting on January 10, 2022, the Company’s Board of Directors took the following actions:

a)	Amended the Amended and Restated Certificate of Incorporation to increase the number of authorized common shares to 130,000,000 and the number of authorized preferred shares to 20,000,000. 4,500,000 shares are to be designated Series A Preferred Stock; 491,222 to be designated Series B Preferred Stock.

b)	Amended automatic conversion provisions of the Amended and Restated Certificate of Incorporation as follows: Automatic conversion will occur (i) immediately prior to the closing of a firmly underwritten public offering of Common Stock of the Company, provided that the offering price per share is at a price of at least $4.00 per share, as adjusted for recapitalizations, and aggregate gross proceeds to the Company are at least $15,000,000; or (ii) upon receipt by the Company of a written request for such conversion from the holders of a majority of outstanding shares of Preferred Stock.

c)	Approved termination of 2012 Equity Incentive Plan (“2012 Plan”) effective as of the business day immediately prior to the effective date of the registration statement on Form S-1 to be filed in connection with the Company’s Initial Public Offering.

d)	Approved 2022 Equity Incentive Plan (“2022 Plan”) effective as of the business day immediately prior to the effective date of the registration statement on Form S-1 to be filed in connection with the Company’s Initial Public Offering. The maximum number of shares of common stock that may be subject to awards and sold under the 2022 Plan will be equal to 1,600,000 plus a maximum of 750,000 shares granted under the 2012 Equity Incentive Plan that are cancelled, expired, or forfeited after the date the 2012 Plan is terminated.

Automatic annual increases in number of shares available for issuance under the 2022 Plan to the least of a) 1,100,000 shares, b) 4% of the total number of shares of all classes of Common Stock outstanding on the last day of the immediately preceding fiscal year, or c) such number determined by the Plan Administrator no later than the last day of the immediately preceding fiscal year. Annual increases will continue until the tenth anniversary of the earlier of Board of Directors or stockholder approval of the 2022 Plan.

These actions were approved by the stockholders in February 2022.

On April 6, 2022, we effected a 1:2 reverse stock split (the “Reverse Stock Split”) by filing an amendment to the Company’s Amended and Restated Certificate Incorporation, as amended, with the Delaware Secretary of State. The Reverse Stock Split combined every two shares of our common stock issued and outstanding immediately prior to effecting the Reverse Stock Split into one share of common stock. Similarly, shares of Series A and Series B Preferred Stock are convertible into common stock at a conversion rate of one-to-0.5, subject to adjustments for stock dividends, splits, combinations, and similar events. No fractional shares were issued in connection with the Reverse Stock Split. All historical and per share amounts reflected throughout this document have been adjusted to reflect the Reverse Stock Split. The authorized number of shares and the par value per share of our common stock were not affected by the Reverse Stock Split.

F-23

Through and including, [*], 2022, (the 25th day after the date of this prospectus), all dealers effecting transactions in the Common Stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

4,000,000 Shares

PROSPECTUS

The Benchmark Company, LLC	Valuable Capital Limited

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA filing.

Amount
Securities and Exchange Commission registration fee	$1,647
FINRA filing fee	3,165.13
NASDAQ listing fee	75,000.00
Accountants’ fees and expenses	659,400.00
Legal fees and expenses	$250,000.00
Printing and engraving expenses	10,500.00
Miscellaneous	15,287.82
Total expenses	$1,015,000.00

Item 14. Indemnification of Directors and Officers.

Section 102 of the General Company Law of the State of Delaware (“DGCL”) permits a Company to eliminate the personal liability of directors of a Company to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our charter, as amended provides that no director of the Company shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a Company has the power to indemnify a director, officer, employee, or agent of the Company, or a person serving at the request of the Company for another Company, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the Company, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our charter, as amended provides that we will indemnify to the fullest extent permitted from time to time by the DGCL or any other applicable laws as presently or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Company, by reason of his acting as a director or officer of the Company or any of its subsidiaries (and the Company, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Company or any of its subsidiaries or is or was serving at the request of the Company in any other capacity for or on behalf of the Company) against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, the Company shall be required to indemnify an officer or director in connection with an action, suit or proceeding (or part thereof) initiated by such person only if (i) such action, suit or proceeding (or part thereof) was authorized by the Board of Directors and (ii) the indemnification does not relate to any liability arising under Section 16(b) of the Exchange Act, as amended, or any rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise.

II-1

If a claim is not paid in full by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any undertaking required by the By-laws of the Company has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Board of Directors, legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Indemnification shall include payment by the Company of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, or the Securities Act, against certain liabilities.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued by us within the last three years which was not registered under the Securities Act of 1933, as amended.

(a) Issuance of Capital Stock.

Common Stock and Preferred Stock

On May 19, 2021, the Company issued 53,757 shares of common stock to SpineSource, Inc. pursuant to a Common Stock Purchase Agreement.

On August 10, 2021, the Company issued an aggregate of 61,750 shares of restricted common stock to several individuals under its 2012 Equity Incentive Plan.

During October 2021, the Company issued 44,447 shares of common stock to SpineSource, Inc. pursuant to an anti-dilution provision.

On October 28, 2021, the Company issued 2,550,763 shares of Series A preferred stock to Zuhlke Ventures AG pursuant to an Exchange Agreement.

The issuance of the capital stock listed above was deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipient of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

II-2

(b) Option Grants.

On September 8, 2019, the Company issued 21,519 options to an individual at an exercise price of $0.62 per share. The options are subject to 25% vesting after the first year, and then equal monthly vesting over a three-year period.

On May 1, 2021, the Company issued a total of 374,500 options to various individuals at an exercise price of $5.20 per share. The options are subject to equal monthly vesting over a three-year period.

On May 7, 2021, the Company issued a total of 34,298 options to various individuals at an exercise price of $5.20 per share. The options are subject to either (i) equal monthly vesting over a two-year period or (ii) equal monthly vesting over a three-year period.

 On July 8, 2021, the Company issued a total of 12,500 options to an individual at an exercise price of $7.06 per share. The options are subject to equal monthly vesting over a two-year period.

On July 19, 2021, the Company issued a total of 209,605 options to various individuals at an exercise price of $7.06 per share. The options are subject to equal monthly vesting over a three-year period.

On August 10, 2021 the Company issued a total of 21,000 options to various individuals at an exercise price of $7.06 per share. The options are subject to equal monthly vesting over a two or three-year period.

On October 8, 2021 the Company issued a total of 22,000 options to various individuals at an exercise price of $7.50 per share. The options are subject to equal monthly vesting over a two or three-year period.

The options described above were deemed exempt from registration in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipients of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

(c) Warrants.

On December 31, 2020, the Company issued to Exchange Listing, LLC warrants to purchase a total of 25,000 shares of Company common stock at the exercise price $5.20 per share.

The warrant described above were deemed exempt from registration in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipients of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

(d) Issuance of Notes.

On January 27, 2021, the Company issued a promissory note in the amount of $130,560.34 to Wilson Sonsini Goodrich & Rosati. This note was paid in fully in May 2021.

On April 30, 2021 the Company issued the Amended and Restated 2015 Convertible Promissory Note with a principal amount of $117,530 and a per annum interest rate of 8%. The original note was issued on January 1, 2016 in the same principal amount. Upon the occurrence of an initial public offering of the Company, the balance of such note will convert immediately prior to the initial public offering at a price equal to 80% of the price per share of the common stock sold in the initial public offering.

On April 30, 2021 the Company issued the Amended and Restated 2019 Convertible Promissory Note with a principal amount of $70,000 and a per annum interest rate of 8%. The original note was issued on October 12, 2019 in the same principal amount. Upon the occurrence of an initial public offering of the Company, the balance of such note will convert immediately prior to the initial public offering at a price equal to 70% of the price per share of the common stock sold in the initial public offering.

II-3

On April 30, 2021 the Company issued the Convertible Promissory Note with a principal amount of $40,000 and a per annum interest rate of 8%. Upon the occurrence of an initial public offering of the Company, the balance of such note will convert immediately prior to the initial public offering at a price equal to 70% of the price per share of the common stock sold in the initial public offering.

On April 30, 2021 the Company issued the Convertible Promissory Note with a principal amount of $170,000 and a per annum interest rate of 8%. Upon the occurrence of an initial public offering of the Company, the balance of such note will convert immediately prior to the initial public offering at a price equal to 70% of the price per share of the common stock sold in the initial public offering.

On May 3, 2021 the Company issued the Amended and Restated 2019 Convertible Promissory Note with a principal amount of $200,000 and a per annum interest rate of 8%. The original note was issued on November 20, 2020 in the same principal amount. Upon the occurrence of an initial public offering of the Company, the balance of such note will convert immediately prior to the initial public offering at a price equal to 70% of the price per share of the common stock sold in the initial public offering.

On May 3, 2021 the Company issued the Amended and Restated 2019 Convertible Promissory Note with a principal amount of $50,000 and a per annum interest rate of 8%. The original note was issued on October 21, 2019 in the same principal amount. Upon the occurrence of an initial public offering of the Company, the balance of such note will convert immediately prior to the initial public offering at a price equal to 70% of the price per share of the common stock sold in the initial public offering.

During the period from May 17, 2021 to July 26, 2021, the Company issued an aggregate $12,177,328 of Convertible Promissory Notes to 125 investors, which accrues interest at 8% per annum from the date of issuance and are due one year from the date of issuance. Principal and interest is due in full at maturity on the notes. The notes are not prepayable without the consent of a majority of the holders. Upon an initial public offering of the Company, the balance of such notes will convert immediately prior to the initial public offering at a price equal to the lesser of (i) the quotient obtained by dividing (x) $22,500,000 by (y) the fully diluted capitalization of the Company and (ii) 70% of the price per share of the common stock sold in the initial public offering.

The notes described above were deemed exempt from registration in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipients of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits:

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1*	Amended and Restated Certificate of Incorporation of the Registrant.
3.2*	Bylaws of The Registrant.
3.3*	Amendment to Certificate of Incorporation of the Registrant
3.4*	Amendment to Certificate of Incorporation of the Registrant
3.5*	Amendment to Certificate of Incorporation of the Registrant
3.6*	Amendment to Certificate of Incorporation of the Registrant
3.7*	Amendment to Certificate of Incorporation of the Registrant
3.8*	Amendment to Certificate of Incorporation of the Registrant
4.1	Form of Underwriter Warrant.
5.1	Opinion of Counsel to Registrant.
10.1*	Promissory Note, dated January 27, 2021 having a principal amount of $130,560.34 and issued to Wilson Sonsini Goodrich & Rosati, Professional Corporation.
10.2*	Convertible Promissory Note dated April 30, 2021 having a principal of $170,000 and issued to Phoenix DeVentures Inc..
10.3*	Amended and Restated 2015 Convertible Promissory Note dated April 30, 2021 having a principal amount $117,530 and issued to Phoenix DeVentures Inc.
10.4*	Convertible Promissory Note dated April 30, 2021 having a principal amount of $40,000 issued to Phoenix DeVentures Inc.
10.5*	Amended and Restated 2019 Convertible Promissory Note dated April 30, 2021 having a principal amount $70,000 and issued to Khalid Mentak
10.6*	Amended and Restated Convertible Promissory Note dated May 3, 2021 having a principal amount $200,000 and issued to Paul Orofino
10.7*	Amended and Restated Convertible Promissory Note dated May 3, 2021 having a principal amount $50,000 and issued to Paul Orofino
10.8*	Amended and Restated 2019 Convertible Promissory Note dated May 7, 2021 having a principal amount $68,359 and issued to Lince Consulting
10.9*	Convertible Promissory Note dated June 24, 2021 having a principal amount of $50,000 and issued to Thomas J. Mitchell, II and Susan L. Mitchell, Revocable Living Trust dated June 12, 2000, as amended and restated
10.10*	Warrant to Purchase Shares of Common Stock dated December 31, 2020 issued to Exchange Listing, LLC
10.11*	Tenon Medical, Inc 2012 Equity Incentive Plan
10.12*	Amended and Restated Exclusive Sales Representative Agreement dated May 20, 2021 between SpineSource, Inc. and the Registrant
10.13*	The Common Stock Purchase Agreement between SpineSource, Inc. and the Registrant
10.14*	Convertible Promissory Note dated May 18, 2021 having a principal amount of $100,000 and issued to Richard Ginn
10.15*	Employment Agreement dated June 1, 2021 between Steven M. Foster and the Registrant
10.16*	Employment Agreement dated June 1, 2021 between Richard Ginn and the Registrant
10.17*	Consulting Agreement dated May 7, 2021 by and between Richard Ferrari and the Registrant
10.18*	Employment Agreement dated June 1, 2021 between Steven Van Dick and the Registrant
10.19*	Agreement and Consent of Director Nominee dated October 8, 2021 from Frank Fischer
10.20*	Agreement and Consent of Director Nominee dated October 8, 2021 from Ivan Howard
10.21*	Agreement and Consent of Director Nominee dated October 8, 2021 from Stephen H. Hochschuler
10.22*	Agreement and Consent of Director Nominee dated October 8, 2021 from Robert Weigle
10.23*	Exchange Agreement dated as of October 27, 2021 among Zuhlke Ventures AG, Tenon Technology AG and the Registrant
10.24*	Convertible Promissory Note dated May 18, 2021 having a principal amount of $100,000 and issued to Richard Ginn
10.25*	Convertible Promissory Note dated May 17, 2021 having a principal amount of $25,000 and issued to Theo Franklin
10.26*	Convertible Promissory Note dated June 17, 2021 having a principal amount of $125,000 and issued to WS Investment Company, LLC (21A)
10.27*	Convertible Promissory Note dated May 18, 2021 having a principal amount of $300,000 and issued to the Ferrari Family Trust
10.28*	Convertible Promissory Note dated May 17, 2021 having a principal amount of $600,000 and issued to Frank M. Fischer
10.29*	Convertible Promissory Note dated May 17, 2021 having a principal amount of $50,000 and issued to Steven M. Foster
10.30*	Tennon Medical 2022 Equity Incentive Plan
10.31*	Exchange Agreement dated October 28, 2021 between the Registrant, Zuhlke Ventures AG and Tenon Technology AG
10.32*	IP Sale and Purchase Agreement dated January 21, 2022 between the Registrant and Tenon Technology AG
21.1*	List of Subsidiaries of the Registrant.
23.1	Consent of Armanino, LLP, dated April 15, 2022
23.2	Consent of Counsel to Registrant (included in Exhibit 5.1).
24.1*	Power of Attorney.
107*	Filing Fees

* Previously filed.

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the financial statements and the related notes.

II-4

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

II-5

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on April 15, 2022.

TENON MEDICAL, INC.

By:	/s/Steven M. Foster
Steven M. Foster
Chief Executive Officer and President (Principal Executive Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/Steven M. Foster	Chief Executive Officer and President, Director	April 15, 2022
Steven M. Foster	(Principal Executive Officer and Principal Financial and Accounting Officer)

/s/Richard Ginn	Chief Technology Officer and Director	April 15, 2022
Richard Ginn

/s/Steven Van Dick	Chief Financial Officer	April 15, 2022
Steven Van Dick	(Principal Financial and Accounting Officer)

/s/Richard Ferrari	Director	April 15, 2022
Richard Ferrari

/s/Ivan Howard	Director	April 15, 2022
Ivan Howard

II-7